As filed with the Securities and Exchange Commission on July 3, 2003

                                       Investment Company Act File No. 811-21088

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM N-2

       [X] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                               [X] Amendment No. 3
                                ________________

                       MERCANTILE ABSOLUTE RETURN FUND LLC
                        ________________________________

               (Exact name of Registrant as specified in Charter)

                                Two Hopkins Plaza
                               Baltimore, MD 21201
                        ________________________________

                    (Address of principal executive offices)

       Registrant's Telephone Number, including Area Code: (410) 237-5900

                                 John J. Pileggi
                        Mercantile Capital Advisors, Inc.
                                Two Hopkins Plaza
                               Baltimore, MD 21201
                                ________________

                     (Name and address of agent for service)

                                    COPY TO:

         Susan Penry-Williams, Esq.              Patrick J. McMahon, Esq.
    Kramer Levin Naftalis & Frankel LLP     Kramer Levin Naftalis & Frankel LLP
              919 Third Avenue                       919 Third Avenue
          New York, New York 10022               New York, New York 10022


This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an "accredited investor" in Regulation D under the 1933 Act and an "Eligible Investor" as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in Registrant.

==============================================================================

PART A -- INFORMATION REQUIRED IN A PROSPECTUS

PART B -- INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private placement memorandum that follows.

Document Number:________                                Issued to:___________




                       MERCANTILE ABSOLUTE RETURN FUND LLC

                                ________________

                          PRIVATE PLACEMENT MEMORANDUM

                                  May 20, 2003

                        Mercantile Capital Advisors, Inc.
                                Two Hopkins Plaza
                               Baltimore, MD 21201
                                 (410) 237-5900







In making an investment decision, an investor must rely upon his, her or its own examination of Mercantile Absolute Return Fund LLC (the "Company") and the terms of the offering, including the merits and risks involved, of the limited liability company interests (the "Interests") described in this private placement memorandum ("Private Placement Memorandum"). Although the Company is registered with the Securities and Exchange Commission (the "SEC") as an investment company under the Investment Company Act, the Interests have not been registered with, or approved or disapproved by, the Securities and Exchange Commission or any other U.S. Federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Private Placement Memorandum or the merits of an investment in the Interests. Any representation to the contrary is a criminal offense.

The Company currently anticipates operating pursuant to an exemption from the Commodity Futures Trading Commission (the "CFTC") in connection with pools whose participants are limited to Qualified Eligible Participants as defined in the CEA. Accordingly, the Private Placement Memorandum for the Company is not required to be, and has not been, filed with the CFTC. The CFTC does not pass upon the merits of participating in a pool or upon the adequacy or accuracy of this Private Placement Memorandum. Consequently, the CFTC has not reviewed nor approved this offering or any private placement memorandum for this pool. In the event this exemption is not available to the Company, the Company may, as appropriate, seek alternative exemptions.

                                TO ALL INVESTORS

The Interests have not been and will not be registered under the 1933 Act or the securities laws of any state. The offering contemplated by this Private Placement Memorandum will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws.

This Private Placement Memorandum will not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Interests be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Company that are inconsistent with those contained in this Private Placement Memorandum. Prospective investors should not rely on any information not contained in this Private Placement Memorandum.

This Private Placement Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Interests and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).

Notwithstanding the foregoing, each investor (and each employee, representative, or other agent of such investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of (i) the Company and (ii) any transactions described herein, and all materials of any kind (including opinions or other tax analyses) that are provided to the investor relating to such tax treatment and tax structure.

Prospective investors should not construe the contents of this Private Placement Memorandum as legal, tax or financial advice. Each prospective investor should consult his, her or its own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Company for the investor.

This Private Placement Memorandum is qualified in its entirety by reference to the Company's Amended and Restated Limited Liability Company Agreement ("LLC Agreement") itself. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement, the 1933 Act and applicable state securities laws, pursuant to registration or exemption from these provisions.

                                Table of Contents
                                -----------------

                                                                           Page
                                                                           ----

SUMMARY OF TERMS.............................................................1
SUMMARY OF FEES AND EXPENSES................................................17
THE COMPANY.................................................................18
USE OF PROCEEDS.............................................................18
STRUCTURE...................................................................19
INVESTMENT PROGRAM..........................................................19
TYPES OF INVESTMENTS AND RELATED RISKS......................................24
OTHER RISKS.................................................................40
LIMITS OF RISK DISCLOSURES..................................................45
INVESTMENT POLICIES AND RESTRICTIONS........................................45
MANAGEMENT OF THE COMPANY...................................................47
THE MANAGER.................................................................51
INVESTMENT MANAGEMENT AGREEMENT.............................................52
THE ADVISER.................................................................54
INVESTMENT ADVISORY AGREEMENT...............................................56
VOTING......................................................................58
INVESTMENT MANAGERS TO THE INVESTMENT FUNDS.................................58
BROKERAGE...................................................................60
ADMINISTRATOR...............................................................61
CUSTODIAN AND ESCROW AGENT..................................................63
COMPANY EXPENSES............................................................63
MANAGEMENT FEE..............................................................65
INCENTIVE FEE...............................................................66
MEMBER SERVICING FEE........................................................66
CAPITAL ACCOUNTS AND ALLOCATIONS............................................67
CONFLICTS OF INTEREST.......................................................72
SUBSCRIPTIONS FOR INTERESTS.................................................74
REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS.........................76
TAX ASPECTS.................................................................81
ERISA CONSIDERATIONS........................................................95
ADDITIONAL INFORMATION AND SUMMARY OF LIMITED LIABILITY COMPANY
   AGREEMENT................................................................96
REPORTS TO MEMBERS..........................................................98
FISCAL YEAR.................................................................99
ACCOUNTANTS AND LEGAL COUNSEL...............................................99
INQUIRIES...................................................................99

      As further described in the body of this Private Placement Memorandum, the Investment Funds (as defined below) in which the Company invests are commonly referred to as "hedge funds." Because the investment strategies implemented by the investment managers to these Investment Funds are "non-traditional" in nature (e.g., not based on long-only portfolios of bonds or equities as are the investment programs of most registered investment companies, such as mutual funds), this class of investments is typically referred to as "Alternative Investments."


                                SUMMARY OF TERMS

THE COMPANY            Mercantile  Absolute Return Fund LLC (the "Company") is a
                       recently  formed  limited   liability  company  organized
                       under the laws of the State of  Delaware  and  registered
                       under the Investment  Company Act of 1940 as amended (the
                       "1940 Act"), as a closed-end,  non-diversified management
                       investment   company.   Like  an   unregistered   private
                       investment  fund,  the Company will  privately  offer and
                       sell  its  limited   liability   company  interests  (the
                       "Interests") in large minimum  denominations  to high net
                       worth  individual  and  institutional  investors and will
                       restrict  transferability  of the  Interests.  The assets
                       of the Company  will be actively  managed and the capital
                       accounts of persons who  purchase the  Interests  offered
                       through  this  Private   Placement   Memorandum  will  be
                       subject    to   both   an    asset-based    fee   and   a
                       performance-based incentive fee which will be received by Mercantile Capital Advisors, Inc., the Company's manager (the "Manager"). Unlike many private investment funds, the Company has registered under the 1940 Act to be able to offer the Interests without limiting the number of Eligible Investors (as defined below) who may participate in its investment program.

INVESTMENT PROGRAM     The  Company  seeks  capital   appreciation   principally
                       through   investing  in  investment  funds   ("Investment
                       Funds")  managed  by  third-party   investment   managers
                       ("Investment   Managers")   who   employ  a  variety   of
                       alternative  investment   strategies.   These  investment
                       strategies allow  Investment  Managers the flexibility to
                       leverage,   short-sell   and  hedge   positions  to  take
                       advantage of perceived  inefficiencies  across the global
                       capital  markets,  and are  referred  to as  "alternative
                       investment  strategies"  in  contrast  to the  investment
                       programs   of   "traditional"    registered    investment
                       companies,   such   as   mutual   funds.    "Traditional"
                       investment  companies  are  generally   characterized  by
                       long-only   investments   and   limits   on  the  use  of
                       leverage.     Because    Investment    Funds    following
                       alternative investment strategies (whether hedged or not) are often described as "hedge funds," the Company's investment program can be broadly referred to as a fund of hedge funds.

                       Through the selection and ongoing monitoring of Investment Funds, the Company seeks to achieve capital appreciation by investing in a diversified portfolio of hedge funds. The Company intends to invest in a portfolio of hedge funds, each of which typically invests in either one or more absolute return strategies that tend to exhibit substantially lower volatility (as measured by standard deviation) than the average common stock trading on a US exchange or an index of stocks such as the S&P 500. Additionally, many of these hedge funds have historically shown relatively low (in some cases negative) correlation to each other, as well as low to negative correlation to broad equity and bond indices. Therefore, a fund of hedge funds, such as the Company, focusing on the absolute return sector seeks to generate positive absolute returns over a market cycle with relatively low volatility.

                       The Manager and the Company have retained RCG Tapestry, LLC to act as the investment adviser to the Company (the "Adviser"). The Adviser is responsible for the allocation of assets to various Investment Funds, subject to policies adopted by the Company's Board of Directors (the "Board"). These Investment Funds (including unregistered investment funds and registered investment companies) will generally have investors other than the Company. Subject to the approval of the Board (and, to the extent required by the 1940 Act, the investors in the Company), the Company may create separate Investment Funds or managed accounts that would be managed by one or more of the Investment Managers and for which the Company would generally be the sole investor (the Investment Managers to such Investment Funds, with Investment Managers selected to otherwise directly manage Company assets, are referred to as "Sub-advisers").

                       The Adviser is also responsible for the selection of Sub-advisers. The Adviser will allocate Company assets among the Investment Funds that, in its view, represent attractive investment opportunities. Allocation will depend on the Adviser's assessment of the likely returns of various investment strategies that the Investment Funds utilize and the likely correlation among the investment strategies under consideration. Generally, the Investment Managers' investment methods may include, but are not limited to, convertible hedging, fixed income, merger and warrant arbitrage, distressed securities, long/short equity, and event-driven and macro investing. See "Investment Program."

                       The Adviser has extensive experience and expertise with alternative investment strategies and Investment Managers and has evaluated numerous Investment Funds representing many categories of alternative investments and utilizing various investment strategies. The Adviser and its affiliates also have extensive experience in directly managing alternative investment strategies. The Adviser believes that this combination of evaluation expertise and direct investment experience enables it to understand the opportunities and risks associated with investing in Investment Funds. For purposes of the Company's investment restrictions and its investment limitations under the 1940 Act, the Company will "look through" to the underlying investments of any Investment Funds it creates to facilitate management of the Company's assets by a Sub-adviser. Other Investment Funds in which the Company invests, however, are not subject to the Company's investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act. The Company may invest temporarily in high quality fixed income securities and money market instruments, repurchase agreements or may hold cash or cash equivalents pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Interests or for other purposes.

RISK  FACTORS          The  Investment  Funds selected by the Company may invest
                       and trade in a wide range of instruments  and markets and
                       may pursue various  investment  strategies.  Although the
                       Company  is  expected  to  be  non-directional  with  low
                       volatility,  it may be the case that the investments made
                       have an  unanticipated  effect.  The Investment Funds may
                       invest  in  all  manner  of   securities   and  financial
                       instruments, including but not limited to equities, fixed-income investments, options, futures, swaps and other derivatives. Such investments may be illiquid and highly leveraged, or subject to extreme volatility.

                       The Company is a recently formed entity and has no operating history upon which investors can evaluate its performance. Interests in the Company will not be traded on any securities exchange, are not expected to trade on any other market, and are subject to substantial restrictions on transferability and resale. The Company may offer to repurchase Interests but the Interests will not be redeemable at a Member's option nor will they be exchangeable for interests, units, or shares of any other fund, because the Company is a closed-end investment company. The Company may repurchase less than the full amount of Interests that a Member requests to be repurchased. If the Company does not repurchase a Member's Interests, the Member may not be able to dispose of his or her Interests, even during periods of Company underperformance, due to the substantial restrictions on the transferability and resale of the Interests.

                       The Company's investment program is speculative and entails substantial risks. No assurance can be given that the Company's investment objective will be achieved. The Company's performance depends upon the performance of the Investment Funds, and the Adviser's ability to effectively select Investment Funds and allocate and reallocate the Company's assets among them. Each Investment

                       Fund's use of leverage, short sales and derivative transactions, in certain circumstances, can result in significant losses. As a non-diversified investment company, the Company is not subject to percentage limitations imposed by the 1940 Act on the portion of its assets that may be invested in the securities of any one issuer. As a result, the Company's investment portfolio may be subject to greater risk and volatility than if the Company invested in the securities of a broader range of issuers. See "Types of Investments and Related Risks."

                       The value of the Company's net assets will fluctuate primarily based on the fluctuation in the value of the Investment Funds in which it invests. To the extent that the portfolio of an Investment Fund is concentrated in securities of a single issuer or issuers in a single industry or market, the risk of the Company's investment in that Investment Fund is increased. Investment Funds may be more likely than other types of funds to engage in the use of leverage, short sales, and derivative transactions. An Investment Fund's use of such transactions is likely to cause the value of the Investment Fund's portfolio to appreciate or depreciate at a greater rate than if such techniques were not used. The investment environment in which the Investment Funds invest may be influenced by, among other things, interest rates, inflation, politics, fiscal policy, current events, competition, productivity, and technological and regulatory change.

                       Each Investment Manager generally will charge the Company, as an investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance or incentive allocations. The asset-based fees of the Investment Managers are generally expected to range from 1% to 2% annually of the net assets under their management and the performance or incentive allocations to the Investment Managers are generally expected to range from 15% to 25% of net profits annually. The Manager will also receive asset-based fees and may receive a performance-based incentive fee (the "Incentive Fee"). The asset-based fees and Incentive Fee received by the Manager will also be used to compensate the Adviser. The receipt of a performance or incentive allocation by an Investment Manager, or of the Incentive Fee by the Manager, may create an incentive for an Investment Manager or the Adviser to make investments that are riskier or more speculative than those that might have been made in the absence of such an incentive. In addition, because a performance or incentive allocation or fee will generally be calculated on a basis that includes unrealized appreciation of the Company's or an Investment Fund's assets, these allocations and fees may be greater than if they were based solely on realized gains. See "Incentive Fee."

                       Special tax risks are associated with an investment in the Company. See "Other Risks - Tax Considerations; Distributions to Members and Payment of Tax Liability."

                       Interests in the Company will not be listed on any securities exchange or traded in other markets and will be subject to substantial restrictions on transfer. See "Types of Investments and Related Risks," "Tax Aspects," and "Redemptions, Repurchases and Transfers of Interests."

                       Investing in a fund of hedge funds, such as the Company, involves other risks, including the following:

                       The Investment Funds generally will not be registered as investment companies under the 1940 Act and the Company, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. Although the Adviser will periodically receive information from each Investment Fund regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information. Investment Funds are not contractually or otherwise obligated to inform their investors, including the Company, of details surrounding proprietary investment strategies. In addition, the Company and the Adviser have no control over the Investment Funds' investment management, brokerage, custodial arrangements or operations and must rely on the experience and competency of each Investment Manager in these areas. The performance of the Company is entirely dependent on the success of the Adviser in selecting Investment Funds for investment by the Company and the allocation and reallocation of Company assets among Investment Funds.

                       In addition, the Investment Funds may sell securities short and use a wide range of other investment techniques. The Investment Funds are generally not limited in the markets, either by location or type, such as large capitalization, small capitalization or U.S. and non-U.S. markets, in which they are expected to invest, or the investment discipline that their Investment Managers may employ, such as value or growth or bottom-up or top-down analysis. The Investment Funds may use various investment techniques for hedging and non-hedging purposes. An Investment Fund may, for example, sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Private Placement Memorandum. The use of these techniques may be an integral part of an Investment Fund's investment strategy, and may involve certain risks. The Investment Funds may use leverage, which also entails risk. See "Types of Investments and

                       Related  Risks."

                       An investor who meets the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Company, could invest directly in the Investment Funds. By investing in the Investment Funds indirectly through the Company, an investor bears a proportionate part of the asset-based fees and Incentive Fee paid by the Company to the Manager as well as other expenses of the Company, and also indirectly bears a portion of the asset-based fees, performance or incentive allocations and other expenses borne by the Company as an investor in the Investment Funds.

                       An Investment Manager to an Investment Fund will receive any performance or incentive allocations to which it is entitled, irrespective of the performance of the other Investment Funds and the Company generally. An Investment Manager with positive performance may receive compensation from the Company, as an investor in an underlying Investment Fund, and indirectly from its investors, even if the Company's overall returns are negative. Investment decisions of the Investment Funds are made by the Investment Managers independently of each other. Consequently, at any particular time, one Investment Fund may be purchasing interests in an issuer that at the same time are being sold by another Investment Fund. Investing by Investment Funds in this manner could cause the Company to indirectly incur certain transaction costs without accomplishing any net investment result.

                       The Company may make additional investments in, or withdrawals from, the Investment Funds only at certain times specified in the governing documents of the Investment Funds. The Company from time to time may, in turn, have to invest some of its assets temporarily in high quality fixed income securities and money market instruments or may hold cash or cash equivalents, pending the investment of assets in Investment Funds or for other purposes.

                       To the extent the Company's holdings in an Investment Fund afford it no ability to vote on matters relating to the Investment Fund, the Company will have no say in matters that could adversely affect the Company's investment in the Investment Fund. Investment Funds may be permitted to distribute securities in kind to investors, including the Company. Securities that the Company may receive upon a distribution may be illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Company.

                       Prospective investors in the Company should review carefully the discussion under the captions "Types of Investments and Related Risks" and "Other Risks" for other risks associated with the Company and the Investment Managers' styles of investing. An investment in the Company should only be made by investors who understand the nature of the investment, do not require more than limited liquidity in the investment and have sufficient resources to sustain the loss of their entire investment in the Company.

BOARD  OF DIRECTORS    The Board has overall  responsibility  for the management
                       and  supervision  of the  operations of the Company.  The
                       initial  Directors serving on the Board have been elected
                       by the  organizational  Member  of the  Company  (who  is
                       affiliated   with  the  Manager).   By  signing  the  LLC
                       Agreement, each Member will be deemed to have voted for the election of each of the initial Directors. Any vacancy in the position of Director may be filled by the remaining Directors, or, if required by the 1940 Act, by a vote of a plurality of the vote at a meeting of the Members at which a quorum of Members is present in person or by proxy. See "Board of Directors" and "Voting."

THE MANAGER            Mercantile Capital Advisors,  Inc. ("MCA"), a corporation
                       formed under the laws of the State of Maryland, serves as
                       the Manager of the Company.  MCA is  registered  with the
                       SEC  as  an  investment   adviser  under  the  Investment
                       Advisers Act of 1940,  as amended (the  "Advisers  Act").
                       MCA is a  wholly  owned  subsidiary  of  Mercantile  Safe
                       Deposit & Trust Company ("MSD&T").  Mercantile Bankshares
                       Corporation ("MBC") is a holding company for MSD&T and its affiliates.

THE ADVISER            RCG  Tapestry,  LLC is the  Adviser of the  Company.  The
                       Adviser is wholly owned by Ramius Capital Group, LLC, a limited liability company organized under the laws of the State of Delaware, the founding principals of which are Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss.
                       The Adviser is registered with the SEC as an investment adviser under the Advisers Act.

                       The Manager and Company have entered into an investment advisory agreement (the "Investment Advisory Agreement") with the Adviser, effective as of December 23, 2002, which will continue in effect for an initial two-year term. Thereafter, the Investment Advisory Agreement will continue in effect from year to year if the continuance is approved annually by the Board of Directors or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Company, so long as in either case, the continuance is also approved by a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Company (the "Independent Directors"). The Investment Advisory Agreement is terminable without penalty on 60 days' prior written notice by the Board, including a majority of the Independent Directors, by vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Company, or by the
                       Adviser  upon  60  days'  prior   written   notice.   See
                       "Investment Advisory Agreement."

                       The Adviser is registered with the Commodity Futures Trading Commission as a commodity pool operator and commodity trading Adviser and operates the Company pursuant to an exemption available under Rule 4.7 under the Commodity Exchange Act, as amended (the "CEA") from certain of the disclosure, reporting and record-keeping requirements under the CEA.

ADMINISTRATOR          The  Company  has  also  retained  MCA  to  serve  as the
                       administrator to the Company in addition to its role as Manager (the "Administrator"). Fees payable to MCA for administrative services, and reimbursement for MCA's out-of-pocket expenses, will be paid by the Company. See
                       "Company Expenses" and "Administrator."

                       In accordance with the terms of the Administration Agreement (as defined herein) and with the approval of the Board, MCA has caused the Company to retain SEI Investments Mutual Fund Services, whose principal business address is One Freedom Valley Drive, Oaks, PA 19456, to serve as the Company's sub-administrator (the "Sub-Administrator"), pursuant to a sub-administration agreement ("Sub-Administration Agreement"). For a further discussion of the respective duties of the Administrator and the Sub-Administrator, see "Administration."

CUSTODIAN AND          The Company  has  retained  SEI Trust  Company to provide
ESCROW AGENT           certain  custodial  services  to  the  Company  (in  such
                       capacity,  the  "Custodian") and to serve as escrow agent
                       (in such capacity, the "Escrow Agent") with respect to subscription monies received from prospective investors.
                       Fees payable to the Custodian and the Escrow Agent for these services, and reimbursement for the Custodian's and the Escrow Agent's out-of-pocket expenses, will be paid by the Company. See "Company Expenses" and "Custodian and
                       Escrow Agent."

COMPANY EXPENSES       The  Manager  will  provide,   or  will  arrange  at  its
                       expense,  for certain management  services to be provided
                       to the  Company.  Among  those  services  are:  providing
                       office space and other support services;  maintaining and
                       preserving certain records;  preparing and filing various
                       materials  with  state  and  U.S.   Federal   regulators;
                       providing legal and regulatory advice in connection with administrative functions; and reviewing and arranging for payment of the Company's expenses. See "Company
                       Expenses."

                       The Adviser will bear all of its own costs incurred in providing investment advisory services to the Company. As described below, however, the Company bears all other expenses related to its investment program (collectively, "investment related expenses"), including travel and other expenses related to the selection and monitoring of Investment Managers as well as indirect expenses of the Investment Funds in which the Company invests. Expenses to be borne by the Company (both directly and indirectly) include: all investment related expenses, including, but not limited to, fees paid and expenses reimbursed to Investment Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Company's account such as direct and indirect expenses associated with the Company's investments, including its investments in Investment Funds or with Sub-advisers (whether or not consummated), and enforcing the Company's rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable in the event the Company utilizes a Sub-adviser (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; all costs and expenses associated with the establishment of Investment Funds managed by Sub-advisers; any non-investment related interest expense; attorneys' fees and disbursements associated with preparing and updating the Company's Private Placement Memorandum and subscription documents (the "Offering Materials") and with qualifying prospective investors; fees and disbursements of any accountants engaged by the Company, and expenses related to the annual audit of the Company; fees paid to the Administrator and the Sub-Administrator; recordkeeping, custody and escrow fees and expenses; the costs of errors and omissions/directors' and officers' liability insurance and a fidelity bond; the Management Fee; the Incentive Fee; the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members; fees and travel expenses of Directors relating to meetings of the Board and committees thereof; all costs and charges for equipment or services used in communicating information regarding the Company's transactions among the Adviser and any custodian or other agent engaged by the Company; and any extraordinary expenses, including indemnification expenses as provided for in the LLC Agreement.

                       The Company's organization expenses and offering costs will initially be borne by the Manager. The Company will  reimburse  the  Manager
                       for these expenditures, through monthly expense allocations to Members' capital accounts, for a period not to exceed the first twelve months after the initial closing date for subscriptions for Interests (the "Closing Date"). The Manager has agreed to limit the amount of each monthly reimbursement payment by the Members to 0.0125% (approximately 0.15% on an annualized basis) of the Company's net assets as of the end of each month during such period. If, after the twelfth month following the Closing Date, all of the organization expenses and offering costs have not been reimbursed to the Manager from the monthly expense allocations, the Manager will bear the remaining portion of such expenditures. If the Manager is completely reimbursed before the end of such twelve-month period, then during the remainder of the twelve-month period, newly admitted Members, and existing Members that subscribe for additional Interests, will be allocated a proportionate share of the amount previously reimbursed to the Manager.

MANAGEMENT FEE         In consideration of the services  provided by the Manager
                       to the  Company,  the  Company  will  pay the  Manager  a
                       quarterly  fee  of  0.3125%  (approximately  1.25%  on an
                       annualized  basis)  of  the  Company's  net  assets  (the
                       "Management   Fee").   The  Management  Fee  will  be  an
                       expense paid out of the Company's assets. The Manager may waive or reduce, out of its own resources and at its sole discretion, its portion of the Management Fee;
                       provided such waiver or reduction is given to all Members on an equal and pro rata basis.

                       A portion of the Management Fee may be paid to entities that assist in the placement of Interests and may be affiliated with the Manager. These payments will be exclusive of the direct placement fees paid by investors. See "Subscriptions for Interests - Placement Fees."

INCENTIVE FEE          In addition to the  Management  Fee,  the Manager will be
                       paid an Incentive  Fee equal to 10% of each  Member's net
                       profits in excess of the  balance of such  Member's  Loss
                       Carryforward  Amount (as described herein);  an Incentive
                       Fee will only be charged if the net  profits  exceeds the
                       Benchmark   Return.   The   "Benchmark   Return"   is   a
                       non-cumulative return,  determined from the first date of
                       the  fiscal  year  except if a member's  initial  capital
                       contribution  is made after the  beginning  of the fiscal
                       year the  Benchmark  Return shall  instead be  determined
                       from  such  initial   contribution  date.  The  Benchmark
                       Return as of any accounting date shall equal the average of the rates for the generic three-month LIBOR as of the last day of each of the four immediately preceding calendar quarters, as published by Bloomberg, L.P. See
                       "Incentive Fee."

                       The Loss Carryforward Amount for a Member commences at zero and is increased each Incentive Period by the net losses allocated to such

                       Member's Capital Account for such Incentive Period and, reduced (but not below zero) by the net profits allocated to such Member's Capital Account for such Incentive Period.

                       A Member's Loss Carryforward Amount will be proportionately adjusted with respect to any contributions, transfers, distributions, withdrawals and repurchases applicable to the Member's Capital Account.

ADMINISTRATIVE FEES    In consideration of the administrative  services provided
                       to the  Company,  the Company  will pay MCA a monthly fee
                       of 0.058%  (approximately 0.7% on an annualized basis) of
                       the Company's net assets (the  "Administrative  Fee") and
                       will    pay   the    Sub-Administrator,    out   of   its
                       Administration Fee,  approximately 0.1% (on an annualized
                       basis)    of    the    Company's    net    assets    (the
                       "Sub-Administrative Fee"). The Administrative Fees will accrue monthly and will be paid out of the Company's assets quarterly. See "Administrator." The Manager may waive or reduce, out of its own resources and at its sole discretion, all or a portion of the Administrative
                       Fee; provided such waiver or reduction is given to all Members on an equal and pro rata basis.

MEMBER SERVICING FEE   The  Company  has  adopted a Member  Servicing  Agreement
                       with the  Manager,  whereby  the  Manager  may enter into
                       service  arrangements   pursuant  to  which  an  investor
                       service provider,  such as an investment adviser or other
                       financial  intermediaries  ("Member Service  Providers"),
                       performs  investor  services  for its  customers  who are
                       Members of the  Company.  The  Company  will pay a fee to
                       the Manager to reimburse  the Manager for  payments  made
                       to Member Service  Providers.  This fee is expected to be
                       paid monthly at an annualized  rate of up to 0.25% of the
                       aggregate value of outstanding  Interests,  determined as
                       of the  last  day  of  the  calendar  month  (before  any
                       capital  account   withdrawals  or  Incentive  Fee).  The
                       Manager, or the Member Service Providers may waive or reduce, out of their own resources and at their sole discretion, all or a portion of the Member Servicing
                       Fee; provided such waiver or reduction is given to all Members on an equal and pro rata basis.

ALLOCATION OF PROFIT   The net profits or net losses of the Company  (including,
AND LOSS               without limitation, net realized gain or loss and the net
                       change in  unrealized  appreciation  or  depreciation  of
                       securities  positions)  will be  credited  to or  debited
                       against  the  capital  account  of a Member at the end of
                       each fiscal period of the Company in accordance  with the
                       Member's  "investment   percentage"  for  the  period.  A
                       Member's investment percentage will be determined by dividing the balance of the Member's capital account by the sum of the balances of the capital accounts of all Members. See "Capital Accounts and Allocations -

                       Allocation of Net Profits and Net Losses."

CONFLICTS OF INTEREST  The investment  activities of the Adviser, the Investment
                       Managers and their affiliates for their own accounts and other accounts they manage, and the management activities of the Manager, may give rise to conflicts of interest that may disadvantage the Company. MCA, its parent company, MSD&T, and MSD&T's parent company, Mercantile Bankshares Corporation (together with their affiliates and subsidiaries) are involved in a broad spectrum of financial services and asset management activities, and in the ordinary course of business may engage in activities in which their interests or the interests of their clients conflict with those of the Company or the Members.

                       The personnel of the Adviser and its affiliates provide advisory services to various other funds which utilize an investment program that is substantially similar to that of the Company. Conflicts of interest may arise for the Adviser or the Manager in connection with certain transactions involving investments by the Company in Investment Funds, and investments by other funds advised by the Adviser, or sponsored or managed by the Manager, in the same Investment Funds.

                       Mercantile Bankshares Corporation will be the organizational member of the Company and has committed to purchasing an Interest in the Company. See "Conflicts of Interest."

SUBSCRIPTION FOR       Each  Member  must   subscribe  for  a  minimum   initial
INTERESTS              investment   in  the  Company  of   $75,000.   Additional
                       investments in the Company must be made in a minimum amount of $50,000. The minimum initial and additional investments may be reduced by the Manager with respect to individual investors or classes of investors (as, for example, with respect to key employees, officers or directors of the Company, the Adviser, the Manager or their affiliates). The Manager will cause the Company to repurchase all of the Interests of a Member if the Member's capital account balance in the Company, as a result of repurchase or transfer requests by the Member, is less than $50,000.

                       The Manager, on behalf of the Company, may accept initial and additional subscriptions for Interests as of the first business day of each calendar quarter. All subscriptions are subject to the receipt of cleared funds in the full amount of the subscription on the business day prior to the subscription date. Although the Manager, on behalf of the Company, may accept, in its sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Member until cleared funds have been received. A prospective investor must also submit a completed subscription agreement before the applicable subscription date. The Manager, on behalf of the Company, reserves the right to reject any subscription and may, in its sole discretion, suspend subscriptions at any time and from time to time.

                       Entities may be retained by the Company or the Manager to assist in the placement of Interests. These entities ("Placement Agents"), which may be affiliated with the Manager, the Adviser or Sub-Administrator, will generally be entitled to receive a placement fee from each investor purchasing an Interest through a Placement Agent. The specific amount of such placement fee will depend on the size of the investment in the Company, but such fees will not exceed 3% of the amount of the Member's capital contribution to the Company. The placement fee will be added to a prospective investor's subscription amount; it will not constitute a capital contribution made by the Member to the Company nor part of the assets of the Company. The placement fee may be adjusted or waived at the sole discretion of the Placement Agent in consultation with the Manager and is expected to be waived for the Manager, the Adviser and their respective affiliates, directors, partners, principals, officers and employees of each of these and of the Placement Agents and certain of their affiliates as well as for investment vehicles whose investment objectives and restrictions require that they invest exclusively or primarily in the Company. Investments made through related accounts (including family trusts or other similar investment vehicles) may be aggregated in determining the applicability of placement fees. See "Subscriptions for Interests - Placement Fees."

                       Prior to investing in the Company, prospective investors are encouraged to review the Company's most recent annual and semi-annual reports, which are available at no charge upon request by contacting the Company (410) 209-4527 or on the Securities and Exchange Commission website at http://www.sec.gov. These reports contain financial statements of the Company and additional information regarding the Company's performance

ELIGIBILITY            Each  prospective  investor  will be  required to certify
                       that  the  Interest  subscribed  for  is  being  acquired
                       directly or indirectly  for the account of an "accredited
                       investor"  as defined in  Regulation D under the 1933 Act
                       and a "qualified  eligible person" as defined in Rule 4.7
                       under the CEA. Each  prospective  investor must also be a
                       "qualified  client"  within  the  meaning  of Rule  205-3
                       under the Advisers  Act.  Investors  who are  "accredited
                       investors"  as  defined  in   Regulation  D,   "qualified
                       eligible persons" as defined in Rule 4.7 and "qualified clients" within the meaning of Rule 205-3 are referred to in this Private Placement Memorandum as "Eligible
                       Investors."  Existing Members  subscribing for additional
                       Interests  will  be  required  to  qualify  as  "Eligible
                       Investors"  at the time of the  additional  subscription.
                       The
                       qualifications required to invest in the Company will appear in a subscription agreement that must be completed by each prospective investor.

INITIAL CLOSING DATE   The initial Closing Date for  subscriptions for Interests
                       was December 31, 2002. The Company commenced operations on the next business day following the Closing Date.

TRANSFER RESTRICTIONS  An Interest (or portion of an Interest)  held by a Member may be transferred only (1) by operation of law due to the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member or (2) under certain limited circumstances, with the written consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). Unless the Company consults with its counsel and counsel confirms that the transfer will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation, the Board generally may not consent to a transfer of an Interest (or portion of an Interest) unless the following conditions are met: (1) the transferring Member has been a Member for at least six months; (2) the proposed transfer is to be made on the effective date of an offer by the Company to repurchase the Interest (or portion of the Interest); and (3) the transfer is (a) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain transfers to affiliates, gifts and contributions to family entities),
                       (b) to members of the transferring Member's immediate family (siblings, spouse, parents or children), or (c) a distribution from a qualified retirement plan or an individual retirement account. In connection with any request to transfer an Interest (or portion of an Interest), the Company may require the Member requesting the transfer to obtain, at the Member's expense, an opinion of counsel selected by the Manager as to such matters as the Manager may reasonably request.

                       Transferees will not be allowed to become substituted Members without the consent of the Board, which may be withheld in its sole discretion. A Member who transfers an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Company or the Manager in connection with the transfer. See "Redemptions, Repurchases and Transfers of Interests - Transfers of Interests."

REDEMPTIONS AND        No Member  will have the right to require  the Company to
REPURCHASES  OF        redeem  his,  her  or its  Interest  (or  portion  of the
INTERESTS BY THE       Interest).  The  Company  may from time to time  offer to
COMPANY                repurchase  Interests  (or portions of them)  pursuant to
                       written tenders by Members, and each such repurchase offer will generally apply to 5%-25% of the assets of the Company. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board, in its sole discretion. In determining whether the Company should offer to repurchase Interests (or portions of them), the Board will consider the recommendations of the Adviser and the Manager as to the timing of such an offer, as well as a variety of operational, business and economic factors. In this regard, the Adviser and the Manager expect that they will first recommend to the Board that the Company offer to repurchase Interests (or portions of them) from Members on December 31, 2003. The
                       Adviser and the Manager expect that after that date they typically will recommend to the Board that the Company offer to repurchase Interests (or portions of them) from Members two times each year.

                       The LLC Agreement, however, provides that the Company will be dissolved if any Member that has submitted a written request, in accordance with the terms of that Agreement, to tender his, her or its entire Interest for repurchase by the Company has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Member who intends to cause the Company to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

                       The Company has the right to repurchase Interests of Members if the Manager determines that the repurchase is in the best interests of the Company or upon the occurrence of certain events specified in the LLC
                       Agreement, including, but not limited to, attempted transfers in violation of the transfer restrictions described above. See "Redemptions, Repurchases and
                       Transfers of Interests - No Right of Redemption" and "Repurchases of Interests."

SUMMARY OF TAXATION    The Company  intends to operate as a partnership  and not
                       as an association or a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes. The Company should not be subject to U.S.
                       Federal income tax, and each Member will be required to report on his, her or its own annual tax return the Member's distributive share of the Company's taxable income or loss. If the Company was determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Company would be subject to corporate income tax, and any distributions of profits from the Company would be treated as dividends.
                       See "Tax Aspects."

EMPLOYEE BENEFIT
PLANS AND OTHER        Investors  subject  to  the  Employee  Retirement  Income
TAX-EXEMPT ENTITIES    Security  Act of  1974  ("ERISA")  and  other  tax-exempt
                       entities  (each,  a  "tax-exempt"  entity)  may  purchase
                       Interests in the Company. The Company's assets will not be deemed to be "plan assets" for purposes of ERISA.
                       Investment Managers may utilize leverage in connection with their investment or trading activities with the result that a tax-exempt entity that is a Member may incur income tax liability with respect to its share of the net profits derived from these leveraged transactions to the extent they are treated as giving rise to "unrelated business taxable income" within the meaning of the Internal Revenue Code of 1986 (the "Code").

                       The Company will provide to tax-exempt entities that are Members such accounting information as is available to the Company to assist the Members in reporting unrelated business taxable income for income tax purposes. Investment in the Company by tax-exempt entities requires special consideration, and trustees or administrators of these entities are urged to review carefully the matters discussed in this Private Placement Memorandum and to consult their legal, tax and accounting advisers with respect to their consideration of an investment in the Company. See "ERISA Considerations" and "Tax Aspects."

REPORTS TO MEMBERS     The   Manager   will   furnish  to  Members  as  soon  as
                       practicable   after   the  end  of  each   taxable   year
                       information as is required by law to assist the Members in preparing their tax returns. An Investment Manager's delay in providing this information could delay the Manager's preparation of tax information for investors, which might require Members to seek extensions of the time to file their tax returns, or could delay the preparation of the Company's annual report. The Manager will send Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Members also will be sent quarterly reports regarding the Company's operations during each quarter. See "Types of Investments and Related Risks - Risks of Fund of Hedge Funds Structure."

FISCAL YEAR            For accounting purposes, the Company's fiscal year is the
                       12-month period ending on March 31. The Company's taxable year is the 12-month period ending December 31.

                          SUMMARY OF FEES AND EXPENSES

      The following table is intended to assist Members and potential Members in understanding the various costs and expenses associated with investing in the Company. Each figure below relates to a percentage of the Company's average net asset value at month-end over the course of a year. Because the Company has not yet completed a full year of operations, many of these expenses are estimates. The expenses associated with investing in a "fund of funds," such as the Company, are generally higher than those of other types of funds that do not invest primarily in other investment vehicles. This is because the investors in a fund of funds also indirectly pay a portion of the fees and expenses, including performance-based compensation, charged at the underlying Investment Fund level. These indirect items are not reflected in the following chart or the example below.

MEMBER TRANSACTION FEES
   Maximum placement fee (as a percentage of
   purchase amount)                                      3%(1)
   Maximum redemption fee                                None
ANNUAL EXPENSES (as a percentage of net assets)
   Management Fee                                        1.25%
   Incentive Fee                                         10% of gains provided
                                                         member receives
                                                         Benchmark Return(2)
   Administration Fees                                   0.7%
   Investor Servicing Fees                               0.25%
   Estimated Initial Offering Expenses                   0.15%
   Maximum Early Withdrawal Charge                       None
   Other Expenses                                        0.20%(3)
   Total Annual Expenses (other than the Incentive
   Fee)                                                  2.55%(4)

_______________
(1) In connection with initial and additional investments, investors may be charged, on a fully disclosed basis, placement fees (sales commissions) of up to 3% of the amounts transmitted in connection with their subscriptions, in the discretion of their Placement Agent in consultation with the Manager. Placement fees are payable to the Placement Agent and will be in addition to an investor's investment in the Company. Placement fees will vary depending upon the amount of each subscription. See "Subscriptions for Interests - Placement Fees."

(2) Generally at the end of each Incentive Period an Incentive Fee of 10% of the net profits, if any, that have been allocated to each Member's capital account for such Incentive Period in excess of the Loss Carryforward Amount applicable to each Member's capital account and further provided that the Member receives the Benchmark Return will be debited from each Member's capital account and paid to the Manager. The Incentive Fee and Loss Carryforward Amount, each for a given Incentive Period, will be adjusted with respect to any contributions, transfers, distributions, withdrawals and repurchases applicable to the Member's capital account for that Incentive Period, or portion thereof. See "Incentive Fee" for a more complete discussion of the Manager's Incentive Fee.

(3) The Other Expenses amount has been estimated based upon assets of $300 million.

(4) This chart does not reflect the fees and expenses of the underlying Investment Funds.

      The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. "Other Expenses," as shown above, is an estimate based on anticipated contributions to the Company and anticipated expenses for the first year of the Company's operations, and includes professional fees and other expenses that the Company will bear directly, including custody fees and expenses. For a more complete description of the various fees and expenses of the Company, see "Company Expenses," "Management Fee," "Incentive Fee," "Administrator" and "Subscriptions for Interests."

Example:

      You would pay the following fees and expenses on a $100,000 investment, assuming a 5% net annual return from the underlying Investment Funds:

                         1 year       3 years       5 years      10 years
                         ------       -------       -------      --------
                         $5,989       $12,188       $18,694       $36,408

      The Example is based on the fees and expenses set out above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Company may be greater or less than the hypothetical 5% return used in the Example. A greater rate of return than that used in the Example would increase certain fees and expenses paid by the Company, as well as the effect of the Incentive Fee. Additionally, the Example does not include fees and expenses that exist at the underlying Investment Fund level.

                                   THE COMPANY

      Mercantile Absolute Return Fund LLC (the "Company") is registered under the 1940 Act as a closed-end, non-diversified, management investment company. The Company was organized as a limited liability company under the laws of Delaware on May 8, 2002 and has no operating history. The Company's principal office is located at c/o SEI Investments Mutual Funds Services, One Freedom Valley Drive, Oaks, PA 19456. Mercantile Capital Advisors, Inc. ("MCA") serves as the manager (the "Manager") to the Company. The Manager has retained RCG Tapestry, LLC, a limited liability company organized under Delaware law, to act as the adviser to the Company (the "Adviser"). Responsibility for monitoring and overseeing the Company's investment program and its management and operation is vested in the individuals who serve on the Board of Directors. See "Management of the Company - Board." Investors who acquire interests in the Company ("Interests") will become members of the Company ("Members").

                                 USE OF PROCEEDS

      The Company expects that proceeds from the sale of Interests, excluding the amount of any placement fees paid by investors and net of the Company's ongoing fees and expenses, will be invested by the Company to pursue its investment program and objectives as soon as practicable, consistent with market conditions and the availability of suitable investments, after receipt of such proceeds by the Company.

                                    STRUCTURE

      The Company is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a "private investment fund," with those of a registered closed-end investment company. Private investment funds, such as hedge funds, are commingled asset pools that are often actively managed and that offer their securities privately without registration under the 1933 Act in large minimum denominations (often over $1 million) to a limited number of high net worth individual and institutional investors. The general partners or investment advisers of these funds, which are typically structured as limited partnerships, are usually compensated through asset-based fees and incentive-based allocations. Registered closed-end investment companies are typically organized as corporations, business trusts, limited partnerships or limited liability companies that generally are managed more conservatively than most private investment funds. These registered companies impose relatively modest minimum investment requirements and publicly offer their shares to a broad range of investors. The advisers to registered closed-end investment companies are typically compensated through asset-based (but not incentive-based) fees.

      The Company is similar to a private investment fund in that it will be actively managed and Interests will be sold in relatively large minimum denominations in private placements solely to high net worth individual and institutional investors. In addition, the managers of the Investment Funds and the Manager of the Company will typically be entitled to receive incentive-based compensation. Unlike many private investment funds, however, the Company, as a registered closed-end investment company, can offer Interests without limiting the number of Eligible Investors that can participate in its investment program. The structure of the Company is designed to permit sophisticated investors that have a higher tolerance for investment risk to participate in an active
investment   program  without  making  the  more  substantial   minimum  capital
commitment that is required by many private investment funds and without subjecting the Company to the limitations on the number of Investors faced by many of those funds.

                               INVESTMENT PROGRAM

Investment Objective

      The Company seeks capital appreciation principally through investing in Investment Funds managed by third-party Investment Managers who employ a variety of alternative investment strategies. These Investment Funds have the flexibility to leverage, short-sell and hedge positions to take advantage of perceived inefficiencies across the global capital markets. Because Investment Funds following alternative investment strategies (whether hedged or not) are often described as "hedge funds," the Company's investment program can be broadly referred to as a fund of hedge funds.

      Through the selection and ongoing monitoring of Investment Funds, the Company seeks to achieve capital appreciation by investing in a diversified portfolio of hedge funds. The Company intends to invest in a portfolio of hedge funds, each of which typically invests in either one or more absolute return strategies that tend to exhibit substantially lower volatility (as measured by standard deviation) than the average common stock trading on a US exchange or an index of stocks such as the S&P 500. Additionally, many of these hedge funds have historically shown relatively low (in some cases negative) correlation to each other, as well as low to negative correlation to broad equity and bond indices. Therefore, a fund of hedge funds, such as the Company, focusing on the absolute return sector seeks to generate positive absolute returns over a market cycle with relatively low volatility.

Investment Philosophy

      The Company's investment process involves a top-down approach to assess the financial climate of each of the strategies under consideration. The Adviser allocates the Company's capital first by strategy and then by Investment Manager in order to meet the Company's investment objective. The research, selection and continuing due diligence of Investment Managers and determinations as to the amount and timing of investments are made by the Adviser. Traditional registered investment companies, such as mutual funds, generally are subject to significant regulatory restrictions in designing their own investment strategies relating to the use of leverage and the ability to sell securities short. Private, unregistered Investment Funds, however, are not subject to many of these limitations. The Adviser believes that the Company's strategy of investing primarily in these types of Investment Funds creates opportunities to participate in alternative methods of investing that may earn attractive risk adjusted returns.

      Because alternative investment strategies may be risky, the Adviser believes it is prudent for the Company to generally invest through Investment Funds organized as limited partnerships or other limited liability investment vehicles. This structure limits the effect that losses incurred by any one Investment Fund will have on the assets of the Company by limiting the Company's amount at risk to the amount invested in that Investment Fund.

      The Company intends to invest its capital among several Investment Managers, forming a multi-strategy, diversified investment portfolio designed to achieve non-market directional returns with low volatility. The Adviser allocates the Company's capital among various Investment Managers who utilize alternative asset class strategies. The Adviser seeks to form a portfolio that has low correlation to the broad equity and fixed income markets. Generally, the Investment Managers' investment methods may include, but are not limited to, convertible hedging, fixed income, merger and warrant arbitrage, distressed securities, long/short equity, and event-driven and macro investing.

      The Adviser is responsible for the allocation of assets to various Investment Funds, subject to policies adopted by the Board. In addition, subject to the approval of the Board (and, to the extent required by the 1940 Act, Members in the Company), at the request of the Adviser, the Company may create separate Investment Funds that would be managed by one or more of the Sub-advisers and for which the Company would generally be the sole investor. With the consent of the Board, the Adviser will be responsible for the selection of Sub-advisers.

      The Adviser will not allocate any portion of the Company's assets to Investment Managers affiliated with the Adviser.

Investment Strategies

      After identifying successful Investment Managers in a chosen investment strategy, the Adviser thoroughly evaluates each Investment Manager. The principals of the Adviser have developed strict criteria for evaluating, selecting and monitoring outside Investment Managers. The Adviser's extensive manager evaluation process targets primarily those Investment Managers who successfully meet the following criteria:

      Clearly Defined Investment Strategy and Process. After the Adviser determines that a specific strategy will help meet the Company's investment objective under the current economic conditions, it targets Investment Managers who utilize that specific investment strategy. The Adviser gives priority to a clearly defined strategy and process.

      Superior Long-Term Investment Experience. The Adviser seeks Investment Managers who have a history of solid performance. Investment Managers who have demonstrated the ability to generate consistent returns in different economic climates will receive a higher evaluation than Investment Managers who have produced superior returns in one market environment. The Adviser also conducts a statistical analysis of an Investment Fund's performance and evaluates the growth potential and size of such Investment Fund.

      Alignment of Interests. The Adviser reviews the Investment Managers' risk management processes and the amount of personal capital that such Investment Managers invest in the entities they operate. Such a review helps determine whether the Investment Managers have appropriate personal exposure for proper alignment of interests.

      Once selected, the performance and strategy of each Investment Manager is continuously reviewed, and new Investment Managers are identified and considered on an on-going basis. In addition, the allocation of the Company's capital among Investment Managers is constantly monitored and adjusted, based on performance results, partial results, changed economic conditions and other relevant issues.

      The identity and number of Investment Managers may change over time. The Adviser may withdraw from investments in Investment Funds without prior notice to or the consent of the Members. The Adviser reserves the right to alter or modify some or all of the Company's investment strategies in light of available investment opportunities and to take advantage of changing market conditions, where the Adviser concludes that such alterations or modifications are consistent with the goal of achieving above average returns to investors, subject to what the Adviser considers an acceptable level of risk and further subject to the limitations of the Company's investment restrictions.

      While the Company's objective is to seek long-term capital appreciation, it is also concerned with preservation of capital. For that reason, the Company diversifies its holdings among broad categories of investment strategies, some of which are described below. These listed strategies are not intended to represent all of the Company's portfolio but to provide examples. The Company may add, delete or modify such categories of investment strategies at its discretion.

      Convertible Hedging. Convertible hedging involves the purchase of different types of convertible securities, such as convertible bonds, convertible preferred stock and warrants, and the simultaneous short sale of the underlying security. These legally connective financial instruments are determined by the Investment Managers to be highly correlated; to be mispriced in relation to each other; and to be grouped in a manner intended to create a "market neutral" position (i.e., a position that, if properly constructed, does not depend to any significant degree upon the direction of the movement of the securities markets or of individual securities).

      Arbitrage. Arbitrage involves the simultaneous purchase and sale of similar securities to exploit pricing differentials. Investment Managers attempt to neutralize long and short positions to minimize the impact of general market movements. Different relative value strategies include convertible arbitrage, statistical arbitrage, pairs trading, yield curve arbitrage and basis trading. The types of instruments traded vary considerably depending on the Investment Manager's arbitrage strategy. Since the strategy attempts to capture relatively small mispricings between two related securities, moderate to substantial leverage is often employed to produce attractive rates of return.

      Distressed Securities. Certain Investment Managers invest in debt and equity securities of companies in financial difficulty, reorganization or bankruptcy, and in nonperforming and subperforming bank loans. These portfolios are usually concentrated in debt instruments. Investment Managers differ in their preference for actively participating in the workout and restructuring process and the extent to which they use leverage.

      Long/Short Equities. Investment Managers invest in long and short equity securities that are deemed to be under or overvalued. Investment Managers may or may not attempt to neutralize the amount of long and short positions (i.e., will be net long or net short). Investment Managers may specialize in a particular industry or may diversify holdings across industries. Although the strategy is more common in U.S. markets, a growing number of managers invest globally. Investment Managers using this strategy usually employ a low to moderate degree of leverage.

      The Adviser and its affiliates have extensive experience and expertise with alternative investment strategies and Investment Managers and have evaluated numerous Investment Funds representing many categories of alternative investments and utilizing various investment strategies. They also have extensive experience in directly managing alternative investment strategies. The Adviser believes that this combination of evaluation expertise and direct investment experience enables it to understand the opportunities and risks associated with investing in the Investment Funds. For a more complete description of the experience of the personnel of the Adviser who are principally responsible for the management of the Company, see "The Adviser."

Portfolio Construction

      The Adviser intends to limit investments in any one Investment Fund to less than 5% of the voting securities of such Investment Fund.

      For purposes of the Company's investment restrictions and its investment limitations under the 1940 Act, the Company will "look through" to the underlying investments of any Investment Funds it creates to facilitate the management of the Company's assets by a Sub-adviser. Other Investment Funds in which the Company invests, however, are not subject to the Company's investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act or the Code. The Company may invest temporarily in high quality fixed income securities, money market instruments, repurchase agreements, and money market funds or may hold cash or other cash equivalents pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Interests or for other purposes.

Risk Management and Monitoring of Investments

      As noted above, unregistered investment funds typically have greater flexibility than traditional registered investment companies as to the types of securities the unregistered funds hold, the types of trading strategies used, and, in some cases, the extent to which leverage is used. The Investment Managers selected by the Company have full discretion, without the Company's input, to purchase and sell securities and other investments for their respective Investment Funds consistent with the relevant investment advisory agreements, limited liability company agreements or other governing documents of the Investment Funds. The Investment Funds are generally not limited in the markets in which they invest, either by location or type, such as U.S. or non-U.S., large capitalization or small capitalization, or the investment discipline that they may employ, such as value or growth or bottom-up or top-down analysis. These Investment Funds may invest and trade in a wide range of securities and other financial instruments and may pursue various investment strategies and techniques for both hedging and non-hedging purposes. The
Investment Funds may invest and trade in all manner of assets and financial instruments. The Investment Funds may also sell securities short, purchase and sell option and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Private Placement Memorandum. The use of one or more of these techniques may be an integral part of the investment program of an Investment Fund, and involves certain risks. The Investment Funds may use leverage, which also entails risk. See "Types of Investments and Related Risks."

      The Adviser will monitor the risks of individual Investment Funds and of the portfolio in the aggregate. The primary goal of this process with respect to individual Investment Funds is to determine the degree to which the Investment Funds are performing as expected and to gain early insight into factors that might call for an increase or decrease in the allocation of the Company's assets among those Funds. With respect to aggregate portfolio monitoring, the Adviser will endeavor to monitor, to the best of its ability, the Company's aggregate exposures to various alternative investment strategies and to various aggregate risks.

      The Adviser will monitor the operation and performance of an Investment Fund as frequently as the Adviser believes is appropriate in light of the strategy followed by the Investment Manager and prevailing market conditions. The Adviser will solicit such information from the Investment Manager and other sources, such as prime brokers, that the Adviser deems necessary to properly assess the relative success or failure of an Investment Fund. Prime brokers typically are large full-service brokerages that provide clients with research-related goods and services and support infrastructure to engage in various trading strategies. The Adviser will conduct reviews with Investment Managers and the Adviser's network and analyses of data, such as quality control charts. The Adviser may make periodic assessments of the degree to which multiple Investment Funds are making substantially similar trades, which might reduce the diversification of the Company's portfolio. Changes in leverage, personnel, market behavior, expenses, litigation, capital resources, economic conditions and other factors may be monitored, as appropriate and to the extent the information is available to the Adviser.

      Based on the Adviser's assessment of factors such as (i) the degree to which the Investment Manager is pursuing an investment strategy consistent with its stated policy; (ii) whether and to what degree the focus, incentives and investment strategy of the Investment Manager have changed; and (iii) whether the investment strategy employed remains consistent with the objectives of the Company, the Adviser may periodically adjust the Company's allocations among Investment Funds.

                     TYPES OF INVESTMENTS AND RELATED RISKS

General

      The value of the Company's total net assets may be expected to fluctuate in response to fluctuations in the value of the Investment Funds in which the Company invests. Discussed below are the investments generally made by Investment Funds and the principal risks that the Adviser and the Manager believe are associated with those investments. These risks will, in turn, have an effect on the Company. The Company has made every reasonable effort to include below disclosure about all the principal risks associated with an investment in the Company. Nevertheless, such disclosure may not be exhaustive and may not include a discussion of every possible risk affecting an investment. For purposes of this discussion, references to the activities of the Investment Funds should generally be interpreted to include the activities of a Sub-adviser when acting on behalf of the Company.

      The success of the Company's activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of security prices and liquidity of the Company's investments. Unexpected volatility or liquidity could impair the Company's profitability or result in its suffering losses.

Equity Securities

      Investment Funds may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. Investment Funds also may invest in depositary receipts or shares relating to non-U.S. securities. See "Non-U.S. Securities." Equity securities fluctuate in value, often based on factors unrelated to the fundamental economic condition of the issuer of the securities, including general economic and market conditions, and these fluctuations can be pronounced. Investment Funds may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization.

      Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claim of shareholders, after making required payments to holders of the entity's preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

      Preferred Stocks. Preferred stock generally has a preference as to dividends and upon the event of liquidation, over an issuer's common stock, but it ranks junior to debt securities in an issuer's capital structure. Preferred stock generally pays dividends in cash (or additional shares of preferred stock) at a defined rate, but unlike interest payments on debt securities, preferred stock dividends continue to accrue, but are payable only if declared by the issuer's board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer's common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

      Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics, in that they generally (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases.

      The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

      A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by an Investment Fund is called for redemption, the Investment Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on an Investment Fund's ability to achieve its investment objective, which, in turn, could result in losses to the Company.

Risks of Securities Activities

      All securities investing and trading activities risk the loss of capital. Although the Adviser will attempt to moderate these risks, no assurance can be given that the Company's investment activities will be successful or that Members will not suffer losses. To the extent that the portfolio of an Investment Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Investment Manager of such Investment Fund is increased. Following below are some of the more significant risks that the Adviser and the Manager believe are associated with the Investment Funds' styles of investing:

Bonds and Other Fixed Income Securities

      Investment Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. Investment Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities ("U.S. Government securities") or by a non-U.S. government; municipal securities; and mortgage-backed and asset backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

      Investment Funds may invest in both investment grade and non-investment grade debt securities (commonly referred to as junk bonds). Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

Mortgage-Backed Securities

      Investment Funds may invest in mortgage-backed securities. The investment characteristics of mortgage-backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments on mortgage-backed securities are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. The adverse effects of prepayments may indirectly affect the Company in two ways. First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster than expected actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Investment Funds may have entered into for these investments, resulting in a loss to the Investment Fund. In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for large losses.

      The Investment Funds may also invest in structured notes, variable rate mortgage-backed securities, including adjustable-rate mortgage securities ("ARMs"), which are backed by mortgages with variable rates, and certain classes of collateralized mortgage obligation ("CMO") derivatives, the rate of interest payable under which varies with a designated rate or index. The value of these investments is closely tied to the absolute levels of such rates or indices, or the market's perception of anticipated changes in those rates or indices. This introduces additional risk factors related to the movements in specific indices or interest rates that may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.

Non-U.S. Securities

      Investment Funds may invest in securities of non-U.S. issuers and in depositary receipts or shares (of both a sponsored and non-sponsored nature), such as American Depositary Receipts, American Depositary Shares, Global Depositary Receipts or Global Depositary Shares (referred to collectively as "ADRs"), which represent indirect interests in securities of non-U.S. issuers. Sponsored depositary receipts are typically created jointly by a foreign private issuer and a depositary. Non-sponsored depositary receipts are created without the active participation of the foreign private issuer of the deposited securities. As a result, non-sponsored depositary receipts may be viewed as riskier than depositary receipts of a sponsored nature. Non-U.S. securities in which Investment Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets. Investments in non-U.S.
securities are subject to risks generally viewed as not present in the United States. These risks include: varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Moreover, governmental issuers of non-U.S. securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

      Other risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies. A decline in the exchange rate would reduce the value of certain Investment Funds' non-U.S. currency denominated portfolio securities irrespective of the performance of the underlying investment. An Investment Fund may also incur costs in connection with conversion between various currencies.

      The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries. Risks particularly relevant to emerging markets may include higher dependence on exports and the corresponding importance of international trade, greater risk of inflation, greater controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in and control over the economies, governmental decisions to cease support of economic reform programs or to impose centrally planned economies, and less developed corporate laws regarding fiduciary duties of officers and directors and protection of investors.

      An Investment Fund may enter into forward currency exchange contracts ("forward contracts") for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an Investment Fund's obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by an Investment Fund for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when an Investment Fund anticipates purchasing or selling a non-U.S. security. This technique would allow the Investment Fund to "lock in" the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Investment Fund's existing holdings of non-U.S. securities. Imperfect correlation may exist, however, between an Investment Fund's non-U.S. securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may be used for non-hedging purposes in seeking to meet an Investment Fund's investment objective, such as when the Investment Manager to a Fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund's investment portfolio.

      Generally, Investment Funds are subject to no requirement that they hedge all or any portion of their exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

Smaller Capitalization Issuers

      Investment Funds may invest in smaller capitalization companies, including micro cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, as these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

Distressed Securities

      Certain of the companies in whose securities the Investment Funds may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies' securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. An Investment Fund's investment in any instrument is subject to no minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be less than investment grade (commonly referred to as junk bonds), which may result in the Company's experiencing greater risks than it would if investing in higher rated instruments.

Non-Diversified Status

      The Company is a "non-diversified" investment company for purposes of the 1940 Act, which means that the Company is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Company's net asset value may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification. The Company will limit investments in any single Investment Fund to 5% of the Investment Fund's voting securities.

Foreign Currency Transactions

      The Investment Funds may engage in foreign currency transactions for a variety of purposes, including to fix in U.S. dollars, between trade and settlement date, the value of a security an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns, particularly if the Investment Manager expects a decrease in the value of the currency in which the foreign security is denominated.

      Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve an Investment Fund agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Investment Fund contracted to receive in the exchange. An Investment Manager's success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

Money Market Instruments

      Each Investment Fund may invest, for defensive purposes or otherwise, some or all of an Investment Fund's assets in high qualify fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Investment Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Company also may invest in these instruments. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers' acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation.

Leverage

      Some or all of the Investment Funds may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. This practice, which is known as "leverage," is speculative and involves certain risks. The Adviser does not currently anticipate that the Company will engage directly in transactions involving leverage to a significant extent. The Company may, however, borrow money and enter into reverse repurchase agreements in connection with its investment activities, for temporary cash management purposes, to fund the repurchase of Interests or for temporary or emergency purposes. In general, the use of leverage by Investment Funds or the Company may increase the volatility of the Investment Funds or the Company. In addition, the use of leverage may cause tax-exempt investors in the Company to be subject to tax on a portion of their share of the Company's income and gains.

      Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security's value. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions. Although leverage will increase net profits if an Investment Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the return on an Investment Fund if the Investment Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Investment Funds. In the event that an Investment Fund's equity or debt instruments decline in value, the Investment Fund could be subject to a "margin call" or "collateral call," under which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Fund's assets, the Investment Fund might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Investment Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

      The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the "Asset Coverage Requirement"). This requirement means that the value of the investment company's total indebtedness may not exceed one-third the value of its total assets (including the indebtedness). This limit does not apply to Investment Funds that are not managed by a Sub-adviser so that the Company's portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Interests may be great.

      In seeking "leveraged" market exposure in certain investments and in attempting to increase overall returns, an Investment Fund may purchase options and other synthetic instruments that do not constitute "indebtedness" for purposes of the Asset Coverage Requirement. These instruments may nevertheless involve significant economic leverage and may, in some cases, involve significant risks of loss.

Short Sales

      An Investment Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Investment Manager believes possess volatility characteristics similar to those being hedged. An Investment Fund may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Investment Manager's view, the security is over-valued in relation to the issuer's prospects for earnings growth. Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on an Investment Fund's portfolio. A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss. No assurance can be given that securities necessary to cover an Investment Fund's short position will be available for purchase.

      An Investment Fund may make "short sales against-the-box," in which it will sell short securities it owns or has the right to obtain without payment of additional consideration. If an Investment Fund makes a short sale against-the-box, it will be required to set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. An Investment Fund will incur transaction costs, including interest expenses, in connection with initiating, maintaining and closing out short sales against-the-box.

Repurchase Agreements

      The Company may invest temporarily in repurchase agreements transactions. Repurchase agreements are transactions under which the buyer acquires ownership of securities, and the seller agrees, at the time of the sale, to repurchase the securities on a mutually agreed upon date and price thereby determining the yield during the holding period. If the seller of a repurchase agreement fails to repurchase the security in accordance with the terms of the agreement, the buyer may incur a loss to the extent that the proceeds it realizes on the sale of the security are less than the repurchase price. An Investment Fund also may engage in repurchase agreement transactions, including a "continuing contract" or "open" repurchase agreement under which the seller has a continuing obligation to repurchase the underlying obligation from the Investment Fund on demand and the effective interest rate is negotiated on a daily basis.

Reverse Repurchase Agreements

      Reverse repurchase agreements involve a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund's simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. Reverse repurchase agreements also involve the risk that the market value of the portfolio security sold by the Company may decline below the price of the securities the Company is obligated to purchase. Reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund's investment portfolio. Reverse repurchase agreements are considered borrowing under the 1940 Act.

Purchasing Initial Public Offerings

      The Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving revenues or operating income.

Special Investment Instruments and Techniques

      Investment Funds may utilize a variety of special investment instruments and techniques described below to hedge the portfolios of the Investment Funds against various risks, such as changes in interest rates or other factors that affect security values, or for non-hedging purposes in seeking to achieve an Investment Fund's investment objective. The Adviser, on behalf of the Company, may also use these special investment instruments and techniques for either hedging or non-hedging purposes. These strategies may be executed through derivative transactions. Instruments used and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of these special investment instruments and techniques are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Derivatives

      The Company, and some or all of the Investment Funds, may invest in, or enter into, derivatives or derivatives transactions ("Derivatives"). Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives entered into by an Investment Fund or the Company can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular Derivative and the portfolio of the Investment Fund or the Company as a whole. Derivatives permit an Investment Manager or the Adviser to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential effect on performance of an Investment Fund or the Company. The Adviser's use of derivatives may include total return swaps, options and futures designed to replicate the performance of a particular Investment Fund or to adjust market or risk exposure.

      If an Investment Fund or the Company invests in Derivatives at inopportune times or incorrectly judges market conditions, the investments may lower the return of the Investment Fund or the Company or result in a loss. An Investment Fund or the Company also could experience losses if Derivatives are poorly correlated with its other investments, or if the Investment Fund or the Company is unable to liquidate the position because of an illiquid secondary market. The market for many Derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for Derivatives.

      The use by Investment Funds or by the Company of Derivatives that are subject to regulation by the CFTC may cause the Company to be deemed a "commodity pool," which could result in the Company being required to comply with certain rules of the CFTC. In light of this potential, the Adviser has registered as a commodity trading adviser and as a commodity pool operator with the CFTC and the National Futures Association ("NFA"). The Adviser will obtain exemptions with respect to the Company from certain of the disclosure, reporting and recordkeeping requirements under the CEA pursuant to the exemption in Rule
4.7 under the CEA that is available to pooled investment vehicles whose participants are limited to qualified eligible persons, as defined in Rule 4.7.

Options and Futures

      The Company and the Investment Funds may utilize options and futures contracts and so-called "synthetic" options or other Derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Company or the Investment Fund's portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Company or a Fund may have difficulty closing out its position. Over-the-counter options also may include options on baskets of specific securities.

      The Company and the Investment Funds may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Company or the Investment Funds. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while depriving the seller of the opportunity to invest the segregated assets.

      The Company and the Investment Funds may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Company or the Investment Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

      Investment Funds may enter into futures contracts in U.S. markets or on exchanges located outside the United States. Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Non-U.S. markets, however, may have greater risk potential than U.S. markets. For example, some non-U.S. exchanges are principal markets in which no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits realized could be eliminated by adverse changes in the exchange rate, or the Company or an Investment Fund could incur losses as a result of those changes. Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not. Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the CFTC.

      Engaging in transactions in futures contracts involves risk of loss to the Company or the Investment Fund that could adversely affect the value of the Company's net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Company or the Investment Funds to substantial losses. Successful use of futures also is subject to the Adviser's or an Investment Manager's ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

      Positions of the SEC and its staff may require the Adviser or a Sub-adviser to segregate permissible liquid assets in connection with their options and commodities transactions in an amount generally equal to the value of the underlying option or commodity. The segregation of these assets will have the effect of limiting the Adviser's or the Sub-adviser's ability otherwise to invest those assets.

Call and Put Options on Securities Indices

       The Company or Investment Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes in seeking to achieve the investment objectives of the Company or the Investment Funds. A stock index fluctuates with changes in the market values of the stocks included in the index. Successful use of options on stock indexes will be subject to the Adviser's or an Investment Manager's ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment, which requires different skills and techniques from those involved in predicting changes in the price of individual stocks.

Warrants and Rights

      The Investment Funds may invest in warrants and rights. Warrants and rights may be purchased separately or may be received as part of a unit or attached to securities purchased. Warrants are derivatives that permit, but do not obligate, their holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any interest in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Swap Agreements

      The Company or an Investment Fund may enter into equity, interest rate, index and currency rate swap agreements. These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Company or an Investment Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a "basket" of securities representing a particular index.

      Most swap agreements entered into by the Company or an Investment Fund would require the calculation of the obligations of the parties to the agreements on a "net basis."

Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Company or the Investment Fund is contractually obligated to make. If the other party to a swap defaults, the Company's or the Investment Fund's risk of loss consists of the net amount of payments that the Company or the Investment Fund contractually is entitled to receive.

      To achieve net profits equivalent to those achieved by an Investment Manager in whose Investment Fund the Company could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Company may enter into swap agreements under which the Company may agree, on a net basis, to pay a return based on a floating interest rate, and to receive the total return of the reference Investment Fund over a stated time period. The Company may seek to achieve the same investment result through the use of other Derivatives in similar circumstances. The U.S. Federal income tax treatment of swap agreements and other Derivatives as described above is unclear. Swap agreements and other Derivatives used in this manner may be treated as "constructive ownership transactions," which may result in a portion of any long-term capital gain being treated as ordinary income. See "Tax Aspects - Tax Treatment of Company Investments."

Lending Portfolio Securities

      Investment Funds may lend their  securities to brokers,  dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. Loans of portfolio securities by a Sub-adviser may not exceed 33-1/3% of the value of an Investment Fund's total assets. In connection with any such transaction, the Investment Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. An Investment Fund may experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

When-Issued and Forward Commitment Securities

      Investments Funds may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions, if effected by the Company or by an Investment Fund managed by a Sub-adviser, will be subject to the Company's limitation on indebtedness unless, at the time the transaction is entered into, the Company has established and maintains a segregated account consisting of cash, U.S. Government securities or liquid securities equal to the value of the when-issued or forward commitment securities. The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund or the Company may incur a loss.

Restricted and Illiquid Investments

      Although the Adviser anticipates that most Investment Funds will invest primarily in publicly traded securities, they may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

      When registration is required to sell a security, an Investment Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Fund may be permitted to sell a security under an effective registration statement. If adverse market conditions developed during this period, an Investment Fund might obtain a less favorable price than the price that prevailed when the Investment Fund decided to sell. For Investment Funds that are managed by a Sub-adviser, restricted securities for which no market exists and other illiquid investments are valued at fair value, as determined in accordance with procedures approved and periodically reviewed by the Board. Investment Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

      The Company's interests in Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Company's ability to liquidate an interest and withdraw from an Investment Fund will likely be limited, and certain Investment Funds may impose lock-up periods, during which time no redemptions or withdrawals may be made, or assess fees for withdrawals. The illiquidity of these Investment Funds' interests may adversely affect the Company were it to have to sell or redeem interests at an inopportune time.

Counterparty Credit Risk

      The markets in which the Investment Funds effect their transactions may be "over-the-counter" or "interdealer" markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of "exchange based" markets. To the extent an Investment Fund invests in swaps, Derivatives or synthetic instruments, or other over-the-counter transactions in these markets, Investment Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Company to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such "counterparty risk" is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Investment Funds to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Company.

Risks of Fund of Hedge Funds Structure

      The  Investment  Funds  generally  will not be  registered  as  investment companies under the 1940 Act. The Company, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. Although the Adviser will receive information from each Investment Fund regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information. An Investment Fund may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser. The performance of the Company depends on the success of the Adviser in selecting Investment Funds for investment by the Company and the allocation and reallocation of Company assets among those Funds.

      For the Company to complete its tax reporting requirements and for the Manager to provide an audited annual report to Members, it must receive timely information from the Investment Funds. An Investment Fund's delay in providing this information could delay the Manager's preparation of tax information for investors, which could require Members to seek extensions of the time to file their tax returns, or could delay the preparation of the Company's annual report.

      An investor in the Company meeting the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Company, could invest directly in the Investment Funds. By investing in the Investment Funds indirectly through the Company, an investor bears a portion of the Management Fee, the Incentive Fee, the Administration expenses and other expenses of the Company, and also indirectly bears a portion of the asset-based fees, incentive allocations and other expenses borne by the Company as an investor in the Investment Funds.

      Each Investment Manager will receive any incentive-based allocations to which it is entitled irrespective of the performance of the other Investment Managers and the Company generally. As a result, an Investment Manager with positive performance may receive compensation from the Company, as an investor in an underlying Investment Fund, and indirectly from its Members, even if the Company's overall returns are negative. Investment decisions of the Investment Funds are made by the Investment Managers independently of each other so that, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold at the same time by another Investment Fund. Transactions of this sort could result in the Company's directly or indirectly incurring certain transaction costs without accomplishing any net investment result. Because the Company may make additional investments in or withdrawals from Investment Funds only at certain times according to limitations set out in the governing documents of the Investment Funds, the Company from time to time may have to invest some of its assets temporarily in money market securities or money market funds, among other similar types of investments.

      Investment Funds may permit or require that redemptions of interests be made in kind. Upon its withdrawal of all or a portion of its interest in an Investment Fund, the Company may receive securities that are illiquid or difficult to value. In such a case, the Adviser would seek to cause the Company to dispose of these securities in a manner that is in the best interests of the Company. The Company may not be able to withdraw from an Investment Fund except at certain designated times, limiting the ability of the Adviser to withdraw assets from an Investment Fund that may have poor performance or for other reasons.

      The Company may indemnify certain of the Investment Funds and their Investment Managers from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the Interests.

      Other risks that the Adviser and the Manager believe are associated with the Company's fund of hedge funds investment approach include:

Valuation

      Certain securities in which the Investment Funds invest may not have a readily ascertainable market price and will be valued by the Investment Managers. Although the Company will conduct due diligence into the valuation procedures of the underlying Investment Funds, the valuations provided generally will be conclusive with respect to the Company unless the Company has a clearly discernible reason not to trust the accuracy of such valuations. Reliance upon such valuations will occur even though an Investment Manager may face a conflict of interest in valuing the securities, as their value will affect the Investment Manager's compensation. In most cases, the Adviser will have no ability to assess the accuracy of the valuations received from an Investment Fund. In addition, the net asset values or other valuation information received by the Adviser from the Investment Funds may be subject to revision through the end of each Investment Funds' annual audit. Such adjustments or revisions, whether increasing or decreasing the net asset value of the Company at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds of the Company received by Members who had their Interests repurchased and received their repurchase proceeds prior to such adjustments.

Securities Believed to Be Undervalued or Incorrectly Valued

      Securities that an Investment Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Investment Manager anticipates. As a result, the Company may lose all or substantially all of its investment in an Investment Fund in any particular instance.

Dilution

      If an Investment Manager limits the amount of capital that may be contributed to an Investment Fund from the Company, or if the Company declines to purchase additional interests in an Investment Fund, continued sales of interests in the Investment Fund to others may dilute the returns for the Company from the Investment Fund.

Investments in Non-Voting Stock

      The Company may elect to hold its interest in an Investment Fund in non-voting form. Additionally, the Company may choose to limit the amount of voting securities it holds in any particular Investment Fund, and may as a result hold substantial amounts of non-voting securities in a particular
Investment Fund. To the extent the Company holds non-voting securities of an Investment Fund, it will not be able to vote on matters that require the approval of the investors in the Investment Fund. This restriction could diminish the influence of the Company in an Investment Fund and adversely affect its investment in the Investment Fund, which could result in unpredictable and potentially adverse effects on Members.

Lack of Transparency

      Investment Funds may, consistent with applicable law, not disclose the contents of their portfolios. This lack of transparency may cause the Company to be unable to determine the levels of ownership in certain asset classes in the Investment Funds.

                                   OTHER RISKS

      Investing in the Company will involve risks other than those associated with investments made by Investment Funds including those described below:

Incentive Fee Arrangements

      Each Investment Manager may receive a performance or incentive allocation generally of 15% to 25% of net profits of the Investment Fund that it manages. The Manager may also receive an Incentive Fee if, in any given Incentive Period, net gains allocated to the Members exceed the Loss Carryforward Amount and the Benchmark Return. These incentives may create an incentive for the Investment Managers or the Adviser, who is compensated by the Manager, to make investments that are riskier or more speculative than those that might have been made in the absence of the performance or incentive allocation or Incentive Fee. In addition, the Incentive Fee will be calculated on a basis that includes realized and unrealized appreciation of assets, and may be greater than if it were based solely on realized gains. See "Incentive Fee."

Lack of Operating History

      The Company is a recently formed entity and has no operating history upon which investors can evaluate its performance. As discussed below, the Adviser and its affiliates have substantial experience in managing investments in private investment funds, including funds which utilize an investment program that is substantially similar to that of the Company.

Availability of Investment Opportunities

      The business of identifying and structuring investments of the types contemplated by the Company is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Company will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Similarly, identification of attractive investment opportunities by Investment Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by an Investment Manager, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Investment Funds sponsored, managed or advised by the Manager, the Adviser and their affiliates may seek investment opportunities similar to those the Company may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Company.

Control Positions

      Investment Funds may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adverse to the Investment Funds, the investing Investment Funds likely would suffer losses on their investments.

Inadequate Return

      No assurance can be given that the returns on the Company's investments will be commensurate with the risk of investment in the Company. Investors should not commit money to the Company unless they have the resources to sustain the loss of their entire investment in the Company.

Recourse to the Company's Assets

      The Company's assets, including any investments made by the Company and any interest in the Investment Funds held by the Company, are available to satisfy all liabilities and other obligations of the Company. If the Company becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Company's assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Repurchase of Interests from Members

      The Company may repurchase the Interest held by a Member or other person acquiring an Interest from or through a Member, under certain circumstances, provided the repurchase is conducted in a non-discriminatory manner. The effect of these provisions may be to deprive an investor in the Company of an opportunity for a return even though other investors in the Company might enjoy such a return. See "Redemptions Repurchases and Transfers of Interests."

Limitations on Transfer

      No Member will be permitted to transfer his, her or its Interest without the consent of the Board. The transferability of Interests will be subject to certain restrictions contained in the LLC Agreement and will be affected by restrictions imposed under applicable securities laws. No market currently exists for Interests, and the Manager contemplates that one will not develop. Although the Adviser and the Manager expect to recommend to the Board that the Company offer to repurchase Interests two times each year, no assurances can be given that the Company will do so. Consequently, Interests should only be acquired by investors able to commit their funds for an indefinite period of time.

Liquidity Risks

      Interests will not be traded on any securities exchange or other market and will be subject to substantial restrictions on transfer. Although the Company may offer to repurchase Interests from time to time, a Member may not be able to liquidate an Interest until December 31, 2003. The Adviser and the Manager expect that they will recommend to the Board that the Company offer to repurchase Interests from Members on December 31, 2003, and thereafter, two times each year. No assurances can be given that these repurchases will occur.

Repurchase Risks

      With respect to any repurchase offer, Members tendering an Interest, or a portion of an Interest, for repurchase must do so by the expiration date, which generally will be 65 days prior to the date that the Interests are to be repurchased by the Company (the "Expiration Date"). Members that elect to tender an Interest, or a portion of an Interest, for repurchase will not know the price at which such Interest will be repurchased until after the election to tender is made. It is possible that during the time period between the Expiration Date and the Repurchase Date, general economic and market conditions, or specific events affecting one or more underlying Investment Funds, could cause a decline in the value of Interests in the Company. See "Redemptions, Repurchases and Transfers of Interests."

Potential  Significant  Effect  of the  Performance  of a  Limited  Number  of
Investments

      The Adviser expects that the Company generally will participate in multiple investments. The Company may, however, make investments in a limited number of Investment Funds and Investment Funds may make investments in a limited number of portfolio companies. In either instance, these limited number of investments may have a significant effect on the performance of the Company.

Tax Considerations; Distributions to Members and Payment of Tax Liability

      The Company does not intend to make distributions of its net income or gains, if any, to Members. A Member will be required each year nonetheless to pay applicable U.S. Federal, state and local income taxes on his, her or its share of the Company's taxable income, and will have to pay applicable taxes from other sources. The amount and timing of any distributions will be determined in the sole discretion of the Manager. See "Tax Aspects" for a summary of certain significant U.S. Federal income and other tax consequences that are relevant to an investment in the Company.

Banking Regulation

      The Bank Holding Company Act of 1956, as amended (the "BHC Act"), together with the rules and regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), currently impose certain restrictions on the ability of bank holding companies and their subsidiaries to own equity securities of certain issuers. MCA, the Manager, is a registered investment adviser and wholly owned subsidiary of MSD&T, a trust company licensed in the state of Maryland. MSD&T is a wholly owned subsidiary of MBC, a financial holding company regulated by the Federal Reserve under the BHC Act.

      Under the BHC Act, a bank holding company, if it meets certain criteria, may become a financial holding company and engage (and may acquire companies engaged) in a wide range of activities that are "financial in nature" (or, in some circumstances, "incidental" or "complementary" to financial activities), including certain banking, securities, merchant banking and insurance activities. The BHC Act does not authorize bank holding companies or financial holding companies to engage in activities that are not financial in nature. MBC became a financial holding company as of December 20, 2002, and along with its affiliates, is subject to the BHC Act.

      As a financial holding company, MBC intends to treat the Company as part of its merchant banking activities. Accordingly, the Company will be subject to the provisions of the BHC Act governing merchant banking activities by affiliates of financial holding companies.

      If MBC were unable to treat the Company as part of its merchant banking activities under the BHC Act, MBC generally would not be permitted to own or control, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or 25% or more of the outstanding equity (including subordinated debt) of certain issuers (the "Equity Limit"). Because MBC could be deemed to control the Company within the meaning of the BHC Act, the Company's holdings of all such securities would be aggregated with those of MBC for purposes of calculating the Equity Limit. Consequently, the Company generally would be unable to purchase equity securities that, when taken together with the equity securities of an issuer owned or controlled by MCA and its subsidiaries, would cause the Equity Limit to be exceeded. In addition, MBC and its subsidiaries generally would be precluded under the BHC Act from exerting a "controlling influence over the management or policies" of a company with business activities in the United States. Consequently, activities in relation to Investment Funds in which the Company may invest would need to be conducted so as not to result in a determination of "control" within the meaning of the BHC Act.

      The Federal Reserve and the U.S. Department of Treasury have issued a final regulation (the "Banking Regulation") governing the merchant banking activities of a financial holding company that will be applicable to the Company if, as intended, MBC treats the Company as part of its merchant banking activities. The Banking Regulation would impose: limitations on the involvement of the Company, MCA and MBC (and its subsidiaries and affiliates) in the routine management and operations of the Investment Funds; limitations on transactions between MBC and Investment Funds; limitations on cross-marketing by MBC and Investment Funds; and limitations on the duration of the Company's investment in an Investment Fund. (Under the Banking Regulation, the duration of investments by the Company in an Investment Fund would be limited to a maximum of 10 years.) Certain record keeping and reporting requirements mandated by the Banking Regulation also would be applicable to the Company.

      In order to ensure compliance with the Banking Regulation, the participation of MCA, MBC and the Company in the management and operation of the Investment Fund will be limited and restricted in certain ways. The Banking
Regulation restricts the Company's representatives from becoming officers, employees or agents of the Investment Funds, from exercising control (by contract or otherwise) of the routine business decisions of the Investment Fund, and from otherwise becoming involved in the day-to-day operations of the
Portfolio  Company.   Nonetheless,  the  Banking  Regulation  would  permit  the
Company's representatives to become involved in the routine management and operation of an Investment Fund, for up to nine months (or such longer period as the Federal Reserve may approve), when such intervention is necessary to address a material risk to the value or operation of the Investment Fund.

      If in the future MBC ceased to qualify as a financial holding company under the regulations of the Federal Reserve, additional restrictions might be imposed on the Company's activities (such as restrictions on the Company's acquisition of Investment Funds), or MBC may be required to divest or restructure its interests in the Company.

      The Company would also no longer be subject to the Equity Limit in the event that MBC was no longer deemed to "control" the Company for purposes of the BHC Act. At such time, the Company would be operated so as to ensure that it continued to not be viewed as "controlled" by MBC under the BHC Act.

      Neither MBC nor MCA expect that the restrictions imposed by the BHC Act will adversely impact the investment operations of the Company.

MBC as Lender to Issuers of Securities in which the Company Invests

      The Adviser will not cause the Company to make loans to or receive loans from MBC or its affiliates, except to the extent permitted by the 1940 Act or as otherwise permitted by applicable law. MBC or its affiliates may lend to issuers of securities that are owned by the Company or that are owned by the Investment Funds, or to affiliates of those issuers, or may receive guarantees from the issuers of those securities. In making and administering such loans, MBC or its affiliates may take actions against the Company, including, but not limited to, restructuring a loan, foreclosing on the loan, requiring additional collateral from an issuer, charging significant fees and interest to the issuer, placing the issuer in bankruptcy, or demanding payment on a loan guarantee, any of which may be contrary to the interests of the Company. If that happens, the security issued by the borrower or the guarantor or the affiliate that is owned by the Company or the Investment Funds may lose some or all of its value.

Effecting Transactions through Affiliates of MBC

      The Company or an Investment Fund may effect portfolio transactions through an affiliate of MBC (or a firm in which MBC or its subsidiary may have an interest) as broker or riskless principal if an Investment Manager not affiliated with MBC makes the investment decision and refers the transactions to MBC. The Company or an Investment Fund may also effect portfolio transactions with broker-dealers, banks, or other companies acting as principal or agent, in which MBC or its subsidiaries have an investment. The fees charged to the Company will not be reduced or offset to reflect the transaction fees or profits obtained by MBC or a related entity.

      The Investment Managers (who are not Sub-Advisers) may also invest in securities or other assets or contracts, even though an affiliate of MBC or a company in which an affiliate of MBC has an interest, is acting or has acted as an underwriter, syndicate or selling group member, adviser, dealer, placement agent or in other capacities in respect of those securities, assets or contracts.

                           LIMITS OF RISK DISCLOSURES

      The Adviser and the Manager have made every reasonable effort to disclose all the principal risks associated with an investment in the Company. Nevertheless, such disclosure may not be exhaustive and may not include a discussion of every possible risk affecting an investment. Prospective investors should read this entire Private Placement Memorandum and the LLC Agreement and consult with their own advisers before deciding whether to invest in the Company. In addition, as the Company's investment program changes or develops over time, an investment in the Company may be subject to risk factors not described in this Private Placement Memorandum.

                      INVESTMENT POLICIES AND RESTRICTIONS

      The investment objective of the Company is fundamental and may not be changed without a vote of a majority of the Company's outstanding voting securities. The Company has also adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Company's outstanding voting securities, as defined in the 1940 Act. Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Company, means the vote, at an annual or a special meeting of the security holders of the Company duly called, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or of more than 50% of the outstanding voting securities of the company, whichever is less.

      In applying the investment restrictions and other policies described in this Private Placement Memorandum, the Company may aggregate its investments and transactions with those of each Investment Fund, if any, that is advised by a Sub-adviser, but will not aggregate its investments and transactions with those of the underlying Investment Funds that are not managed by Sub-advisers. Therefore, with respect to Investment Funds not managed by a Sub-adviser, the Company will not "look through" to the investments and transactions of such Funds.

In addition, if a percentage restriction or policy is met at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Company's total assets, unless otherwise stated in this Private Placement Memorandum, will not constitute a deviation from the restriction or policy. The Company's fundamental investment restrictions are as follows:

            (1) The Company will not invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry. For purposes of this restriction, the Company's investments in Investment Funds is not deemed to be an investment in a single industry.

            (2) The Company will not issue senior securities representing stock, except that, to the extent permitted by the 1940 Act, (a) the Company may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Company of "senior securities" representing indebtedness, (b) the Company may borrow money from banks for cash management purposes, temporary or emergency purposes or in connection with repurchases of, or tenders for, Interests, and (c) the Company may enter into derivative transactions, such as total return swaps, options and futures, in accordance with the 1940 Act and the interpretations of that Act.

            (3) The Company will not underwrite securities of other issuers, except insofar as the Company may be deemed an underwriter under the 1933 Act, in connection with the disposition of its portfolio securities.

            (4) The Company will not make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Company's investment policies.

            (5) The Company will not purchase or sell commodities or commodity contracts, except that it may purchase and sell non-U.S. currency, options, futures and forward contracts, including those related to indices, and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

            (6) The Company will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Investment Funds that invest or deal in real estate.

      The Adviser will not cause the Company to make loans to or receive loans from the Manager, the Adviser or their affiliates, except to the extent permitted by the 1940 Act, an exemption from the 1940 Act, or as otherwise permitted by applicable law. The Company and the Investment Funds in which the Company invests (which are not managed by a Sub-adviser) may effect brokerage transactions through affiliates of the Manager and the Adviser, subject to compliance with the 1940 Act and other applicable laws.

                            MANAGEMENT OF THE COMPANY

Board of Directors

      The  Board  of  Directors  of  the  Company  (the   "Board")  has  overall
responsibility for the management and supervision of the operations of the Company. The initial Directors serving on the Board have been elected by the organizational Member of the Company (who is affiliated with the Manager). By signing the LLC Agreement, each Member will be deemed to have voted for the election of each of the initial Directors. Any vacancy in the position of Directors may be filled by the remaining Directors, or, if required by the 1940 Act, by a plurality of the vote at a meeting of the Members at which a quorum of Members is present in person or by proxy. (See "Board of Directors" and "Voting.") Directors will not contribute to the capital of the Company in their capacity as Directors, but may subscribe for Interests as Members, subject to the eligibility requirements described in this Private Placement Memorandum.

      The Directors serve on the Board for terms of indefinite duration. A Director's position in that capacity will terminate if the Director is removed, resigns or is subject to various disabling events such as death, incapacity or bankruptcy. A Director may resign, subject to giving 90 days' prior written notice to the other Directors if such resignation is likely to affect adversely the tax status of the Company, and may be removed either by vote of two-thirds (2/3) of the Directors serving on the Board not subject to the removal vote or by a vote of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Director, the remaining Directors serving on the Board may appoint an individual to serve as a Director on the Board, so long as immediately after the appointment at least two-thirds (2/3) of the Directors then serving on the Board would have been elected by the Members. The Board may call a meeting of Members to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Board then serving.

Directors and Officers

      The Manager will oversee the management of the day-to-day operations of the Company under the supervision of the Board. The Manager, subject to approval by the Board, has the authority to appoint officers to assist in the day-to-day management of the Company's operations. The majority of Directors are not affiliated with the Manager or its affiliates and are not "interested persons" as defined under Section 2(a)(19) of the 1940 Act (the "Independent Directors"). The Directors and officers of the Company are also directors and officers of other investment companies managed, advised, administered or distributed by the Manager or its affiliates. The address of the Directors is c/o Mercantile Capital Advisors, Inc., Two Hopkins Plaza, Baltimore, Maryland 21201. A list of the Directors and officers of the Company and a brief statement of their present positions and principal occupations during the past five years are set out below.


                            Position with the
                              Company and
           Name and          Length of Time               Principal Occupation(s)                Other Directorships
        Age of Director        Served(1)                   in the Past 5 Years                    Held by Director
        ---------------        ---------                   -------------------                    ----------------

                                                      INDEPENDENT DIRECTORS

  Edward D. Miller - 58       Director             Dean/Chief Executive Officer, Johns Hopkins   Director, Mercantile
                                                   Medicine, January 1997 to present; Interim    Funds, Inc. (14
                                                   Dean, Johns Hopkins Medicine, March 1996 to   portfolios);
                                                   January 1997; Chairman, Department of         Director, Millennium
                                                   Anesthesiology and Critical Care Medicine,    Pharmaceuticals;
                                                   Johns Hopkins University, July 1994 to        Director, IDDS.
                                                   present.

  John R. Murphy - 68         Director             Vice Chairman, National Geographic Society,   Director, Mercantile
                                                   March 1998 to present; President and Chief    Funds, Inc. (14
                                                   Executive Officer, National Geographic        portfolios);
                                                   Society May 1996 to March 1998.               Director, Omnicom
                                                                                                 Group, Inc.; Board
                                                                                                 member, SIRSI, Corp.;
                                                                                                 Chairman of the
                                                                                                 Board, eMotion Inc.

  George R. Packard, III - 70 Director             President, U.S.-Japan Foundation, July 1998   Director, Mercantile
                                                   to present; Professor, The Johns Hopkins      Funds, Inc. (14
                                                   University, 1994 to 1998.                     portfolios);
                                                                                                 Director, Offitbank.

  L. White Matthews - 57      Director             Retired, 2001 to present; Executive Vice      Director, Mercantile
                                                   President and Chief Financial Officer,        Funds, Inc. (14
                                                   Ecolab, Inc., (cleaning products and          portfolios);
                                                   services), 1999 to 2001; Executive Vice       Director, Matrixx
                                                   President and Chief Financial Officer, Union  Initiatives, Inc.;
                                                   Pacific Corporation (Transportation), 1977    Director, Imation
                                                   to 1998.                                      Corp.; Director,
                                                                                                 Nortrax Incorporated.

                                                    "INTERESTED" DIRECTORS (2)

  Leslie B. Disharoon - 70    Chairman of the      Retired.                                      Director and Chairman
                              Board                                                              of the Board,
                                                                                                 Mercantile Funds,
                                                                                                 Inc. (14 portfolios);
                                                                                                 Director, Travelers
                                                                                                 Property and Casualty
                                                                                                 Corp.; Director,
                                                                                                 Aegon USA, Inc.

  Decatur H. Miller - 70      Director             Retired.                                      Director, Mercantile
                                                                                                 Funds, Inc. (14
                                                                                                 portfolios).

                                                 OFFICERS WHO ARE NOT DIRECTORS

  John J. Pileggi - 43        President            President and Chief Executive Officer,        Director, Performance
                                                   Mercantile Capital Advisors, Inc., January    Funds Trust;
                                                   2002 to present; Executive Vice President,    Director, American
                                                   Mercantile Safe & Deposit Trust, January      Independence Funds;
                                                   2002 to present; President and Chief          Director, Fulcrum


                                       48


                            Position with the
                              Company and
           Name and          Length of Time               Principal Occupation(s)                Other Directorships
        Age of Director        Served(1)                   in the Past 5 Years                    Held by Director
        ---------------        ---------                   -------------------                    ----------------

                                                   Executive Officer, ING Mutual Funds           Global Partners LLC;.
                                                   Management Co. LLC, 1998 to 2000; Chairman    Director, Boyd
                                                   and President, ING Mutual Funds, 1998 to      Watterson Asset
                                                   2000; Senior Managing Director and member of  Management, LLC.
                                                   the Board of Directors, Furman Selz, LLC,
                                                   1984 to 1997.

  Michael R. Donnell - 33     Vice-President       Vice-President, Mercantile Capital Advisors,  None.
                                                   Inc., March 2002 to present; Senior
                                                   Vice-President, Mercantile Safe & Deposit
                                                   Trust, April 2003 to present; Managing
                                                   Director, Plus Funds, 2000 to 2001; Managing
                                                   Director, Copenhagen Asset Management, 1999
                                                   to 2000; Investment Adviser, Caxton
                                                   Symmetry, 1997 to 1999.

  Cornelia McKenna - 35       Vice-President       Vice President, Mercantile Capital Advisors,  None.
                                                   Inc., 1998 to present; Senior Loan Officer,
                                                   PNC Mortgage Corp., 1997 to 1998.

  Bonnie Railey - 39          Treasurer            Vice President, Mercantile Capital Advisors,  None.
                                                   Inc. September 2002 to present; Manager,
                                                   Controlling Group Global Funds
                                                   Administration, Deutsche Banc Alex. Brown,
                                                   April 2001 to September 2002; Compliance
                                                   Officer, Global Funds Administration,
                                                   Deutsche Banc Alex. Brown, December 1999 to
                                                   April 2001; Senior Associate,
                                                   PricewaterhouseCoopers, LLP, 1998 to 1999;
                                                   Associate, PricewaterhouseCoopers, LLP, 1996
                                                   to 1998.

  Jennifer Vollmer - 31       Secretary            Counsel and Vice President, Mercantile        None.
                                                   Capital Advisors, Inc., 2001 to present;
                                                   Associate, Deutsche Asset Management, 1999
                                                   to 2001; William & Mary School of Law, 1996
                                                   to 1999; Assistant Vice President,
                                                   Scott-European Corporation, 1993 to 1996.

(1) The term of office for a Director is indefinite, until he or she resigns, is removed or a successor is elected and qualified.
(2) The Interested Directors are considered to be interested persons, as defined by the Investment Company Act of 1940, because of their prior relationship to Mercantile Capital Advisors, Inc. and / or its affiliates. Mr. Disharoon is considered to be an "Interested" Director because he and his wife own securities issued by Mercantile Bankshares Corporation. Mr. Miller is considered an "Interested" Director because he and his wife are co-trustees of a trust for which Mercantile Safe-Deposit & Trust Company also acts as co-trustee and of which his wife is the sole beneficiary.

      The Board has formed four committees: an Audit Committee, a Nominating and Compensation Committee, an Investment Committee and a Pricing and Valuation Committee. The Audit Committee is composed solely of the Company's four Independent Directors, Edward D. Miller, John R. Murphy, George R. Packard, III and L. White Matthews III (the "Independent Directors"). The Nominating and Compensation Committee is comprised of three of the Independent Directors, Edward D. Miller, John R. Murphy and George R. Packard, III. The

Investment Committee and Pricing and Valuation Committee are comprised of the entire Board of Directors.

      The functions of the Audit Committee are: (1) to oversee the Company's accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Company's service providers; (2) to oversee the quality and objectivity of the Company's financial statements and the independent audit of those statements; and (3) to the extent that Directors are not members of the Audit Committee, to act as a liaison between the Company's independent auditors and the Board of Directors. The Chairman of the Audit Committee is John R. Murphy. L. White Matthews, III serves as the Audit Committee Financial Expert.

      The functions of Nominating and Compensation Committee are: (1) to select and nominate to the Board of Directors each Independent Director and (2) recommend to the Board any appropriate changes in compensation for each Director. After the initial election of Directors, no Independent Director will be elected by the Board unless nominated by the Nominating and Compensation Committee. The Chairman of the Nominating and Compensation Committee is Edward
D. Miller.

      The function of the Investment Committee is to oversee the Company's compliance with investment objectives, policies and restrictions, including those imposed by law or regulation and to provide guidance and oversight on the investment decision-making process and investment-related compliance. The Chairman of the Investment Committee is Decatur H. Miller.

      The function of the Pricing and Valuation Committee is to assist the Board in their oversight of the valuation of the Company's securities by the Adviser. In addition, the Committee will oversee pricing errors and compliance with the Company's NAV Error Correction Policy; coordination and implementation of recommended control procedures to support accuracy and timeliness of valuations; reporting of and valuation of illiquid securities and other assets for which market prices are not readily available; and valuation of securities in compliance with policies approved by the Board. The Chairman of the Pricing and Valuation Committee is George R. Packard, III.

The dollar ranges of securities beneficially owned* by the Directors in the Company as of December 31, 2002, are as follows:

                                    Dollar Range of Equity
                                    Securities Held in the
                Name of Director           Company

               Edward D. Miller             None
               John R. Murphy               None
               George R.                    None
               Packard, III
               Leslie B.                    None
               Disharoon
               Decatur H. Miller            None
               L. White                     None
               Matthews, III

       * Some or all of the securities may be held in a deferred compensation plan and are, therefore, not considered beneficially owned by the Trustee.

      No Independent Director and no immediate family member of any Independent Director is the beneficial owner or owner of record of an interest in either the Manager, the Adviser or in any person directly or indirectly controlling, controlled by, or under common control with the Manager or Adviser.

Compensation

      The following table shows information regarding the compensation expected to be received by the Directors of the Company and from all registered investment companies for which the Manager, the Adviser or their affiliates serve as an investment adviser or manager for its current fiscal year ending March 31, 2003. No compensation is paid by the Company to Officers or Directors who are otherwise compensated by the Manager for serving in such capacity.


--------------------------------------------------------------------------------------------------
                                                Pension or
                                                Retirement
                                                 Benefits         Estimated
                                Aggregate        Accrued           Annual      Total Compensation
                               Compensation(1) (as Part of        Benefits      From Company and
                                 from the        Company            Upon       Affiliates Paid to
Name of Director                Company(2)       Expenses)        Retirement       Directors(3)
--------------------------------------------------------------------------------------------------
Edward D. Miller                  $17,500         $     0         $     0          $35,000

John R. Murphy                    $17,500         $     0         $     0          $35,000

George R. Packard, III            $17,500         $     0         $     0          $35,000

Leslie B. Disharoon               $25,500         $     0         $     0          $51,000

Decatur H. Miller                 $17,500         $     0         $     0          $35,000

L. White Matthews, III            $17,500         $     0         $     0          $35,000

(1) The Company pays each Director an annual retainer of $9,500 for serving as Director of the Company and an additional per meeting fee of $2,000 per meeting, plus reasonable out-of-pocket expenses. Directors receive $1,000 for each telephonic and Committee meeting attended. Directors who are members of the Investment and Pricing and Valuation Committees do not receive additional compensation for attending such Committee meetings. Directors are reimbursed by the Company for their travel expenses related to Board meetings. Leslie B. Disharoon receives and additional annual retainer of $8,000 as Chairman of the Board.
(2) The Company is newly formed, and the amounts listed are estimated for the fiscal year March 31, 2003.
(3) The Directors' Total Compensation is comprised of service to the Company, two (2) additional registered hedge funds and fourteen (14) registered open-end funds managed by Mercantile Capital Advisors, Inc.

                                   THE MANAGER

      Mercantile Capital Advisors, Inc. ("MCA"), is the Manager of the Company. The Manager is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and is a corporation formed under the laws of the State of Maryland. The Manager is a wholly owned subsidiary of Mercantile Safe Deposit & Trust Company ("MSD&T"). Mercantile Bankshares Corporation ("MBC") is a holding company for MSD&T and its affiliates. Pursuant to the authority and responsibilities granted to it under the LLC Agreement, the Manager will retain all rights, duties and powers to manage the affairs of the Company that may not be delegated under Delaware law, and that are not otherwise delegated by the Manager to the Board or assumed by the Adviser pursuant to the terms of the Investment Advisory Agreement. The Manager will be responsible, among other things, for: (1) approving the acceptance of initial and additional subscriptions from investors on behalf of the Company; (2) making determinations as to the suspension of additional subscriptions; (3) making determinations regarding the transfer of Interests; (4) acting as Tax Matters Partner (as defined below in "Tax Aspects"); and (5) managing or overseeing the general administrative and operational aspects of the Company. The Manager may be removed by vote or written consent of Members holding not less than 80% of the total number of votes eligible to be cast by all Members.

      John Pileggi. John Pileggi is the President and Chief Executive Officer of Mercantile Capital Advisors Inc. and Hopkins Plaza Securities. He is also the Executive Vice President of Mercantile Safe Deposit & Trust Co. Prior to joining the Mercantile organization, Mr. Pileggi was the President and Chief Executive Officer of ING Mutual Funds Management Co. LLC and ING Mutual Funds, where he launched and operated ING's U.S. retail fund operations. He also served as President and CEO of ING Investment Products Distribution, where he directed the sales and marketing of its U.S. investment products such as annuities and insurance. Prior to ING's acquisition of Furman Selz, LLC, Mr. Pileggi was the Senior Managing Director and a member of the Board of Directors of Furman Selz, LLC, as well as the Co-Head of their Prime Brokerage unit. From 1981 to 1984, Mr. Pileggi was a Vice President of the Asset Management Unit of Lehman Management.

      Mr. Pileggi attended of the Brooklyn College of the City University of New York and has various professional licenses.

      Michael Donnell. Michael Donnell is Vice-President at Mercantile Capital Advisors, Inc. and Senior Vice-President of Mercantile Safe Deposit & Trust. He is also a Vice President of the Company. Prior to joining MCA in 2002, Mr. Donnell was a Managing Director of PlusFunds, where his accomplishments include initiating and developing a marketing and sales program to more effectively attract institutional hedge fund investors and distributors. From 1999 to 2000, Mr. Donnell was Managing Director of Copenhagen Asset Management's family office, which was established to invest exclusively in alternative investments. From 1997 to 1999, he was an Investment Adviser for Caxton Symmetry and was responsible for the development of third party products.

      Mr. Donnell is a graduate of St. Lawrence University, and holds various licenses.

                         INVESTMENT MANAGEMENT AGREEMENT

      In addition to the authority and responsibilities granted to it under the LLC Agreement, the Manager has also entered into an Investment Management Agreement with the Company. The Investment Management Agreement provides that the Manager is responsible, subject to the supervision of the Board, for formulating a continuing investment program for the Company. The Manager is authorized to make all decisions regarding the Company's purchases and withdrawals of interests in Investment Funds. The Manager has delegated these responsibilities to the Adviser pursuant to the Investment Advisory Agreement, but retains oversight authority, responsibility for conducting an economic overview and analysis of the Company's activities, communicating with the Adviser regarding market trends and assisting with setting investment parameters. The Manager is also responsible for reviewing the Adviser's investment decisions, ensuring compliance with the Company's stated investment strategy and recommending changes of Advisers to the Board. The Investment Management Agreement is terminable without penalty on 60 days' prior written notice by the Board, by vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Company, or by the Manager upon 60 days' prior written notice. The Investment Management Agreement became effective as of December 23, 2002, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year if the continuance is approved annually by the Board by vote cast in person at a meeting called for the purpose of voting on approval. The Investment Management Agreement provides that it will terminate automatically in the event of its "assignment," as defined by the 1940 Act and the rules under that Act.

      The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence of its obligations to the Company, the Manager and any officer, director, partner, principal, employee or agent of, or any person who controls is controlled by or is under common control with, the Manager, or any of their affiliates, executors, heirs, assigns, successors or other legal representative, will not be liable to the Company for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Company. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Company of the Manager, or any partner, director, officer or employee of the Manager, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Company, so long as the liability or expense is not incurred by reason of the person's willful misfeasance, bad faith, breach of fiduciary duty or gross negligence of duty.

Considerations   of  the  Board  of  Directors  in  Approving  the  Investment
Management Agreement

      In determining whether it was appropriate to approve the Investment Management Agreement (the "Management Agreement") for the Company, the Board of Directors requested information from the Manager that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by legal counsel to the Company with respect to its deliberations. In considering the Agreement and the fairness and reasonableness of the compensation to be paid to the Manager, the Board considered numerous factors, including: the nature and quality of the Manager's services to the Company; the Manager's profitability from managing the Company; comparative fee structures; the nature of additional services provided; whether the Manager will waive any fees; the capabilities and financial soundness of the Manager; and current economic and industry trends.

      The Board inquired as to the fees charged under the Investment Management Agreement and how those fees compared to the management fees of other similarly situated funds. The Board determined that the fees charged were fair and reasonable as compared to other similarly situated funds. Based on the analyses of the Manager and representations of legal counsel to the Company, the Board concluded that the fees were reasonable for the services being provided to the Company.

      The Board also reviewed the experience and integrity of the Manager, favorably noting the Manager manages fourteen registered investment companies and had $2.6 billion in assets under management as of June 30, 2002. The Board took into consideration the responsibilities that the Manager would undertake in accordance with the Investment Management Agreement, as well as its supervisory role under the Investment Advisory Agreement. The Board derived that the Manager's expertise in advising investment companies was appropriate to properly fulfill its duties under the Investment Management Agreement and to oversee the Adviser in administering its duties for the Company.

      Based on its review of the information requested and provided, and following extended discussions concerning the same, the Board determined that the Agreement was consistent with the best interests of the Company, and the Board unanimously approved the Agreement for a two-year initial period on the basis of the foregoing review and discussions and the following considerations, among others: the fairness and reasonableness of the investment management fee payable to the Manager, under the Agreement in light of the investment management services provided, the costs of these services, the profitability of the Manager's relationship with the Company; the nature, quality and extent of the investment advisory services to provided by the Manager; the Manager's entrepreneurial commitment to the management of the Company; and the Manager's representations regarding its staffing and capabilities to manage the Company.

                                   THE ADVISER

      RCG Tapestry, LLC is the Adviser of the Company. The Adviser is wholly owned by Ramius Capital Group, LLC, ("Ramius Capital") a Delaware limited liability company. The Adviser makes the investment decisions for the assets of the Company committed to its management and, on behalf of the Company, enters into all transactions and other undertakings that the Adviser may in its discretion deem necessary or advisable to carry out such investment decisions. The Adviser advises the Company as to matters involving all types of investment funds and the amount of the Company's assets that should be committed to such investment funds from time to time.

      The Adviser is registered with the CFTC as a commodity pool operator and operates the Company pursuant to an exemption available under Rule 4.7 promulgated under the CEA from certain of the disclosure, reporting and record-keeping requirements under the CEA.

      Ramius Capital is an investment management firm that specializes in utilizing alternative asset class strategies. Through its predecessor, Ramius Capital, LLC ("Ramius") and its affiliates, Ramius Capital has been involved in providing discretionary investment management services to U.S. and international private investors, domestic pension funds, foundations, corporations, insurance companies and other fiduciaries since 1994. Ramius Capital's managing member is C4S & Co., LLC ("C4S") whose managing members include Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss. A description of the backgrounds of Messrs. Cohen, Stark and Strauss follows.

      Peter A. Cohen. Peter A. Cohen is a co-founder of Ramius Capital and a managing member of C4S. From 1971 to 1990, Mr. Cohen held various positions within Shearson Lehman Brothers Inc. and its predecessors, lastly as Chairman of the Board and Chief Executive Officer. He then established and was Chairman of Republic New York Securities Corporation, a subsidiary of Republic New York
Corporation, and served as well as Vice Chairman of Republic New York Corporation and a member of its Executive Committee. In 1994, he founded Ramius and in July, 1997, co-founded Ramius Capital. During his career, he has accumulated extensive experience in trading, as an investor and as a lender. Mr. Cohen has a Bachelor of Science degree from Ohio State University and a Masters of Business Administration degree from Columbia University School of Business Administration.

      Morgan B. Stark. Morgan B. Stark is a co-founder of Ramius Capital and a managing member of C4S. Mr. Stark began his career in 1963 at the Chase Manhattan Bank and after eight years became Vice President and Manager of the Government Bond Department. In 1979, he joined Chemical Bank as a Senior Vice President, was promoted to Executive Vice President in 1984, Managing Director in 1989, and was elected President and Chief Executive Officer of Chemical Securities Inc. in 1989. In addition, he served as senior officer in charge of Chemical Bank's Partnership, Liability, and Portfolio areas, the Private Banking Group and the Official Institutions Group which, on a discretionary basis, managed multi-billion dollar fixed income foreign accounts. In 1993, Mr. Stark joined the Granite Capital International Group as a Managing Director. Mr. Stark joined Ramius in 1995. Mr. Stark graduated from New York University with a Bachelor of Science degree in Business.

      Thomas W. Strauss. Thomas Strauss is a co-founder of Ramius Capital Corp. LLC and supervisor to the Multi-Manager business. From 1963 to 1991 Mr. Strauss was with Salomon Brothers Inc. He was admitted as a General Partner in 1972 and was appointed to the Executive Committee in 1981. In 1986, he became President of Salomon Brothers and a Vice Chairman and member of the Board of Directors of Salomon Inc, the holding company of Salomon Brothers and Phibro Energy, Inc. From 1986 through 1991, Mr. Strauss was responsible for the firm's Investment Banking, Sales and Trading, Asset Management and International Activities.

      In 1992, Mr. Strauss became Co-Chairman of Granite Capital International Group, a private investment management firm, where he developed an Absolute Return Alternative Asset Class investment business. In July of 1995, he joined Ramius Capital.

      Mr. Strauss is a former member of the Boards of Governors of the American Stock Exchange, the Chicago Mercantile Exchange, the Public Securities Association, the Securities Industry Association The Federal Reserve
International Capital Market Advisory Committee and the U.S. Japan Business-Council. He is a past President of the Association of Primary Dealers in U.S. Government Securities.

      On December 3, 1992, an order was entered by the SEC accepting an offer of settlement from Mr. Strauss. The order resolved charges that while serving as the President of Salomon Brothers Inc., Mr. Strauss had been at fault on the basis that he had "failed reasonably to supervise, with a view to preventing violations of U.S. securities laws, another person who committed such a violation, when such person is subject to his supervision." The person who allegedly committed the underlying violation was Paul W. Mozer, who directly reported to one of Mr. Strauss' subordinates. Mr. Mozer's alleged unlawful conduct involved the submission of false bids to the Federal Reserve Bank of New York in connection with the auction of U.S. Treasury securities. The SEC order contained a finding that there was no evidence that Mr. Strauss knew of the submission of the false bids. In connection with this order, Mr. Strauss was suspended from associating with any broker, dealer, municipal securities dealer, investment company or investment adviser for six months and ordered to pay a U.S. $75,000 penalty.

Portfolio Managers

      The following portfolio managers are responsible for the day-to-day management of the Company:

      Richard  Fertig.  Richard  Fertig  is  a  Director  in  the  Multi-Manager
department  at  Ramius  Capital  and  is  responsible  for  underlying   manager
selection, due diligence, and portfolio and risk management activities.

      Prior to joining Ramius Capital in February 2001, Mr. Fertig was most recently Director of Business Development at TouchPak, Inc., a wireless Internet startup. From June 1998 to February 2000, Mr. Fertig was an
Associate at The Blackstone Group in the Alternative Asset Management division. Specifically, Mr. Fertig worked as a member of the Investment
Committee responsible for underlying manager selection, due diligence, and portfolio and risk management.

      From 1994 to 1996, Mr. Fertig worked as a pit trader and clerk for First Continental Trading in Chicago. He worked on the CME, CBOT, and CBOE exchanges specifically in the EuroDollar Options pit, S&P 500 Options pit, and the Canadian Government Bond Futures pit.

      Mr. Fertig received a M.B.A. in Finance from The Wharton School of the University of Pennsylvania in 1998, and received a B.A. from Cornell University as a double major in Economics and Psychology in 1991.

      Hiren R. Patel. Hiren Patel is a Director in the Multi-Manager department at Ramius Capital. He joined the firm in February 1998. Mr. Patel is responsible for manager selection, due diligence, portfolio management and risk assessment activities for all of Ramius Capital's multi-manager products and activities.

      From 1992 to 1997, Mr. Patel was a Senior Consultant in Price Waterhouse's Management Consulting Services. Initially, Mr. Patel started in the Advanced Information Technology Group assisting financial services clients in the design and development of large-scale information systems. Thereafter, Mr. Patel joined the Securities Industry Consulting Group, providing strategic, technology, and operations consulting services to commercial banks interested in forming securities subsidiaries.

      Mr. Patel received an M.B.A. from Virginia Tech in 1992 and a B.S. in Finance from Virginia Tech in 1990.

                          INVESTMENT ADVISORY AGREEMENT

      The Investment Advisory Agreement provides that the Adviser is responsible, subject to the supervision of the Manager and the Board, for formulating a continuing investment program for the Company. The Adviser makes all decisions regarding the Company's purchases and withdrawals of interests in Investment Funds and also advises the Board regarding the selection and termination of Sub-advisers. The Investment Advisory Agreement is terminable without penalty on 60 days' prior written notice by the Board, including a majority of the Independent Directors, by vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Company, or by the Adviser upon 60 days' prior written notice. The Investment Advisory Agreement became effective as of December 23, 2002 and will continue in effect for an initial one-year term. Thereafter, the Investment Advisory Agreement will continue in effect from year to year if the continuance is approved annually by the Board, including a majority of the Independent Directors, by vote cast in person at a meeting called for the purpose of voting on approval. The Investment Advisory Agreement provides that it will terminate automatically in the event of its "assignment," as defined by the 1940 Act and the rules under that Act.

      The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence, the Adviser and any officer, director, partner, principal, employee or agent of, or any person who controls is controlled by or is under common control with, the Adviser or any of their affiliates, executors, heirs, assigns, successors or other legal representative, will not be liable to the Company for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Company. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Company of the Adviser, or any officer, director, partner, principal, employee or agent of, or any person who controls is controlled by or is under common control with, the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Company, so long as the liability or expense is not incurred by reason of the Adviser's or person's willful malfeasance, bad faith or gross negligence of duty.

      Pursuant to the terms of the Investment Advisory Agreement, the Adviser shall receive, as compensation for its services, one-half of the management and incentive fees payable by the Company to the Manager. The Adviser will also be reimbursed by the Company for out-of-pocket expenses relating to services provided to the Company.

Considerations of the Board of Directors in Approving the Investment Advisory Agreement

      In determining whether it was appropriate to approve the Investment Advisory Agreement (the "Advisory Agreement") for the Company, the Board of Directors requested information from the Adviser that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by legal counsel to the Company with respect to its deliberations. In considering the Agreement and the fairness and reasonableness of the compensation to be paid to the Adviser, the Board considered numerous factors, including: the nature and quality of the Adviser's services to the Company; the Adviser's profitability from managing the Company; comparative fee structures; the nature of additional services provided; whether the Adviser will waive any fees; the capabilities and financial soundness of the Adviser; and current economic and industry trends.

      The Board reviewed the experience of the management team, and took into consideration that the founding members of the Adviser each had over twenty years of investment management and advisory experience and that the support staff was experienced and sufficient in size to handle the advisory needs of the Company. The Board was made aware that the Adviser also manages over $2.6 billion of assets, much of which is invested in fund of fund structures and has been providing discretionary investment management services since 1994 to US and international institutions and private investors. Based upon this information the Board concluded the Adviser had sufficient experience and infrastructure to manage the investment activities of the Company.

      The Board also evaluated quantitative and qualitative due diligence processes of the Adviser in investing in an underlying Investment Fund. The analyses of the Board included questions about the Adviser's investment process, monitoring and risk control and how these factors would integrate with the investment objective and strategy of the Company. The Board concluded that the Adviser conducts significant due diligence prior to investing in any Investment Fund and was satisfied that such process was appropriate for investing the assets of the Company.

      The Board also evaluated the investment program of the Adviser. The analyses of the Board included the Adviser's investment objectives and how the Adviser's investment objectives would integrate with the investment objective and strategy of the Company. The Board concluded that the investment advisory approach of the Adviser was suitable for advancing the objective and strategy of the Company, and blended well with the investment management ideology of the Manager.

      Based on its review of the information requested and provided, and following extended discussions concerning the same, the Board determined that the Agreements were consistent with the best interests of each Company, and the Board unanimously approved the Agreements for a two-year initial period on the basis of the foregoing review and discussions and the following considerations, among others: the fairness and reasonableness of the advisory fee payable to the Adviser, under the Agreement in light of the investment advisory services provided, the costs of these services, the profitability of the Adviser's relationship with the Company; the nature, quality and extent of the investment advisory services to be provided by the Adviser; the Adviser's entrepreneurial commitment to the management of the Company; and the Adviser's representations regarding its staffing and capabilities to manage the Company.

                                     VOTING

      Each Member has the right to cast a number of votes based on the value of the Member's investment percentage at a meeting of Members called by the Board, the Manager or by Members holding at least a majority of the total number of votes eligible to be cast. Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of Directors, approval of any new investment advisory agreement, and on certain other matters. Notwithstanding their ability to exercise their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Company's business, and may not act for or bind the Company.

                 INVESTMENT MANAGERS TO THE INVESTMENT FUNDS

      The Company may create separate Investment Funds or managed accounts that would be managed by one or more of the Investment Managers and for which the Company would

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

generally  be the sole  investor  (the  Investment  Managers to such  Investment
Funds, with Investment Managers selected to otherwise directly manage Company assets, are referred to as "Sub-advisers").

      Set out below are practices that Investment Managers who are Sub-advisers may follow. Although the Adviser anticipates that Investment Managers that are not Sub-advisers will follow practices similar to those described below, no guarantee or assurances can be made that similar practices will be followed or that an Investment Manager (including a Sub-adviser) will adhere to, and comply with, its stated practices.

Participation in Investment Opportunities

      The Adviser will consider the Company for all appropriate investment opportunities available to it. Similarly, the Adviser anticipates that each Investment Manager will consider participation by the Company, or an Investment Fund in which the Company participates, in all appropriate opportunities that are also under consideration by the Investment Funds and other accounts managed by the Investment Managers, other than the Company ("Other Client Accounts"), that pursue investment programs similar to that of the Company. Circumstances may arise, however, under which the Adviser or an Investment Manager will cause its Other Client Accounts to commit a larger percentage of their assets to an investment opportunity than to which they will commit assets of the Company or an Investment Fund. Circumstances may also arise under which an Investment
Manager will consider participation by its Other Client Accounts in investment opportunities in which they do not to invest on behalf of the Company or an Investment Fund, or vice versa.

      Situations may occur when the Company could be disadvantaged by investment activities conducted by the Manager, the Adviser or the Investment Managers for the Other Client Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for the Company, or an Investment Fund in which the Company participates and/or Other Client Accounts (collectively, "Co-Investors" and, individually, a "Co-Investor"), limiting the size of the Company's or an Investment Fund's position; (2) legal prohibitions on the Co-Investors' participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instruments is limited.

      The Manager, the Adviser and each Investment Manager, and their respective principals, officers, employees and affiliates, may buy and sell securities or other investments for their own accounts and may face conflicts of interest with respect to investments made on behalf of the Company or an Investment Fund in which the Company participates. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees and affiliates of the Investment Manager that are the same, different from or made at different times than positions taken for the Company or an Investment Fund.

      The Manager, the Adviser, the Investment Managers or their respective affiliates may from time to time provide investment advisory or other services to private investment funds and

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

other entities or accounts managed by the Adviser or its affiliates. In addition, the Investment Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that affiliates of the Adviser may provide to one or more Investment Manager Accounts or the Company.

Other Matters

      An Investment Manager may from time to time cause an Investment Fund to effect certain principal transactions in securities with one or more Other Client Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Investment Manager determined it was appropriate for the Investment Fund to purchase and an Other Client Account to sell, or the Investment Fund to sell and an Other Client Account to purchase, the same security or instrument on the same day. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

      The Adviser, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made by the Adviser on behalf of the Company. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of the Adviser or its affiliates that are the same, different from or made at different times from positions taken for the Company. To lessen the possibility that the Company will be adversely affected by this personal trading, the Company, the Manager and the Adviser each adopted a code of ethics (collectively, the "Codes of Ethics") in compliance with Rule 17j-1 under the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Company's portfolio transactions. The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC's Public Reference Section, Washington, DC 20549-0102.

      The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Company. Future investment activities of the Manager, the Adviser and their respective affiliates and their principals, partners, directors, officers or employees may give rise to conflicts of interest other than those described above.

                                    BROKERAGE

      Each Investment Manager (including a Sub-adviser) is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Investment Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or markups.

      The Adviser expects that each Investment Manager will generally select brokers and dealers to effect transactions on behalf of its Investment Fund substantially as described below, although the Adviser can give no assurance that an Investment Manager (including a Sub-adviser) will adhere to, and comply with, the described practices. The Adviser generally expects that, in selecting brokers and dealers to effect transactions on behalf of an Investment Fund, an Investment Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm's risk in positioning a block of securities. Subject to appropriate disclosure, however, Investment Managers of Investment Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Investment Manager or the Investment Manager's other clients rather than its Investment Fund. The Adviser may consider the broker selection process employed by an Investment Manager as a factor in determining whether to invest in its Investment Fund. Each Investment Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

      Consistent with seeking best price and execution, an Investment Manager may place brokerage orders with brokers that may provide the Investment Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of an Investment Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Investment Manager or its affiliates in providing services to clients other than an Investment Fund. In addition, not all of the supplemental information is used by the Investment Manager in connection with an Investment Fund in which the Company invests. Conversely, the information provided to the Investment Manager by brokers and dealers through which other clients of the Investment Manager and its affiliates effect securities transactions may be useful to the Investment Manager in providing services to an Investment Fund. In accordance with provisions of the 1940 Act, an affiliate of the Manager and/or the Adviser may effect brokerage transactions for an Investment Fund.

                                  ADMINISTRATOR

      The Company has also retained MCA, in addition to its role as Manager, to serve as administrator to the Company (the "Administrator"). Under the terms of an administration agreement that will be entered into between the Company and the Administrator (the "Administration Agreement"), the Administrator is responsible, directly or through its agents, for, among other things: convening and calling the all meetings of the Board and preparing the minutes of such meetings; providing general secretarial services and keeping the books and records of the Company; paying all fees and expenses of the Company; and supervising the activities of the Sub-Administrator.

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

      The Administrator will be paid a monthly Administrative Fee of 0.058% (approximately 0.7% on an annualized basis) of the Company's net assets. The Administrator will also be reimbursed by the Company for out-of-pocket expenses relating to services provided to the Company. The Administrative Fee may be renegotiated from time to time between the parties. The Administration Agreement may be terminated at any time by either of the parties upon not less than 60 days' written notice. The Manager may waive or reduce, out of its own resources and at its sole discretion, all or a portion of the Administrative Fee; provided such waiver or reduction is given to all Members on an equal and pro rata basis.

      The Administration Agreement provides that the Administrator, subject to certain limitations, will not be liable to the Company or to Members for any and all liabilities or expenses except those arising out of the fraud, gross negligence or willful default or misconduct of the Administrator or its agents. In addition, under the Administration Agreement, the Company will agree to indemnify the Administrator from and against any and all liabilities and expenses whatsoever out of the Administrator's actions under the Administration Agreement, other than liability and expense arising out of the Administrator's fraud, gross negligence or willful default or misconduct.

      In accordance with the terms of the Administration Agreement and with the approval of the Board, the Administrator has caused the Company to retain SEI Investments Mutual Funds Services, whose principal business is located at One Freedom Valley Drive, Oaks, PA 19456, to serve as the Company's sub-administrator (the "Sub-Administrator") pursuant to a sub-administration agreement ("Sub-Administration Agreement"). The Sub-Administrator provides administrative services to the Company, including, but not limited to, the preparation of regulatory filings and compliance with all requirements of applicable securities laws, subject to the supervision of the Manager and the Board. The Sub-Administrator calculates the values of the assets of the Company and generally assists on all aspects of the Company's administration and operation. The Sub-Administrator will generally supply and maintain office facilities (which may be in its own offices), statistical and research data, data processing services, clerical, accounting, bookkeeping and recordkeeping services (including, without limitation, the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by the Administrator), internal auditing, executive and administrative services; prepare reports to Members; coordinate the preparation and filing of tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities; supply supporting documentation for meetings of the Board; provide monitoring reports and assistance regarding compliance with the LLC Agreement, investment objectives and policies and with Federal and state securities laws; arrange for appropriate insurance coverage; calculate net asset values, net income and realized capital gains or losses; negotiate arrangements with, and supervise and coordinate the activities of, agents and others to supply services, establish and maintain bank, custodian and other accounts, maintaining a list of Members and generally performing all actions related to the issuance, repurchase and transfer of Interests, including the processing of subscription documentation and evaluating compliance with investor eligibility guidelines; accepting payment for the Interests; computing and disseminating the net asset value of the Company in accordance with the LLC Agreement; preparing for review the annual financial statements of the Company, as well as quarterly reports regarding the Company's performance and net asset value; and

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

performing additional services, as agreed upon, necessary in connection with the administration of the Company.

      The Administrator will pay the Sub-Administrator, out of its Administrator's fee, a monthly Sub-Administrative Fee of 0.00833% (approximately 0.1% on an annualized basis) of the Company's net assets. The Sub-Administrator will also be reimbursed by the Company for out-of-pocket expenses relating to services provided to the Company. The Sub-Administrative Fee may be renegotiated from time to time between the parties. The Sub-Administration Agreement may be terminated at any time by either of the parties upon not less than 60 days' written notice.

      The Sub-Administration Agreement provides that the Sub-Administrator, subject to certain limitations, will not be liable to the Company or to Members for any and all liabilities or expenses except those arising out of the fraud, gross negligence or willful default or misconduct of the Sub-Administrator or its agents. In addition, under the Sub-Administration Agreement, the Company will agree to indemnify the Sub-Administrator from and against any and all liabilities and expenses whatsoever out of the Sub-Administrator's actions under the Sub-administration Agreement, other than liability and expense arising out of the Sub-Administrator's fraud, gross negligence or willful default or misconduct.

                           CUSTODIAN AND ESCROW AGENT

      SEI Trust Company (the "Custodian"), whose principal business address is One Freedom Valley Drive, Oaks, PA 19456, serves as the custodian of the Company's assets pursuant to a custodial services agreement with the Company, and may maintain custody of such assets with U.S. sub-custodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to policies and procedures approved by the Board. Under the terms of the custodian agreement, the Custodian maintains a separate account in the name of the Company, holds and transfers portfolio securities on account of the Company, accepts receipts and makes disbursements of money on behalf of the Company, collects and receives all income and other payments and distributions on account of the Company's securities, maintains the Company's subscription agreements from investments made in the Investment Funds, and makes periodic reports to the Board concerning the Company's operations.

      SEI Trust Company also serves as Escrow Agent with respect to subscription monies received from prospective investors in advance of dates when Interests may be subscribed for and monies may be transmitted to the Company.

                                COMPANY EXPENSES

      The Manager will provide, or will arrange at its expense, for certain management and administrative services to be provided to the Company. Among those services are providing office space and other support services, maintaining and preserving certain records, preparing and filing various materials with state and U.S. Federal regulators, providing legal and regulatory advice in connection with administrative functions and reviewing and arranging for payment of the Company's expenses.

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

      The Adviser will bear all of its own costs incurred in providing investment advisory services to the Company other than travel and other expenses related to the selection and monitoring of Investment Managers. As described below, however, the Company bears all other expenses related to its investment program.

      In consideration of the administrative services provided by the Administrator to the Company, the Company will pay the Administrator the Administrative Fee and will also reimburse the Administrator's out-of-pocket expenses related to services provided to the Company. The Administrative Fee and the reimbursement of out-of-pocket expenses will be an expense out of the Company's assets, and will be reflected in each Member's capital account (including the capital accounts of the Adviser, the Manager and any of their respective affiliates that may participate as a Member) as a reduction to net profits or an increase to net losses credited to or debited against each Member's capital account.

      Expenses to be borne by the Company include all expenses related to its investment program, including travel and other expenses related to the selection and monitoring of Investment Managers as well as indirect expenses of the Investment Funds in which the Company invests. Expenses to be borne by the Company (both directly and indirectly) include, but are not limited to, fees paid and expenses reimbursed to Investment Funds or Investment Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Company's account such as direct and indirect expenses associated with the Company's investments, including its investments in Investment Funds (including those managed by Sub-advisers, whether or not consummated), and enforcing the Company's rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. income, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable in the event the Company utilizes a Sub-adviser (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; all costs and expenses associated with the establishment of Investment Funds (whether or not consummated) managed by Sub-advisers; any non-investment related interest expense; attorneys' fees and disbursements associated with preparing and updating the Offering Materials and with qualifying prospective investors; fees and disbursements of any accountants engaged by the Company, and expenses related to the annual audit of the Company; record-keeping, custody and escrow fees and expenses; the costs of errors and omissions, directors' and officers' liability insurance and a fidelity bond; the Management Fee; the Incentive Fee; the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members; fees and travel expenses of Directors relating to meetings of the Board and committees thereof; all costs and charges for equipment or services used in communicating information regarding the Company's transactions among the Adviser and any custodian or other agent engaged by the Company; and any extraordinary expenses, including indemnification expenses as provided for in the LLC Agreement.

      The Company's organization expenses and offering costs will initially be borne by the Manager. The Company will reimburse the Manager for these expenditures, through monthly

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

expense allocations to Members' capital accounts, for a period not to exceed the first twelve months after the Closing Date. The Manager has agreed to limit the amount of each monthly reimbursement payment by the Members to 0.0125% (0.15% on an annualized basis) of the Company's net assets as of the end of each month during such period. If after the twelfth month following the Closing Date, all of the organization expenses and offering costs have not been reimbursed to the Manager from the monthly expense allocations, the Manager will bear the remaining portion of such expenditures. If the Manager is completely reimbursed before the end of such twelve-month period, then during the remainder of the twelve-month period, newly admitted Members, and existing Members that subscribe for additional Interests, will be allocated a proportionate share of the amount previously reimbursed to the Manager.

      The Adviser and the Manager will be reimbursed by the Company for any of the above expenses that they pay on behalf of the Company, except as otherwise provided above.

      Investment Funds will bear various expenses in connection with their operations similar to those incurred by the Company. Investment Managers generally will assess asset-based fees to and receive incentive-based allocations from the Investment Funds (or their investors), which effectively will reduce the net profits of the Investment Funds. These expenses, fees and allocations will be in addition to those incurred by the Company itself. As an investor in the Investment Funds, the Company will bear its proportionate share of the expenses and fees of the Investment Funds and will also be subject to incentive allocations to the Investment Managers.

                                 MANAGEMENT FEE

      In consideration of the services provided by the Manager to the Company, the Company will pay the Manager the Management Fee, quarterly, at the rate of 0.3125% (approximately 1.25% on an annualized basis) of the Company's net assets. The Management Fee will be an expense paid out of the Company's assets, and will be reflected in each Member's capital account (including the capital accounts of the Adviser and the Manager or any of their respective affiliates to the extent any of them holds a Member Interest) as a reduction to net profits or an increase to net losses credited to or debited against each Member's capital account. Net assets for these purposes mean the total value of all assets of the Company, less an amount equal to all accrued debts, liabilities and obligations of the Company. The Management Fee will be computed based on the net assets of the Company as of the end of business on the last business day of each quarter, after adjustment for any subscriptions effective on that date, and will be due and payable in arrears within five business days after the end of such quarter. The Manager may waive or reduce, out of its own resources and at its sole discretion, its portion of the Management Fee; provided such waiver or reduction is given to all Members on an equal and pro rata basis. A portion of the Management Fee may be paid to Placement Agents that assist in the placement of Interests and may be affiliated with the Manager, and any such payments will be exclusive of the direct placement fees paid by investors. See "Subscriptions for Interests - Placement Fees." Furthermore, in accordance with the Investment Advisory Agreement, as compensation for its services as Adviser, the Manager will pay the Adviser one-half of the disclosed Management Fee and one-half of the disclosed Incentive Fee (described below).

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

                                  INCENTIVE FEE

      In addition to the Management Fee, the Manager will be paid an incentive fee ("Incentive Fee") for an Incentive Period equal to 10% of each Member's net profits for such Incentive Period in excess of such Member's Loss Carryforward Amount (before any accruals for Incentive Fees); provided, however, for any given Incentive Period, no Incentive Fee will be charged to any Member unless the net profits applicable to such Member exceeds the Benchmark Return for such Investment Period and, further provided, that the Incentive Fee will be charged only up to the extent it does not reduce such Member's net profits below the amount of the Benchmark Return.

      The "Benchmark Return" is a non-cumulative return, determined from the first date of the fiscal year except if a member's initial capital contribution is made after the beginning of the fiscal year the Benchmark Return shall instead be determined from such initial contribution date. The Benchmark Return as of any accounting date shall equal the average of the rates for the generic three-month LIBOR as of the last day of each of the four immediately preceding calendar quarters, as published by Bloomberg, L.P. An Incentive Fee with respect to Interests tendered for withdrawal will be determined and paid as of the Withdrawal Date with respect to such Interests.

      The Loss Carryforward Amount for a Member commences at zero and is increased each Incentive Period by the net losses allocated to such Member's Capital Account for such Incentive Period and, reduced (but not below zero) by the net profits allocated to such Member's Capital Account for such Incentive Period.

      A Member's Loss Carryforward Amount will be proportionately  adjusted with
respect  to  any  contributions,   transfers,  distributions,   withdrawals  and
repurchases applicable to the Member's Capital Account.

      For these purposes, an Incentive Period will generally correspond to a fiscal year, but may vary with respect to Members. An Incentive Period may be composed of one or more consecutive fiscal periods, as discussed in "Capital Accounts and Allocations - Capital Accounts."

                              MEMBER SERVICING FEE

      Under the terms of an Member Servicing Agreement between the Company and the Manager, the Manager is authorized to retain investor service providers, such as an investment adviser or other financial intermediaries ("Member Service Providers") to provide ongoing investor services and account maintenance services to Members that are their customers. These services include, but are not limited to: (i) handling Member inquiries regarding the Company (e.g., responding to questions concerning investments in the Company, capital account balances, and reports and tax information provided by the Company); (ii) assisting in the enhancement of relations and communications between Members and the Company; (iii) assisting in the maintenance of Member accounts with the Company; (iv) assisting in the maintenance of Company records containing Member information; and (v) providing such other information and Member liaison services as the Manager may reasonably request.

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

      Under the Member Servicing Agreement, the Company will pay a fee to the Manager to reimburse the Manager for payments made to Member Service Providers. This fee is expected to be paid monthly at an annualized rate of up to 0.25% of the aggregate value of outstanding Interests held by investors that receive services from an Member Service Provider, determined as of the last day of the calendar month (before any repurchase of Interests or Incentive Fee). The Manager or the Member Service Providers may waive or reduce, out of their own resources and at their sole discretion, all or a portion of the Member Servicing Fee; provided such waiver or reduction is given to all Members on an equal and pro rata basis.

                        CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

      The Company will maintain a separate capital account for each Member (including the Manager, the Adviser or any of their respective affiliates to the extent any of them contributes capital to the Company as a Member). Each such capital account will have an opening balance equal to the Member's initial contribution to the capital of the Company and will be increased by the sum of any additional contributions by the Member to the capital of the Company, plus any amounts credited to the Member's capital account as described below. Each Member's capital account will be reduced by the sum of the amount of any repurchase by the Company of the Interest, or portion of an Interest, held by the Member, plus the amount of any distributions to the Member that are not reinvested, plus any amounts debited against the Member's capital account as described below.

      Capital accounts of Members are adjusted as of the close of business on the last day of each of the Company's fiscal periods. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of the Company's business on the first to occur of the following: (1) the last day of a fiscal year of the Company; (2) the last day of a taxable year of the Company; (3) the day preceding any day on which a contribution to the capital of the Company is made; (4) any day on which the Company repurchases any Interest or portion of an Interest of any Member; (5) the day on which a substituted Member is admitted; or (6) any day on which any amount is credited to or debited against the capital account of a Member other than an amount to be credited to or debited from the Capital Account of all Members in accordance with their "investment percentages." An "investment percentage" will be determined for each Member as of the start of each fiscal period by dividing the balance of the Member's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date.

Allocation of Net Profits and Net Losses

      Net profits or net losses of the Company for each of its fiscal periods will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of the fiscal period in accordance with Members' investment percentages for the fiscal period. Net profits or net losses will be measured as the net change in the value of the net assets of the Company, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and accrued expenses, before giving effect to any repurchases by the Company of Interests or portions of Interests, and excluding the amount of

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

any items to be allocated among the capital accounts of the Members other than in accordance with the Members' investment percentages. The amount of net profits, if any, allocated to a Member may be reduced by the Member's share of the Manager's Incentive Fee. Allocations for U.S. Federal income tax purposes generally will be made among the Members so as to reflect equitably amounts credited or debited to each Member's capital account for the current and prior fiscal years. See "Tax Aspects - Allocation of Profits and Losses."

Allocation of Special Items - Certain Withholding Taxes and Other Expenditures

      Withholding taxes or other tax obligations incurred by the Company that are attributable to any Member will be debited against the capital account of that Member as of the close of the fiscal period during which the Company paid those obligations, and any amounts distributable at or after that time to the Member will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Member and any successor to the Member's Interest is required to pay upon demand to the Company, as a contribution to the capital of the Company, the amount of the excess. The Company is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member, although in the event that the Company determines that a Member is eligible for a refund of any withholding tax, it may, at the request and expense of the Member, assist the Member in applying for the refund.

      Any expenditures payable by the Company, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, will generally be charged to only those Members on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the capital accounts of the applicable Members as of the close of the fiscal period during which the items were paid or accrued by the Company.

Reserves

      The Manager may cause appropriate reserves to be created, accrued and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Manager. Reserves will be in such amounts (subject to increase or reduction) that the Manager may deem necessary or appropriate. The amount of any reserves and any increase or decrease in them will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when the reserves are created, increased or decreased, except that, if the reserves, or any increase or decrease in them, exceeds the lesser of $500,000 or 1.0% of the aggregate value of the capital accounts of all those Members, the amount of the reserve, increase or decrease may instead be charged or credited to those investors who were Members at the time, as determined by the Manager, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

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

Net Asset Valuation

      The Company will compute its net asset value as of the last business day of each month as soon as reasonably practicable thereafter. In determining its net asset value, the Company will value its investments as of such month-end. The net asset value of the Company will equal the value of the assets of the Company, less all of its liabilities, including accrued fees and expenses. The value of a Member's capital account will equal the net asset value of the
Company, multiplied by such Member's investment percentage. The Board has approved procedures pursuant to which the Company will value its investments in Investment Funds at fair value. In accordance with these procedures, fair value as of each month-end ordinarily will be the value determined as of such month-end for each Investment Fund in accordance with the Investment Fund's valuation policies and reported at the time of the Company's valuation. As a general matter, the fair value of the Company's interest in an Investment Fund will represent the amount that the Company could reasonably expect to receive from an Investment Fund if the Company's interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Company believes to be reliable. In the unlikely event that an Investment Fund does not report a month-end value to the Company on a timely basis, the Company would determine the fair value of such Investment Fund based on the most recent value reported by the Investment Fund, as well any other relevant information available at the time the Company values its portfolio. Using the nomenclature of the hedge fund industry, any values reported as "estimated" or "final" values will reasonably reflect market values of securities for which market quotations are available or fair value as of the Company's valuation date.

      Prior to investing in any Investment Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Investment Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Company for valuing its own investments. Although the procedures approved by the Board provide that the Adviser will review the valuations provided by the Investment Managers to the Investment Funds, neither the Adviser nor the Board will be able to confirm independently the accuracy of valuations provided by such Investment Managers (which are unaudited).

      The Company's valuation procedures require the Adviser to consider all relevant information available at the time the Company values its portfolio. The Adviser and/or the Board will consider such information, and may conclude in certain circumstances that the information provided by the Investment Manager of an Investment Fund does not represent the fair value of the Company's interests in the Investment Fund. Although redemptions of interests in Investment Funds are subject to advance notice requirements, Investment Funds will typically make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Investment Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Investment Fund's governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board, in the absence of specific transaction activity in interests in a particular Investment Fund, the Company would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. In accordance with generally accepted accounting principles and industry practice, the Company may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Investment Fund. In other cases, as when an Investment Fund imposes extraordinary restrictions on redemptions, or when there have been no recent transactions in Investment Fund interests, the Company may determine that it was appropriate to apply a discount to the net asset value of the Investment Fund. Any such decision would be made in good faith, and subject to the review and supervision of the Board.

      The valuations reported by the Investment Managers of the Investment Funds, upon which the Company calculates its month-end net asset value and capital account balances, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Investment Funds are audited by those Funds' independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Such adjustments or revisions, whether increasing or decreasing the net asset value of the Company at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds of the Company received by Members who had their Interests repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the Investment Managers or revisions to net asset value of an Investment Fund adversely affect the Company's net asset value, the outstanding Interests will be adversely affected by prior repurchases to the benefit of Members who had their Interests repurchased at a net asset value per Interest higher than the adjusted amount. Conversely, any increases in the net asset value per Interest resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Interests and to the detriment of Members who previously had their Interests repurchased at a net asset value per Interest lower than the adjusted amount. The same principles apply to the purchase of Interests. New Members may be affected in a similar way.

      The procedures approved by the Board provide that, where deemed appropriate by the Adviser and consistent with the 1940 Act, investments in Investment Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Company is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties). In such a situation, the Company's investment will be revalued in a manner that the Adviser, in accordance with procedures approved by the Board, determines in good faith best reflects approximate market value. The Board will be responsible for ensuring that the valuation policies utilized by the Adviser are fair to the Company and consistent with applicable regulatory guidelines.

      To the extent the Adviser invests the assets of the Company in securities or other instruments that are not investments in Investment Funds, the Company will generally value such assets as described below. Securities traded on one or more of the U.S. National Securities exchanges, the Nasdaq Stock Market or the OTC Bulletin Board will be valued at their last composite sale prices as reported at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined. Securities traded on a foreign securities exchange will generally be valued at their last sale price on the

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

exchange where such securities are primarily traded. If no sales of particular securities are reported on a particular day, the securities will be valued based on their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by the appropriate exchange, dealer, or pricing service. Redeemable securities issued by a registered open-end investment company will be valued at the investment company's net asset value per share. Other securities for which market quotations are readily available will generally be valued at their bid prices, or ask prices in the case of securities held short, as obtained from the appropriate exchange, dealer, or pricing service. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith in accordance with procedures approved by the Board.

      In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Adviser and/or the Board will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology.

      Debt securities will be valued in accordance with the Company's valuation procedures, which generally provide for using a third-party pricing system, agent, or dealer selected by the Adviser, which may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Board will monitor periodically the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, will be valued at amortized cost, so long as such valuations are determined by the Board to represent fair value.

      Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the interested States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Company is determined. When such events materially affect the values of securities held by the Company or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith in accordance with procedures approved by the Board.

      The Adviser or its affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Company. Consequently, the fees charged to the Company and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

      Expenses of the Company, including the management fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

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

      Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Company's net assets if the judgments of the Board, the Adviser, or Investment Managers to the Investment Funds should prove incorrect. Also, Investment Managers to the Investment Funds will only provide determinations of the net asset value of Investment Funds on a monthly basis, in which event it will not be possible to determine the net asset value of the Company more frequently.

                              CONFLICTS OF INTEREST

      The Manager, MCA and its parent company, MSD&T, and MSD&T's parent company, MBC (together with their affiliates and subsidiaries) are involved in a broad spectrum of financial services and asset management activities including sponsoring and managing both registered and private investment funds and merchant banking, including MBC's commitment to make a significant capital contribution to the Company. MSD&T's affiliate, Hopkins Plaza Securities, Inc., also engages in broker-dealer transactions, and other similar activities. In the ordinary course of business, MCA engages in activities in which MCA's interests or the interests of its clients may conflict with the interests of the Company or the Members. The Adviser also engages in activities which may conflict with the interests of the Company or the Members. The discussion below sets out certain conflicts of interest that may arise; conflicts of interest not described below may also exist. Neither the Manager nor the Adviser can give any assurance that any conflicts of interest will be resolved in favor of the Company or the Members. In acquiring an Interest, a Member will be deemed to have acknowledged the existence of potential conflicts of interest relating to MCA and the Adviser and to the Company's operating in the face of those conflicts.

Transactions by the Adviser and the Manager

      The Adviser and the Manager may pursue acquisitions of assets and businesses and identification of investment opportunities in connection with their existing businesses or a new line of business without first offering the opportunity to the Company. Such an opportunity could include a business that competes with the Company or an Investment Fund in which the Company has invested or proposes to invest.

Compensation for Services

      The Adviser and the Manager may seek to perform investment banking and other financial services for, and will receive compensation from, Investment Funds, the sponsors of Investment Funds, companies in which Investment Funds invest, or other parties in connection with transactions related to those investments or otherwise. This compensation could include financial advisory fees, as well as underwriting or placement fees, financing or commitment fees and brokerage fees. Investment banking and other financial services compensation will not be shared with the Company or Members and may be received before the Company realizes a return on its investment. The Adviser and the Manager may have an incentive to cause investments to be made, managed or realized in seeking to advance the interests of a client other than the Company or its Members or to earn compensation. The Manager may also act as prime broker for Investment Funds.

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

Asset Management Activities

      The Adviser and the Manager conduct a variety of asset management activities, including sponsoring or advising both registered and unregistered investment funds. Those activities may also include managing assets of employee benefit plans that are subject to ERISA and related regulations. The Manager's investment management activities may present conflicts if the Company and these other investment or pension funds either compete for the same investment opportunity or pursue investment strategies counter to each other.

Voting Rights in Private Funds

      From time to time, sponsors of Investment Funds may seek the approval or consent of an Investment Fund's investors in connection with certain matters. In such a case, the Adviser will have the right to vote in its discretion the interest in the Investment Fund held by the Company, on behalf of the Company. The Adviser will consider only those matters it considers appropriate in taking action with respect to the approval or consent. Business relationships may exist between the Adviser and its affiliates, on the one hand, and the Investment
Managers and affiliates of the Investment Funds, on the other hand, other than as a result of the Company's investment in the Investment Funds. As a result of these existing business relationships, the Adviser may face a conflict of interest acting on behalf of the Company and its Members.

      The Company may, for regulatory reasons, limit the amount of voting securities it holds in any particular Investment Fund, and may as a result hold substantial amounts of non-voting securities in a particular Investment Fund. The Company's lack of ability to vote may result in a decision for an Investment Fund that is adverse to the interests of the Members. In certain circumstances, the Company may waive voting rights or elect not to exercise them, such as to achieve compliance with U.S. bank holding company laws.

Client Relationships

      The Manager, the Adviser, and their respective affiliates have existing and potential relationships with a significant number of sponsors and managers of Investment Funds, corporations and institutions. In providing services to its clients and the Company, the Manager and the Adviser may face conflicts of interest with respect to activities recommended to or performed for the clients, the Company, the Members and/or the Investment Funds. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to the Company.

Incentive Fee

      The existence of the Incentive Fee may create an incentive for the Adviser (who is compensated with a portion of the Incentive Fee) to make more speculative investments for the Company than it otherwise would make in the absence of such incentive compensation.

Diverse Membership; Relationships with Members

      The Members are expected to include entities organized under U.S. law and in various jurisdictions that may have conflicting investment, tax and other interests with respect to their

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

investments in the Company. The conflicting interests of individual Members may relate to or arise from, among other things, the nature of investments made by the Company, the structuring of the acquisition of investments of the Company, and the timing of disposition of investments. The structuring of the Company's investments and other factors may result in different returns being realized by different Members. Conflicts of interest may arise in connection with decisions made by the Adviser, including decisions with respect to the nature or structuring of investments, that may be more beneficial for one Member than for another Member, especially with respect to Members' individual tax situations. In selecting Investment Funds for the Company, the Adviser will consider the investment and tax objectives of the Company as a whole, not the investment, tax or other objectives of any Member individually.

Related Funds

      The personnel of the Adviser and its affiliates provide advisory services to various other funds, which utilize an investment program that is substantially similar to that of the Company. Conflicts of interest may arise for the Adviser or the Manager in connection with certain transactions involving investments by the Company in Investment Funds, and investments by other funds advised by the Adviser, or sponsored or managed by the Manager, in the same Investment Funds. Conflicts of interest may also arise in connection with investments in the Company by other funds advised or managed by the Adviser, the Manager or their respective affiliates. Such conflicts could arise, for example, with respect to the timing, structuring and terms of such investments and the disposition of them. The Adviser or an affiliate may determine that an investment in an Investment Fund is appropriate for a particular client or for itself or its officers, directors, members or employees, but that the investment is not appropriate for the Company. Situations also may arise in which the Manager or an affiliate, or their clients, have made investments that would have been suitable for investment by the Company but, for various reasons, were not pursued by, or available to, the Company. The investment activities of the Adviser, its affiliates and any of their respective officers, directors, members or employees may disadvantage the Company in certain situations, if among other reasons, the investment activities limit the Company's ability to invest in a particular Investment Fund.

Management of the Company

      Personnel of the Adviser, Manager, or their affiliates will devote such time as the Adviser, the Manager and their affiliates, in their discretion, deem necessary to carry out the operations of the Company effectively. Officers and employees of the Manager and its affiliates will also work on other projects for MBC and its other affiliates (including other clients served by the Manager and its affiliates) and conflicts of interest may arise in allocating management time, services or functions among the affiliates.

                           SUBSCRIPTIONS FOR INTERESTS

Subscription Terms

      The Company intends to accept initial and additional subscriptions for Interests made after the Closing Date and the commencement of the Company's investment operations as of the first business day of each calendar quarter. Any amounts received in advance of the initial or

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

subsequent closings will be placed in an escrow account with the Escrow Agent prior to their investment in the Company. All subscriptions are subject to the receipt of cleared funds in the full amount of the subscription on the business day prior to the subscription date. Although the Manager may accept, in its sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Member until cleared funds have been received. The investor must also submit a completed subscription agreement before the applicable subscription date. The Company reserves the right to reject any subscription for Interests and the Manager may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

      The minimum initial investment in the Company from each investor is $75,000, and the minimum additional investment in the Company is $50,000. The minimum initial and additional investments may be reduced by the Manager with respect to individual investors or classes of investors (for example, with respect to certain key employees, officers or directors of the Company, the Adviser, the Manager or their affiliates). The Manager will cause the Company to repurchase all of the Interests held by a Member if the Member's capital account balance in the Company, as a result of repurchase or transfer requests by the Member, is less than $50,000.

      Except as otherwise permitted by the Manager, initial and any additional contributions to the capital of the Company by any Member must be made in cash, and all contributions must be transmitted by the time and in the manner that is specified in the subscription documents of the Company. Initial and any additional contributions to the capital of the Company will be payable in one installment. Although the Company may accept contributions of securities in the sole discretion of the Manager, the Company has no intention at present of accepting contributions of securities. If the Company chooses to accept a contribution of securities, the securities would be valued in the same manner as the Company values its other assets.

      Each new Member must agree to be bound by all of the terms of the LLC Agreement. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an "Eligible Investor" as described below and is purchasing an Interest for his, her or its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest.

      In the event that the Company does not receive subscriptions for Interests in an amount deemed by the Manager to be sufficient to successfully operate the Company, the Company will liquidate as soon as practicable, and return to Members the amount of their subscriptions.

Prior to investing in the Company, prospective investors are encouraged to review the Company's most recent annual and semi-annual reports, which are available at no charge upon request by contacting the Company (410) 209-4527 or on the Securities and Exchange Commission website at http://www.sec.gov. These reports contain financial statements of the Company and additional information regarding the Company's performance

Eligible Investors

      Each prospective investor in the Company will be required to certify to the Company that the Interest subscribed for is being acquired for the account of an "accredited investor" as defined in Regulation D under the 1933 Act and a "qualified eligible person" as defined in



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

Rule 4.7 under the CEA. Each prospective investor, in addition to qualifying as an accredited investor and a qualified eligible person, must also be a "qualified client" within the meaning of Rule 205-3 under the Advisers Act. Investors who are "accredited investors" as defined in Regulation D, "qualified eligible persons" as defined in Rule 4.7 and "qualified clients" within the meaning of Rule 205-3 under the Advisers Act are referred to in this Private Placement Memorandum as "Eligible Investors." Existing Members who subscribe for additional Interests will be required to qualify as Eligible Investors at the time of each additional subscription. Qualifications that must be met in becoming a Member are set out in the subscription agreement that must be completed by each prospective investor.

Placement Fees

      Placement agents may be retained by the Company or the Manager to assist in the placement of Interests. A placement agent, which may be affiliated with the Manager or the Adviser, will generally be entitled to receive a fee from each Member in the Company whose Interest the Agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in the Company, as follows:

         Amount Subscribed For                     Placement Fee
         ---------------------                     -------------

         $75,000 to $1 million                     3.0% of subscription amount

         Between  $1  million  &  $5  million      1.5%  of subscription amount

         $5 million to $10 million                 1% of subscription amount

         More than $10 million                     No fee

      The placement fee will be added to a prospective Member's subscription amount; it will not constitute a capital contribution made by the Member to the Company nor part of the assets of the Company. The placement fee may be adjusted or waived at the sole discretion of the Placement Agent in consultation with the Manager and is expected to be waived for the Manager, the Adviser and their respective affiliates, directors, partners, principals, officers and employees of each of these and of the placement agents and certain of their affiliates as well as for investment vehicles whose investment objectives and restrictions require that they invest exclusively or primarily in the Company. The placement agent may, in its sole discretion, aggregate investments made through certain related accounts (including family trusts or other similar investment vehicles) in determining the applicability of placement fees.

               REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS

No Right of Redemption

      No Member or other person holding an Interest (as discussed herein, "Interests" shall also include portions of an Interest) acquired from a Member, will have the right to require the Company to redeem the Interest. No public market for Interests exists, and none is expected to develop in the future. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Interests by the Company, as described below.



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Repurchases of Interests

      The Company may from time to time repurchase Interests from Members in accordance with written tenders by Members at those times, in those amounts, and on terms and conditions as the Board may determine in its sole discretion. Each such repurchase offer will generally apply to 5-25% of the net assets of the Company. In determining whether the Company should offer to repurchase Interests from Members, the Board will consider the recommendation of the Adviser and the Manager. The Adviser and the Manager expect that they will recommend to the Board that the Company offer to repurchase Interests from Members on December 31, 2003. The Adviser and the Manager expect that they will recommend to the Board that, after that date, the Company offer to repurchase Interests from Members two times each year. In determining whether to accept such a recommendation, the Board will consider the following factors, among others: whether any Members have requested to tender Interests to the Company; the liquidity of the Company's assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Sub-advisers); the investment plans and working capital and reserve requirements of the Company; the relative economies of scale of the tenders with respect to the size of the Company; the history of the Company in repurchasing Interests; the availability of information as to the value of the Company's interests in underlying Investment Funds; the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs; any anticipated tax consequences to the Company of any proposed repurchases of Interests; and the recommendations of the Manager and/or the Adviser.

      The LLC Agreement provides that the Company will be dissolved if any Member that has submitted a written request, in accordance with the terms of that Agreement, to tender his, her or its entire Interest for repurchase by the Company has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Member who intends to cause the Company to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

      The Company will repurchase Interests from Members pursuant to written tenders on terms and conditions that the Board determines to be fair to the Company and to all Members or persons holding Interests acquired from Members. The value of a Member's Interest that is being repurchased will be equal to the value of the Member's capital account (or the portion of it being repurchased) as of the date of the repurchase, after giving effect to all allocations that are made as of that date. When the Board determines that the Company will repurchase Interests, notice will be provided to Members describing the terms of the offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Members deciding whether to tender their Interests during the period that a repurchase offer is open may obtain the net asset value of their Interests by contacting the Adviser during the period.

      Repurchases of Interests from Members by the Company may be paid, at the discretion of the Manager, in cash, or by the distribution of securities in kind or partly in cash and partly in kind. The Company, however, expects not to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Company or



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

on Members
not tendering Interests for repurchase. Repurchases will be effective after receipt and acceptance by the Company of all eligible written tenders of Interests from Members. Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis. The Company does not impose any charges in connection with repurchases of Interests.

      In light of liquidity constraints associated with the Company's investments in Investment Funds and the fact that the Company may have to effect withdrawals from those Investment Funds to pay for Interests being repurchased, the Company expects to employ the following repurchase procedures:

      o A Member choosing to tender an Interest for repurchase must do so by the expiration date, which generally will be no sooner than 20 days after the commencement date (the "Expiration Date"). Tenders will be irrevocable at such time. Interests will be valued as of the valuation date (the "Valuation Date"), which is generally expected to be at the end of each fiscal quarter (and will be no less than 65 days after the Expiration Date).

      o For purposes of this section, the "Valuation Date" is the day Interests in the Company will be valued for the payment of the Promissory Note (as defined below).

      o Promptly after the Expiration Date, the Company will give to each Member whose Interest has been accepted for repurchase a promissory note (the "Promissory Note") entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Interest.

      o     The  Promissory  Note,  which  will  be  non-interest   bearing  and
            non-transferable, is expected to contain terms providing for payment at two separate times.

      o The initial payment in respect of the Promissory Note (the "Initial Payment") will be in an amount equal to at least 90% of the estimated value of the repurchased Interest, determined as of the Valuation Date. The Initial Payment will be made as of the later of
            (1) 30 days after the Valuation Date, or (2) if the Company has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, ten business days after the Company has received at least 90% of the aggregate amount withdrawn by the Company from the Investment Funds.

      o The second and final payment in respect of the Promissory Note (the "Post-Audit Payment") will be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest, determined as of the Valuation Date and based upon the results of the annual audit of the Company's financial statements for the year in which the Valuation Date occurs, over (2) the Initial Payment. The Manager anticipates that the annual audit of the Company's financial statements will be completed within 60 days after the end of each fiscal year of the Company and that the Post-Audit Payment will be made promptly after the completion of the audit.



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

      o Although the amounts required to be paid by the Company under the Promissory Note will generally be paid in cash, the Company may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

      If modification of the Company's repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures reasonably designed to provide Members substantially the same liquidity for Interests as would be available under the procedures described above.

      Upon its acceptance of tendered Interests for repurchase, the Company will maintain daily on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) interests in Investment Funds that the Company has requested be withdrawn (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Interests.

      Payment for repurchased Interests may require the Company to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Company's investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Interests.

      A Member tendering for repurchase only a portion of the Member's Interest will be required to maintain a capital account balance of at least $50,000 after giving effect to the repurchase. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Manager reserves the right to reduce the amount to be repurchased from the Member so that the required minimum balance is maintained or to repurchase the Member's entire Interest in the Company.

      The Company may repurchase an Interest of a Member or any person acquiring an Interest from or through a Member without consent or other action by the Member or other person, provided the repurchase is conducted in a non-discriminatory manner. Such repurchases will occur if the Manager in its sole discretion determines that:

      o the Interest has been transferred or has vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member;

      o ownership of the Interest by a Member or other person is likely to cause the Company to be in violation of, or require registration of any Interest under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

      o continued ownership of the Interest by a Member may be harmful or injurious to the business or reputation of the Company, the Board, the Manager, the Adviser or any of
            their  affiliates,  or may  subject  the Company or any Member to an
            undue  risk  of   adverse   tax  or  other   fiscal  or   regulatory
            consequences;

      o any of the representations and warranties made by a Member or other person in connection with the acquisition of an Interest was not true when made or has ceased to be true;

      o with respect to a Member subject to Special Laws or Regulations, the Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest; or

      o it would be in the best interests of the Company for the Company to repurchase the Interest.

      In the event that the Manager, the Adviser or any of their respective affiliates holds an Interest or portion of Interest in the capacity of a Member, the Interest or a portion of it may be tendered for repurchase in connection with any repurchase offer made by the Company.

Transfers of Interests

      Except as otherwise described below, no person may become a substituted Member without the written consent of the Board, which consent may be withheld for any reason in its sole discretion. Interests held by a Member may be transferred only: by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member; or under certain limited circumstances, with the written consent of the Manager, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

      Unless the Company consults with counsel to the Company and counsel confirms that the transfer will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation, the Manager generally will not consent to a transfer unless the following conditions are met: the transferring Member has been a Member for at least six months; the proposed transfer is to be made on the effective date of an offer by the Company to repurchase Interests; and the transfer is (1) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member, for example, certain transfers to affiliates, gifts and contributions to family entities, (2) to members of the transferring Member's immediate family (siblings, spouse, parents or children), or (3) a distribution from a qualified retirement plan or an individual retirement account.

      Notice to the Company of any proposed transfer of an Interest must include evidence satisfactory to the Manager that the proposed transfer is exempt from registration under the 1933 Act, that the proposed transferee meets any requirements imposed by the Company with respect to investor eligibility and suitability, including the requirement that any investor (or investor's beneficial owners in certain circumstances) has a net worth immediately prior to the time of subscription of at least $1.5 million. Notice of a proposed transfer of an Interest must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Manager generally will not consent to a transfer of an Interest by a Member unless the transfer is to a single transferee or after the transfer of a portion of the Interest, the balance of the capital account of each of the transferee and transferor is not less than $75,000. A Member transferring an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Company in connection with the transfer. In connection with any request to transfer Interests, the Manager may require the Member requesting the transfer to obtain, at the Member's expense, an opinion of counsel selected by the Manager as to such matters as the Manager may reasonably request.

      Any transferee acquiring an Interest by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Member or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired, to transfer the Interest in accordance with the terms of the LLC Agreement and to tender the Interest for repurchase by the Company, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement. If a Member transfers an Interest with the approval of the Manager, the Company will promptly take all necessary actions so that each transferee or successor to whom the Interest is transferred is admitted to the Company as a Member.

      In subscribing for an Interest, a Member agrees to indemnify and hold harmless the Company, the Manager, the Board, the Adviser, each other Member and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Member in violation of these provisions or any misrepresentation made by that Member or a substituted Member in connection with any such transfer.

                                   TAX ASPECTS

      The following is a summary of certain aspects of the income taxation of the Company and its Members that should be considered by a prospective Member. The Company has not sought a ruling from the Internal Revenue Service (the "IRS") or any other U.S. Federal, state or local or non-U.S. agency with respect to any tax matters affecting the Company, nor, except as noted below, has it obtained an opinion of counsel with respect to any of those matters.

      The summary of the U.S. Federal income tax treatment of the Company set out below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, Treasury Regulations (proposed and final) (the "Regulations") and rulings in existence on the date of this Private Placement Memorandum, all of which are subject to change, possibly with retroactive effect.

      The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Company. Nor does the summary discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. Federal income tax laws, such as insurance companies, financial institutions and dealers. The summary assumes that Members will hold their Interests as capital assets within the meaning of Section 1221 of the Code. Each prospective investor should consult with his, her or its own tax adviser in order to fully understand the U.S. Federal, state, local and non-U.S. income tax consequences of an investment in the Company.

      Entities exempt from U.S. Federal income tax should, in addition to reviewing the discussions below, focus on those sections of this Private Placement Memorandum regarding liquidity and other financial matters to determine whether the investment objectives of the Company are consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Interests.

Tax Treatment of the Company's Operations

      Classification of the Company. Prior to commencement of operations, the Company will receive an opinion of Kramer Levin Naftalis & Frankel LLP, counsel to the Company, substantially to the effect that based, on the Code and the Regulations, as in effect on the date of the opinion, as well as under relevant authority interpreting the Code and the Regulations, and certain representations of the Manager, the Company should be treated as a partnership for U.S. Federal income tax purposes and not as an association taxable as a corporation. Kramer Levin Naftalis & Frankel LLP also will provide the Company with an opinion substantially to the effect that based upon, among other things, the restrictions on transferability of the Interests in the Company and the limitations on any right to have the Interests repurchased by the Company at the request of the Member, the anticipated operations of the Company and certain representations of the Manager, the interests in the Company will not be readily tradable on a secondary market (or the substantial equivalent of such a market) and, therefore, that the Company should not be treated as a "publicly traded partnership" taxable as a corporation.

      The opinions of counsel to be received by the Company are not binding on the IRS or the courts. If it were determined that the Company should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes (as a result of, for example, a successful challenge to the opinions by the IRS, changes in the Code or the Regulations or judicial interpretations of the Code or the Regulations, a material adverse change in facts, or otherwise), the taxable income of the Company would be subject to corporate income tax when recognized by the Company; distributions of that income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Company; and Members would not be entitled to report profits or losses realized by the Company. One consequence would be a significant reduction in the after-tax return to the Members. The balance of the discussion below is based on the assumption that the Company will be treated as a partnership for U.S. Federal income tax purposes. Unless otherwise indicated, references in the discussion to the tax consequences of the Company's investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Company, and those indirectly attributable to the Company as a result of it being an investor in an Investment Fund.

      As an entity taxed as a partnership, the Company will not itself be subject to U.S. Federal income tax. The Company will file an annual partnership information return with the IRS that reports the results of its operations. Each Member will be required to report separately on the



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Member's income tax return the Member's  distributive share of the Company's net long-term capital gain or loss, net short-term capital gain or loss, and all other items of ordinary income or loss. Each Member will be taxed on the Member's distributive share of the Company's taxable income and gain regardless of whether the Member has received or will receive a distribution from the Company. A Member may have taxable income for a taxable year for which it has incurred an economic loss with respect to the Interest in the Company.

      Partnerships, such as the Company, with 100 or more partners may elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items, and the handling of partnership audits. Among the items that would be affected by the election are the calculation of long-term capital gains and the tax treatment of expenses, if any, that are treated as itemized deductions by the Members. If the Company is eligible, the Manager may elect to have such rules and procedures apply to the Company if it believes that they may be beneficial to a majority of the Members. Once the election is made, it cannot be revoked without the consent of the IRS. No assurance can be given that, if the election is made, the anticipated benefits will be realized. In addition, the election could in some cases have an adverse effect on the Members.

      Allocation of Profits and Losses. Under the LLC Agreement, the Company's net capital appreciation or net capital depreciation for each accounting period of the Company is allocated among the Members and to their capital accounts without regard to the amount of income or loss recognized by the Company for U.S. Federal income tax purposes. The LLC Agreement provides that items of income, deduction, gain, loss or credit recognized by the Company for each fiscal year generally are to be allocated for income tax purposes among the Members pursuant to the Regulations, based upon amounts of the Company's net capital appreciation or net capital depreciation allocated to each Member's capital account for the current and prior fiscal years.

      Under the LLC Agreement, the Manager has the discretion to allocate specially an amount of the Company's capital gain (including short-term capital gain) or capital loss for U.S. Federal income tax purposes to a withdrawing Member to the extent that the Member's capital account exceeds his, hers or its U.S. Federal income tax basis in his, her or its Interest, or such Member's U.S. Federal income tax basis exceeds his, her or its capital account. No assurance can be given that, if the Manager makes such a special allocation, the IRS will accept the allocation. If the allocation is successfully challenged by the IRS, the Company's gains or losses allocable to the remaining Members would be increased.

      Tax  Elections;  Returns;  Tax  Audits.  The Code  provides  for  optional
adjustments  to  the  basis  of  partnership   property  upon  distributions  of
partnership property to a partner and transfers of partnership interests (including by reason of death) if an election has been made under Section 754 of the Code. Under the LLC Agreement, at the request of a Member, the Board, in its sole discretion, may cause the Company to make such an election. Any such election, once made, cannot be revoked without the consent of the IRS. The effect of any such election may depend upon whether any Investment Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement an election, the Manager currently does not intend to make such an election.



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

      The Board decides how to report partnership items on the Company's tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In light of the uncertainty and complexity of certain applicable U.S. tax laws, the IRS may not agree with the manner in which the Company's items have been reported. In the event the income tax returns of the Company are audited by the IRS, the tax treatment of the Company's income and deductions generally will be determined at the Company level in a single proceeding rather than by individual audits of the Members. The Manager will be the Company's "Tax Matters Partner" and in that capacity will have the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Company items.

Tax Consequences to a Withdrawing Member

      A Member receiving a cash liquidating distribution from the Company, in connection with a complete or partial withdrawal from the Company, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by the Member and the Member's adjusted tax basis in his, her or its Interest. The capital gain or loss will be short-term or long-term, depending upon the Member's holding period for his, her or its Interest. A withdrawing Member will, however, recognize ordinary income to the extent the Member's allocable share of the Company's "unrealized receivables" exceeds the Member's basis in the unrealized receivables (as determined under the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Company will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member receiving a cash non-liquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds the Member's adjusted tax basis in his, her or its Interest (except that the Member could recognize ordinary income nevertheless with respect to a reduction in his, her, or its share of "unrealized receivables").

      The Manager may specially allocate items of Company capital gain (including short-term capital gain) to a withdrawing Member to the extent the Member's capital account would otherwise exceed the Member's adjusted tax basis in his, her or its Interest. The special allocation may result in the withdrawing Member's recognizing short-term capital gain or ordinary income instead of long-term capital gain during the tax year in which the Member receives its liquidating distribution upon withdrawal.

      Distributions of Property. A partner's receipt of a distribution of property from a partnership is generally not taxable, except that a distribution consisting of marketable securities generally is recharacterized as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" and the recipient is an "eligible partner" within the meaning of the Code. The Manager will determine at the appropriate time whether the Company qualifies as an "investment partnership." If the Company qualifies, and if a Member is an "eligible partner," which term should include a Member whose contributions to the Company consisted solely of cash, the recharacterization rule described above would not apply.



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

Tax Treatment of Company Investments

      In General. The Manager expects that the Company and the Investment Funds will act as a trader or investor, and not as a dealer, with respect to their respective securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation. As noted above, unless otherwise indicated, references in the discussion to the tax consequences of the Company's investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Company, and those indirectly attributable to the Company as a result of it being an investor in an Investment Fund.

      Gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. The Manager thus expects that the Company's gains and losses from its securities transactions and the gains and losses from the Investment Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Company maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts and certain options contracts that qualify as (or qualify for treatment as) "Section 1256 Contracts," which are described below. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to certain non-U.S. regulated contracts and options contracts may serve to alter the manner in which the Company's or an Investment Fund's holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Company or an Investment Fund.

      The  Company  may  acquire a  derivative  position  with  respect to other
Investment Funds, which may be treated as constructive ownership of the other Investment Fund. A constructive ownership transaction includes holding a long position under a notional principal contract or entering into a forward or futures contract with respect to certain financial assets, or both holding a call option and granting a put option with respect to certain financial assets when the options have substantially equal strike prices and substantially contemporaneous maturity dates. If the Company has long-term capital gain from a "constructive ownership transaction," the amount of the gain that may be treated as long-term capital gain by the Company is limited to the amount that the Company would have recognized if it had been holding the financial asset directly, rather than through a constructive ownership transaction, with any gain in excess of this amount being treated as ordinary income. In addition, an interest charge is imposed with respect to any amount recharacterized as ordinary income on the underpayment of tax for each year that any portion of the constructive ownership transaction was open.

      The Company may realize ordinary income from dividends with respect to shares of stock and accruals of interest on debt obligations. The Company or an Investment Fund may hold debt obligations with "original issue discount," in which case the Company would be required to include amounts in taxable income on a current basis even though receipt of those



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

amounts may occur in a subsequent year. The Company or Investment Fund may also acquire debt obligations with "market discount." Upon disposition of such an obligation, the Company generally would be required to treat gain realized as interest income to the extent of the market discount, or its share of such market discount in the case of an obligation held by an Investment Fund, that accrued during the period the debt obligation was held by the Company or an Investment Fund. The Company may realize ordinary income or loss with respect to its or an Investment Fund's investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain Derivatives, such as the periodic payments from swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Company or an Investment Fund in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered "miscellaneous itemized deductions" which, for a non-corporate Member, may be subject to restrictions on their deductibility.

      Gain  recognized  by  the  Company  or an  Investment  Fund  from  certain
"conversion transactions" will be treated as ordinary income. In such a transaction, substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. Included among conversion transactions specified in the Code and the Regulations are: (1) the holding of any property (whether or not actively traded) and entering into a contract to sell the property (or substantially identical property) at a price determined in accordance with the contract, but only if the property was acquired and the contract was entered into on a substantially contemporaneous basis, (2) certain straddles, (3) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (4) any other transaction specified in Regulations.

      Members may be treated as owning positions held by the Company, including positions held by the Company through different Investment Funds. Those positions, and other positions held by a Member, may be treated as positions in a straddle as described below under the caption "Effect of Straddle Rules on Members' Securities Positions."

      Currency Fluctuations. To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Company (directly or through an Investment Fund) frequently will be affected by the fluctuation in the value of such non-U.S. currency relative to the value of the dollar. Gains or losses with respect to the Company's investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code. In particular, gains and losses of the Company on the acquisition and disposition of non-U.S. currency (for example, the purchase of non-U.S. currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Company accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Company collects the receivables or pays the liabilities may be treated as ordinary income or ordinary loss.



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

      The Company or an Investment Fund may acquire non-U.S. currency forward contracts, enter into non-U.S. currency futures contracts and acquire put and call options on non-U.S. currencies. If the Company or an Investment Fund acquires currency futures contracts or option contracts, including those that are Section 1256 Contracts, or any currency forward contracts, however, any gain or loss realized by the Company with respect to the instruments will be ordinary, unless (1) the contract is a capital asset in the hands of the Company or an Investment Fund and is not a part of a straddle transaction and (2) an election is made (by the close of the day on which the transaction is entered) to treat the gain or loss attributable to the contract as capital gain or loss. If those conditions are met, gain or loss recognized on the contract will be treated as capital gain or loss; if the contract is a Section 1256 Contract,
Section 1256 of the Code will govern the character of any gain or loss recognized on the contract.

      Section 1256 Contracts. The Code generally applies a "mark to market" system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. Section 1256 Contracts include certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain options contracts. Section 1256 Contracts held by the Company or an Investment Fund at the end of a taxable year of the Company or an Investment Fund will be treated for U.S. Federal income tax purposes as if they were sold by the Company or an Investment Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as "marking to market"), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Company's obligations under the Contract), must be taken into account by the Company in computing its taxable income for the year. If a Section 1256 Contract held by the Company or an Investment Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

      Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions described under "Currency Fluctuations," above, are met. These gains and losses will be taxed under the general rules described above. If an individual taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by an individual may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

      Under recently enacted legislation, a "securities futures contract" is not treated as a Section 1256 Contract, except when it meets the definitions of a "dealer securities futures contract." A "securities futures contract" is any security future as defined in Section 3(a)(55)(A) of the Securities Exchange Act of 1934, as amended, which generally provides that a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. The Code provides that any gain or loss from the sale or exchange of a securities futures contract (other than a "dealer securities futures contract") is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. As a result, if the underlying security would be a capital asset in the taxpayer's hands, then gain or loss on the securities futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (that is, the short side of such a contract) will be treated as short-term capital gain or loss.

      Any "dealer securities futures contract" is treated as a Section 1256 Contract. A "dealer securities futures contract" is a securities futures contract, or an option to enter into such a contract, that (1) is entered into by a dealer (or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in the contracts and (2) is traded on a qualified board of trade or exchange.

      Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Under certain Temporary Regulations, the Company (and any Investment Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily marking to market of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear, so no assurance can be given that a mixed straddle account election by the Company or the Investment Fund will be accepted by the IRS.

      Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Company's or an Investment Fund's hands. Except with respect to certain situations in which the property used to close a short sale has a long-term holding period on the date on which the short sale is entered into, gains on short sales generally will be short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Company or an Investment Fund for more than one year. Certain Regulations may suspend the running of the holding period of "substantially identical property" held by the Company or an Investment Fund.

      Gain or loss on a short sale will generally not be realized until the time at which the short sale is closed. If the Company or an Investment Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that have appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, however, the Company or an Investment Fund generally will recognize gain on the date it acquires the property as if the short sale was closed on that date with the property. If the Company or an Investment Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Company or an Investment Fund generally will recognize gain as if the appreciated financial position was sold at its fair market value on the date the Company or an Investment Fund enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if the position was acquired on the date of the constructive sale.

      Effect of Straddle Rules on Members' Securities Positions. The IRS may treat certain positions in securities held, directly or indirectly, by a Member and his, her or its indirect interest in similar securities held by the Company or an Investment Fund as "straddles" for U.S. Federal income tax purposes. The application of the "straddle" rules in such a case could affect a Member's holding period for the securities involved and may defer the recognition of losses with respect to the securities. The Company will not generally be in a position to furnish to Members information regarding the securities positions of Investment Funds that would permit a Member to determine whether his, her or its transactions in securities also held by Investment Funds should be treated as offsetting positions for purposes of the straddle rules.

      Limitation on Deductibility of Interest and Short Sale Expenses. The Code limits the ability of non-corporate taxpayers to deduct "investment interest," which is interest on indebtedness and any amount allowable as a deduction in connection with property used in a short sale, that is properly allocable to property held for investment. Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses treated as interest). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on the amount at ordinary income tax rates.

      The Company's or an Investment Fund's activities will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a non-corporate Member's share of the interest and short sale expenses attributable to the Company's operation. In such case, a noncorporate Member would be denied a deduction for all or part of that portion of his, her or its distributive share of the Company's ordinary losses attributable to interest and short sale expenses unless he, she or it had sufficient investment income from all sources including the Company. A Member that could not deduct interest or short-sale expenses currently as a result of the application of the provisions described above would be entitled to carry forward such expenses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Member on money borrowed to finance his, her or its investment in the Company. Potential investors should consult their own tax advisers with respect to the application of the investment interest limitation to their particular tax situations.

      Deductibility of Company Investment Expenditures by Noncorporate Members. Investment expenses including, for example, investment advisory fees of an individual, trust or estate are generally deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code restricts the ability of an individual with an adjusted gross income in excess of a specified amount (for 2002, $137,300 or $68,650 for a married person filing a separate return) to deduct these investment expenses. Under the Code, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent the excess expenses (along with certain other itemized deductions) exceed the lesser of (1) 3% of the excess of the individual's adjusted gross income over the specified amount; or (2) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, these investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

      Under certain Temporary Regulations, the limitations on deductibility should not apply to a noncorporate Member's share of the trade or business expenses of the Company. These limitations will apply, however, to a non-corporate Member's share of the investment expenses of the Company (including the Management Fee, the Incentive Fee and any fee payable to an Investment Manager, to the extent these expenses are allocable to an Investment Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Company). The Company intends to treat its expenses attributable to an Investment Fund that it determines is engaged in a trade or business within the meaning of the Code or to the trading activity of the Company as not being subject to these limitations, although no assurance can be given that the IRS will agree with that treatment.

      The consequences of the Code's limitations on the deductibility of investment expenditures will vary depending upon the particular tax situation of each taxpayer. For that reason, non-corporate Members should consult their tax advisers with respect to the application of these limitations to their situation.

      Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a "passive activity" against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under certain Temporary Regulations, income or loss from the Company's securities investment and trading activity generally will not constitute income or loss from a passive activity. Passive losses from other sources generally could not be deducted against a Member's share of such income and gain from the Company. Income or loss attributable to the Company's investment in a partnership engaged in a non-securities trade or business may, however, constitute passive activity income or loss.

      "Phantom Income" from Company Investments. Under various "anti-deferral" provisions of the Code (the "passive foreign investment company," "controlled foreign corporation" and "foreign personal holding company" provisions), investments, if any, by the Company in certain foreign corporations may cause a Member to (1) recognize taxable income prior to the Company's receipt of distributable proceeds, (2) pay an interest charge on receipts that are deemed as having been deferred, or (3) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as capital gain.

      Non-U.S. Taxes. Certain dividends and interest directly or indirectly received by the Company from sources outside the U.S. may be subject to non-U.S. withholding taxes. In addition, the Company or an Investment Fund may be subject to non-U.S. capital gains taxes to the extent they purchase and sell securities of non-U.S. issuers. Tax treaties between certain countries and the United States may reduce or eliminate such non-U.S. taxes. The Company cannot predict in advance the rate of non-U.S. tax it will directly or indirectly pay, as the amount of the Company's assets to be invested in various countries is not known at this time.

      The Members will be informed by the Company as to their proportionate share of the non-U.S. taxes paid by the Company or an Investment Fund that they will be required to include in their income. The Members generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such non-U.S.

taxes in computing their U.S. Federal income taxes. A tax-exempt Member will not ordinarily benefit from such credit or deduction.

Tax Shelter Reporting Requirements

      The activities of the Company and the Investment Funds may include one or more "reportable transactions," requiring the Company and, in certain circumstances, a Member to file information returns under recently issued Treasury Regulations, as described below. In addition, the Manager and other material advisors to the Company may each be required to maintain for a specified period of time a list containing certain information regarding the "reportable transactions" and the Company's investors, and the IRS could inspect such lists upon request.

      A  "reportable  transaction"  of a  partnership  such as the Company or an
Investment Fund includes, among others, a "loss transaction" - i.e., a transaction that, in general, results in a loss claimed under Section 165 of the Code (computed without taking into account offsetting income or gain items, and without regard to limitations on its deductibility) of at least $2 million in any one taxable year or an aggregate of at least $4 million in the taxable year in which the transaction is entered into and the five succeeding taxable years, unless the transaction has been exempted from reporting by the IRS. Subject to certain significant exemptions as described below, a partner will be treated as participating in a partnership's "loss transaction," and thus be required to report the transaction, if the partner's allocable share of the partnership's loss exceeds certain thresholds ($2 million in any one taxable year or an aggregate of $4 million in the six-year period described above (for non-corporate partners), $10 million in any one taxable year or $20 million in such six-year period (for corporate partners), or (for partners that are individuals or trusts) $50,000 from certain foreign currency transactions). A Member's recognition of a loss upon its disposition of an Interest in the Company could also constitute a "reportable transaction" for such Member.

      The IRS has provided exceptions from the reporting requirements for many transactions of the Investment Funds and the Company. The exceptions will apply if the Company or the Investment Fund has a "qualifying basis" in the assets underlying the transaction. An asset with a "qualifying basis" includes, among others, an asset purchased by the Company or an Investment Fund for cash. However, even if the Company or an Investment Fund has a "qualifying basis" in the asset generating the loss, each of the following transactions is still subject to the reporting requirements unless it is marked to market under the Code (e.g., a Section 1256 Contract): (i) a transaction involving an asset that is, or was, part of a straddle (other than a mixed straddle), (ii) a transaction involving certain "stripped" instruments, (iii) the disposition of an interest in a passthrough entity (such as an Investment Fund), and (iv) a foreign currency transaction which generates an ordinary loss (see "Tax Treatment of Company Investments - Currency Fluctuations" above).

      The Company is required to complete and file Form 8886 ("Reportable Transaction Disclosure Statement") with its tax return for each taxable year in which the Company participates in a "reportable transaction." Additionally, each Member treated as participating in a "reportable transaction" of the Company is required to file Form 8886 with its tax return. The Company and any such Member must also submit a copy of the completed form to the IRS's



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

Office of Tax Shelter Analysis at the time the Form 8886 is first filed with its respective tax return.

      Investors should consult with their advisors concerning the application of these reporting obligations to their specific situations.

Unrelated Business Taxable Income

      An organization that is exempt from U.S. Federal income tax is generally not subject to such tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner. This type of income is exempt, subject to the discussion of "unrelated debt financed income" below, even if it is realized from securities trading activity that constitutes a trade or business.

      This general exemption from U.S. Federal income tax available to an exempt organization does not apply to the "unrelated business taxable income" ("UBTI") of such an organization. Except as noted above with respect to certain categories of exempt trading activity, UBTI generally includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function.

      UBTI also includes "unrelated debt-financed income," which generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

      The Company may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS that indicates that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Company will treat its short sales of securities as not involving "acquisition indebtedness" and not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Company recognizes income in the form of dividends and interest from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the taxable year.

      To the extent the Company recognizes gain from securities with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of their disposition, the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities, and the denominator of which is the "average



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

amount of the adjusted basis" of the securities during the taxable year. In determining the unrelated debt-financed income of the Company, an allocable portion of deductions directly connected with the Company's debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

      The calculation of the Company's "unrelated debt-financed income" will be complex and will depend on the amount of leverage used by the Company from time to time, on the amount of leverage used by Investment Funds, and on other UBTI generated by those Funds. As a result of this complexity, the Company cannot predict the percentage of its income and gains that will be treated as UBTI for a Member that is an exempt organization. An exempt organization's share of the income or gains of the Company that is treated as UBTI may not be offset by losses of the exempt organization either from the Company or otherwise, unless the losses are treated as attributable to an unrelated trade or business (such as, for example, losses from securities for which acquisition indebtedness is incurred), among other things.

      To the extent that the Company generates UBTI, the applicable U.S. Federal tax rate for an exempt Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt Member. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Company will report to a Member that is an exempt organization information as to the portion of its income and gains from the Company for each year that will be treated as UBTI. The calculation of UBTI with respect to transactions entered into by the Company is highly complex, and for that reason, no assurance can be given that the Company's calculation of UBTI will be accepted by the IRS.

      In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Company's income and gains that is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments that are not treated as UBTI. The possibility of realizing UBTI from its investment in the Company generally should not, as a result, affect the tax-exempt status of an exempt organization. A charitable remainder trust will not be exempt from U.S. Federal income tax under the Code for any year in which it has UBTI. In view of the potential for UBTI, the Company is not likely to be a suitable investment for a charitable remainder trust. A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Company.

Certain Matters Relating to Specific Exempt Organizations

      Private Foundations. A private foundation and its managers are subject to U.S. Federal excise taxes if such foundation invests "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors



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

that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.


      Tax-exempt organizations that are private foundations, with certain exceptions, are subject to a 2% U.S. Federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if a private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax. To avoid the imposition of an excise tax on its "undistributed income," a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with those assets. A private foundation's investment in the Company would most likely be classified as a nonfunctionally related asset. A determination that an Interest in the Company is a nonfunctionally related asset could cause cash flow problems for a prospective Member that is a private foundation, as such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Interest. This requirement would, however, be less burdensome to a private foundation to the extent that the value of its Interest is not significant in relation to the value of other assets it holds.

      In some instances, an investment in the Company by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. If a private foundation (either directly or together with a "disqualified person"), for example, acquires more than 20% of the capital interest or profits interest of the Company, the private foundation may be considered to have "excess business holdings" in the Company. In such a case, the foundation may be required to divest itself of its Interest in seeking to avoid the imposition of an excise tax. The excise tax will not apply, however, if at least 95% of the gross income from the Company is "passive" within the meaning of the applicable provisions of the Code and the Regulations. The Board of Directors believes that the Company will likely meet the 95% gross income test, although the Board of Directors can give no absolute assurance with respect to the matter.

      Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, individual retirement accounts ("IRAs") and Keogh plans should consult their counsel as to the U.S. tax implications of investing in the Company.

Certain State and Local Taxation Matters

      In addition to the U.S. Federal income tax consequences described above, prospective investors should consider potential state and local tax considerations in investing in the Company. The Company intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. No assurance can be given, however, that the Company will be able to achieve this goal.

      State and local laws often differ from U.S. Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive



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

share of the taxable income or loss of the Company generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Member is a resident. A partnership in which the Company acquires an interest may conduct business in a jurisdiction that will subject to tax a Member's share of the Company's income from that business. A prospective Member should consult his, her or its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Member is a resident.

                              ERISA CONSIDERATIONS

      Persons who are fiduciaries with respect to an employee benefit plan subject to ERISA (an "ERISA" Plan"), or a plan or other arrangement such as an IRA or Keogh plan subject to Section 4975 of the Code (together with ERISA Plans, "Plans") should consider, among other things, the matters described below in determining whether to cause the Plan to invest in the Company.

      ERISA imposes general and specific responsibilities on persons who are "fiduciaries" for purposes of ERISA with respect to an ERISA Plan, including prudence, diversification, prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, a fiduciary of an ERISA Plan must comply with rules adopted by the U.S. Department of Labor (the "DOL"), which administers the fiduciary provisions of ERISA. Under those rules, the fiduciary of an ERISA Plan must: (1) give appropriate consideration to, among other things, the role that the investment plays in the Plan's portfolio, taking into account whether the investment is designed reasonably to further the Plan's purposes; (2) examine the risk and return factors associated with the investment; (3) assess the portfolio's composition with regard to diversification, as well as the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan; and
(4) evaluate income tax consequences of the investment and the projected return of the total portfolio relative to the Plan's funding objectives.

      Before investing the assets of an ERISA Plan in the Company, a fiduciary should determine whether such an investment is consistent with his, her or its fiduciary responsibilities as set out in the DOL's regulations. The fiduciary should, for example, consider whether an investment in the Company may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the Plan would be sufficiently diversified if the investment is made. If a fiduciary of an ERISA Plan breaches his, her or its responsibilities with regard to selecting an investment or an investment course of action for the Plan, the fiduciary may be held personally liable for losses incurred by the Plan as a result of the breach.

      Because the Company will register as an investment company under the 1940 Act, the underlying assets of the Company will not be considered to be "plan assets" of ERISA Plans investing in the Company for purposes of ERISA's fiduciary responsibility and prohibited transaction rules. For that reason, neither the Manager, the Adviser nor any of the Investment Managers (including Sub-advisers) will be fiduciaries with respect to those Plans within the meaning of ERISA.

      The Manager may require an ERISA Plan proposing to invest in the Company to represent: that it, and any fiduciaries responsible for its investments, are aware of and understand the Company's investment objective, policies and strategies; and that the decision to invest Plan assets in the Company was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

      Certain prospective Plan investors may currently maintain relationships with the Manager or the Adviser or with other entities that are affiliated with the Manager or the Adviser. Each of the Manager or the Adviser and their affiliates may be deemed to be a party in interest or disqualified person (as defined in ERISA and the Code, respectively) to and/or a fiduciary of any Plan to which it provides investment management, investment advisory or other services. ERISA and the Code prohibit Plan assets to be used for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which the fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with counsel to determine if participation in the Company is a transaction that is prohibited by ERISA or the Code. A fiduciary of a Plan investing in the Company may be required to represent: that the decision to invest in the Company was made by it as a fiduciary that is independent of the Manager or the Adviser, and their affiliates; that it is duly authorized to make such investment decision; and it has not relied on any individualized advice or recommendation of the Manager, the Adviser, or their affiliates, as a primary basis for the decision to invest in the Company and that its investment in the Company will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

      The provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion contained in this Private Placement Memorandum, is, of necessity, general and may be affected by future publication of DOL regulations and rulings. Potential Plan investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests.

                      ADDITIONAL INFORMATION AND SUMMARY OF
                       LIMITED LIABILITY COMPANY AGREEMENT

THE FOLLOWING IS A SUMMARY DESCRIPTION OF ADDITIONAL ITEMS AND OF SELECT PROVISIONS OF THE LLC AGREEMENT THAT MAY NOT BE DESCRIBED ELSEWHERE IN THIS PRIVATE PLACEMENT MEMORANDUM. THE DESCRIPTION OF THESE ITEMS AND PROVISIONS IS NOT DEFINITIVE AND REFERENCE SHOULD BE MADE TO THE COMPLETE TEXT OF THE LLC AGREEMENT.

Member Interests

      Persons who purchase Interests in the offering being made hereby will be Members. MBC and its affiliates have committed to making a capital contribution to the Company.

Liability of Members

      Under Delaware law and the LLC Agreement, each Member will be liable for the debts, obligations and liabilities of the Company only to the extent of any contributions to the capital of



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

the Company (plus any accretions in value thereto) and a Member, in the sole discretion of the Board, may be obligated to return to the Company amounts distributed to the Member in accordance with the LLC Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Company exceed the fair market value of the Company's assets.

Duty of Care of Directors

      The LLC Agreement provides that a Director shall not be liable to the Company or any of the Members for any loss or damage occasioned by any act or omission in the performance of the Director's services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Director's office. The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of a Director by the Company (but not by the Members individually) against any liability and expense to which the Director may be liable which arise in connection with the performance of the Director's activities on behalf of the Company. Directors shall not be personally liable to any Member for the repayment of any positive balance in the Member's capital account or for contributions by the Member to the capital of the Company or by reason of any change in the Federal or state income tax laws applicable to the Company or its investors. The rights of indemnification and exculpation provided under the LLC Agreement shall not be construed so as to provide for indemnification of a Director for any liability (including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LLC Agreement to the fullest extent permitted by law.

Amendment of the Company Agreement

      The LLC Agreement may generally be amended, in whole or in part, with the approval of the Board (including a majority of Independent Directors if required by the 1940 Act), and without the approval of the Members, unless the approval of Members is required by the 1940 Act. However, certain amendments to the LLC Agreement involving capital accounts and allocations thereto may not be made without the written consent of any Member adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to tender its entire Interest for repurchase by the Company.

Power of Attorney

      By subscribing for an Interest in the Company, each Member will appoint each of the Directors his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Company as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Company or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Company. The power-of-attorney granted as part of each Member's subscription agreement is a special power-of-attorney and is coupled with an interest



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

in favor of the Board and as such shall be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power-of-attorney, and shall survive the delivery of a transfer by a Member of all or any portion of an Interest, except that where the transferee thereof has been approved by the Board for admission to the Company as a substitute Member, or upon the withdrawal of a Member from the Company pursuant to a periodic tender or otherwise this power-of-attorney given by the transferor shall terminate.

Term, Dissolution And Liquidation

      The Company shall be dissolved by an affirmative vote by: (1) the Board or
(2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members; or upon the expiration of any two year period that commences on the date on which any Member has submitted a written notice to the Company requesting to tender its entire Interest for repurchase by the Company if that Interest has not been repurchased by the Company; or upon the failure of Members to elect successor Directors at a meeting called by the Investment Director when no Director remains to continue the business of the Company; or as required by operation of law. Upon the occurrence of any event of dissolution, the Board or the Manager, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint the Manager to act as liquidator or is unable to perform this function) are charged with winding up the affairs of the Company and liquidating its assets. Net profit or net loss during the period including the period of liquidation will be allocated as described in the section titled "Capital Accounts and Allocations - Allocation or Net Profits and Net Loss." Upon the liquidation of the Company, its assets would be distributed (1) first to satisfy the debts, liabilities and obligations of the Company (other than debts to Members) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that the distribution of assets-in-kind would be in the interests of the Members in facilitating an orderly liquidation.

                               REPORTS TO MEMBERS

      The Company will furnish to Members as soon as practicable after the end of each taxable year such information as is necessary for them to complete U.S. Federal and state income tax or information returns, along with any other tax information required by law. An Investment Manager's delay, however, in providing this information could delay the Manager's preparation of tax information for investors, which might require Members to seek extensions of the time to file their tax returns, or could delay the preparation of the Company's annual report. The Manager will send to Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. Members also will be sent reports regarding the Company's operations each quarter.



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

                                   FISCAL YEAR

      For accounting purposes, the Company's fiscal year is the 12-month period ending on March 31. The first fiscal year of the Company will commence on the Closing Date and will end on March 31, 2003. The Company's taxable year is the 12-month period ending December 31.

                          ACCOUNTANTS AND LEGAL COUNSEL

      PricewaterhouseCoopers LLP, whose principal business address is 1177 Avenue of the Americas, New York, New York 10036, has been selected as independent auditors for the Company and in such capacity will audit the Company's annual financial statements and financial highlights.

      When available, the Company will furnish, without charge, a copy of its annual and semi-annual Reports to Members.

      Kramer Levin Naftalis & Frankel LLP, New York, New York serves as legal counsel to the Company, and as legal counsel to the Manager, the Administrator and their affiliates with respect to the Company.

                                    INQUIRIES

      Inquiries concerning the Company and Interests (including information concerning subscription and withdrawal procedures) should be directed to:

            Mercantile Absolute Return Fund LLC
            c/o SEI Investments Mutual Funds Services
            One Freedom Valley Drive
            Oaks, PA  19456

                           PART C -- OTHER INFORMATION

ITEM 24     FINANCIAL STATEMENTS AND EXHIBITS

(1)         Financial Statements:

            The Company's audited financial statements for the fiscal year ended March 31, 2003 are incorporated into this Registration Statement by reference to the annual report (File No. 811-21088). You may obtain a copy of the Company's annual report at no charge by calling (410) 209-4527.

(2)         Exhibits:

(2)(a)(1)   Certificate of Formation of Limited Liability Company. (1)

(2)(a)(2)   Form of Amended and Restated Limited Liability Company Agreement.

(2)(b)      Not Applicable.

(2)(c)      Not Applicable.

(2)(d)      See Item 24(2)(a)(2).

(2)(e)      Not Applicable.

(2)(f)      Not Applicable.

(2)(g)(1) Investment Management Agreement between Mercantile Capital Advisors, Inc. ("MCA") and Registrant dated December 23, 2003.

(2)(g)(2) Investment Advisory Agreement among MCA, RCG Tapestry, LLC and Registrant dated December 23, 2003.

(2)(h)      Not Applicable.

(2)(i)      Not Applicable.

(2)(j)      Custodian   Services   Agreement   between  SEI  Trust  Company  and
            Registrant dated December 23, 2003.

(2)(k)(1) Administration Agreement between MCA and Registrant dated December 23, 2003 dated December 23, 2003.

(2)(k)(2) Sub-Administration Agreement between SEI Investments Mutual Fund Services and MCA dated December 23, 2003.

(2)(k)(3) Member Servicing Agreement between MCA and Registrant dated December 23, 2003.

(2)(k)(4) Escrow Agreement between SEI Trust Company and Registrant dated December 27, 2003.

(2)(l)      Not Applicable.

(2)(m)      Not Applicable.

(2)(n)      Not Applicable.

(2)(o)      Not Applicable.

(2)(p)      Not Applicable.

(2)(q)      Not Applicable.


---------------
(1) Filed as an Exhibit to Registrant's Registration Statement on Form N-2 filed electronically on May 13, 2002, accession number 0000950152-02-000518.

(2)(r)(1)   Code of Ethics of Registrant. (2)

(2)(r)(2)   Code of Ethics of MCA.(2)

(2)(r)(3)   Code of Ethics of RCG Tapestry, LLC. (2)

            Powers of Attorney for Edward D. Miller, George R. Packard III, Decatur H. Miller, John R. Murphy and Leslie B. Disharoon.

ITEM 25.    MARKETING ARRANGEMENTS

Not Applicable.

ITEM 26.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All figures are estimates:

Audit.................................        $ 50,000.00
Directors.............................          29,155.56
Insurance.............................           1,013.00
Legal.................................          75,000.00
Printing..............................           7,000.00
Blue Sky..............................           1,410.00
Total.................................        $164,578.56

ITEM 27.    PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

After completion of the private offering of interests, Registrant expects that no person will be directly or indirectly under common control with Registrant, except that Registrant may be deemed to be controlled by Mercantile Capital Advisors Inc., the Registrant's manager (the "Manager"), and/or RCG Tapestry, LLC, the investment adviser to Registrant (the "Adviser"). The Adviser was formed under the laws of the State of Delaware on November 17, 1997. Additional information concerning the Adviser is set forth on its Form ADV, as filed with the Securities and Exchange Commission (see SEC No. 801-60093). The Manager was formed under the laws of the State of Maryland on December 11, 2000 and is the managing member of the Registrant. Additional information about the Manager is set forth on its Form ADV, as filed with the Securities and Exchange Commission (see SEC No. 801-60159).


ITEM 28.    NUMBER OF HOLDERS OF SECURITIES

      Title of Class                  Number of Record Holders
      ---------------                 --------------------------

      Limited Liability Company       41 (Registrant anticipates that as a
      Interests                       result of the initial private
                                      offering of interests there will be more than 100 record holders of such interests.)

ITEM 29.    INDEMNIFICATION

      Registrant hereby undertakes that it will apply the indemnification provision of the Registrant's Limited Liability Company Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, so long as the interpretation therein of Sections 17(h) and 17(i) of such Act remains in effect.

---------------
(2) Filed as an Exhibit to Registrant's Registration Statement on Form N-2 filed electronically on November 18, 2002, accession number 0000922423-02-001201.

      Registrant, in conjunction with the MCA and Registrant's Board of Directors, maintains insurance on behalf of any person who is or was an Independent Director, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. In no event, however, will Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which Registrant itself is not permitted to indemnify.

ITEM 30.    BUSINESS AND OTHER CONNECTIONS OF ADVISER

      A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each managing director, executive officer, managing member or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is set forth in Registrant's Private Placement Memorandum in the section entitled "Adviser".

ITEM 31.    LOCATION OF ACCOUNTS AND RECORDS

      The Administrator maintains certain required accounting-related and financial books and records of Registrant at Two Hopkins Plaza, Baltimore, Maryland 21201. The other required books and records are maintained by the Manager at Two Hopkins Plaza, Baltimore, Maryland 21201.

ITEM 32.    MANAGEMENT SERVICES

Not applicable.

ITEM 33.    UNDERTAKINGS

Not Applicable.

                                    FORM N-2

                       MERCANTILE ABSOLUTE RETURN FUND LLC

                                   SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, and State of Maryland, on the 3rd day of July, 2003.

                              MERCANTILE ABSOLUTE RETURN FUND, LLC


                               By:  /s/ John J. Pileggi
                                  -----------------------------------------
                                    John J. Pileggi, President and Chief
                                    Executive Officer



/s/ Bonnie Railey
-------------------------------         Treasurer
Bonnie Railey

/s/ Edward D. Miller
-------------------------------         Director
Edward D. Miller

/s/ George R. Packard III
-------------------------------         Director
George R. Packard III

/s/ Decatur H. Miller
-------------------------------         Director
Decatur H. Miller

/s/ John R. Murphy
-------------------------------         Director
John R. Murphy

/s/ Leslie B. Disharoon
-------------------------------         Director
Leslie B. Disharoon

                                    FORM N-2

                       MERCANTILE ABSOLUTE RETURN FUND LLC

                                  EXHIBIT INDEX

Exhibit Number   Document Description

EX-99.2A    Form of Amended and Restated Limited Liability Company Agreement.

EX-99.2G(1) Investment Management Agreement between Mercantile Capital Advisors,
            Inc. ("MCA") and Registrant dated December 23, 2003.

EX-99.2G(2) Investment  Advisory  Agreement  among MCA,  RCG  Tapestry,  LLC and
            Registrant dated December 23, 2003.

EX-99.2J    Custodian   Services   Agreement   between  SEI  Trust  Company  and
            Registrant dated December 23, 2003.

EX-99.2K(1) Administration  Agreement  between MCA and Registrant dated December
            23, 2003 dated December 23, 2003.

EX-99.2K(2) Sub-Administration  Agreement  between SEI  Investments  Mutual Fund
            Services and MCA dated December 23, 2003.

EX-99.2K(3) Member Servicing Agreement between MCA and Registrant dated December
            23, 2003.

EX-99.2K(4) Escrow  Agreement  between SEI Trust  Company and  Registrant  dated
            December 27, 2003.

EX-99 Powers of Attorney for Edward D. Miller, George R. Packard III, Decatur H. Miller, John R. Murphy and Leslie B. Disharoon